===============================================================================


             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                          ----------------------

                                 FORM 8-K

                              Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 9, 1999

                         THE KROLL-O'GARA COMPANY
          (Exact name of registrant as specified in its charter)

          Ohio                         000-21629              31-1470817
(State or other jurisdiction of       (Commission           (I.R.S. Employer
        Incorporation)                file number)         Identification No.)

                            9113 LeSaint Drive
                           Fairfield, Ohio 45014
                              (513) 874-2112

                  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


===============================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this Current Report. This Report is filed to provide the following information pursuant to Items 5 and 7.

Item 5. On January 21, 1999, The Kroll-O'Gara Company announced that it had executed a definitive purchase agreement to acquire all of the shares of Background America, Inc. The transaction will be affected by means of the merger of a wholly owned subsidiary of Kroll-O'Gara with and into Background America, and is expected to qualify for "pooling of interests" accounting treatment. The Merger is subject to the approval of the shareholders of Background America. The Merger may be terminated by either Kroll-O'Gara or Background America if it is not completed by June 30, 1999.

               Also, since December 31, 1997, Kroll-O'Gara has acquired several other companies. This Report on Form 8-K is being filed to report certain historical, supplemental and pro forma information relating to these transactions. The financial statements and the exhibit identified in Item 7 and attached hereto are incorporated herein by reference.

               The Unaudited Pro Forma Combining Condensed Financial Statements should be read in conjunction with the historical consolidated financial statements and related notes of Kroll-O'Gara contained in its annual report on Form 10-K for the year ended December 31, 1997 and the supplemental consolidated financial statements and related notes of Kroll-O'Gara as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 included herein.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

                                                                           Page
                                                                           ----

          (a) BACKGROUND AMERICA, INC.

              Independent Auditors' Report................................  F-1
              Consolidated Balance Sheets as of December 31, 1996 and
                 1997.....................................................  F-2
              Consolidated Statements of Operations for the Years Ended
                 December 31, 1996 and 1997...............................  F-3
              Consolidated Statements of Common Shareholders' Deficit for
                 the Years Ended December 31, 1996 and 1997...............  F-4
              Consolidated Statements of Cash Flows for the Years Ended
                 December 31, 1996 and 1997...............................  F-5
              Notes to Consolidated Financial Statements..................  F-6
              Consolidated Balance Sheet as of September 30, 1998
                 (unaudited)..............................................  F-13
              Consolidated Statements of Operations for the Nine Months
                 Ended September 30, 1997 and 1998 (unaudited)............  F-14
              Consolidated Statements of Cash Flows for the Nine Months
                 Ended September 30, 1997 and 1998 (unaudited)............  F-15
              Notes to Consolidated Financial Statements (unaudited)......  F-16




              SUPPLEMENTAL FINANCIAL STATEMENTS -- THE KROLL-O'GARA COMPANY

              Report of Independent Public Accountants....................  F-17
              Supplemental Consolidated Balance Sheets as of December 31,
                 1996 and 1997............................................  F-19
              Supplemental Consolidated Statements of Operations for the
                 Years Ended December 31, 1995, 1996 and 1997.............  F-21
              Supplemental Consolidated Statements of Shareholders' Equity
                 for the Years Ended December 31, 1995, 1996 and 1997.....  F-22
              Supplemental Consolidated Statements of Cash Flows for the
                 Years Ended December 31, 1995, 1996 and 1997.............  F-23
              Notes to Supplemental Consolidated Financial Statements.....  F-24
              Supplemental Consolidated Balance Sheet as of September 30,
                 1998 (unaudited).........................................  F-53
              Supplemental Consolidated Statements of Operations for the
                 Nine Months Ended September 30, 1997 and 1998
                 (unaudited)..............................................  F-55
              Supplemental Consolidated Statement of Shareholders' Equity
                 for the Nine Months Ended September 30, 1998
                 (unaudited)..............................................  F-56
              Supplemental Consolidated Statements of Cash Flows for the
                 Nine Months Ended September 30, 1997 and 1998
                 (unaudited)..............................................  F-57
              Notes to Supplemental Consolidated Unaudited Financial
                 Statements...............................................  F-58

          (b) Kroll-O'Gara and Background America Unaudited Pro Forma
                 Combining Condensed Financial Statements.................  F-65
              Kroll-O'Gara and Background America Unaudited Pro Forma
                 Combining Condensed Balance Sheets as of September 30,
                 1998.....................................................  F-66
              Kroll-O'Gara and Background America Unaudited Pro Forma
                 Combining Condensed Statements of Operations for the
                 Years Ended December 31, 1995, 1996 and 1997 and the
                 Nine Months Ended September 30, 1997 and 1998............  F-67
              Kroll-O'Gara and Background America Unaudited Pro Forma
                 Combining Condensed Financial Statements.................  F-73
                 Kroll-O'Gara and Kizorek Unaudited Pro Forma and
                 Background America Unaudited Pro Forma Combining
                 Condensed Statements of Operations for the Year Ended
                 December 31, 1997 and the Nine Months Ended September
                 30, 1998.................................................  F-75
              Kroll-O'Gara Supplemental and Background America Unaudited
                 Pro Forma Combining Condensed Balance Sheets as of
                 September 30, 1998.......................................  F-77
              Kroll-O'Gara Supplemental and Background America Unaudited
                 Pro Forma Combining Condensed Statements of Operations
                 for the Years Ended December 31, 1995, 1996 and 1997
                 and the Nine Months Ended September 30, 1997 and
                 1998.....................................................  F-78
              Kroll-O'Gara Supplemental and Background America Unaudited
                 Pro Forma Combining Condensed Financial Statements of
                 Operations...............................................  F-82
              Kroll-O'Gara Supplemental and Kizorek Unaudited Pro Forma
                 and Background America Unaudited Pro Forma Combining
                 Condensed Statements of Operations for the Year Ended
                 December 31, 1997 and the Nine Months Ended September
                 30, 1998.................................................  F-84




          (c) Exhibit 99.1

              The Kroll-O'Gara Company Management's Discussions and Analyses of Financial Condition and Results of Operations - Historical and Supplemental

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 10, 1999                    THE KROLL-O'GARA COMPANY

                                        By /s/ Nicholas P. Carpinello
                                          -----------------------------
                                          Nicholas P. Carpinello
                                          Controller and Treasurer

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Background America, Inc.
Nashville, Tennessee

     We have audited the accompanying consolidated balance sheets of Background America, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1997, and the related consolidated statements of operations, common shareholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Background America, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                /s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
December 18, 1998
(January 21, 1999 as to
second paragraph of
Note 15)

                            BACKGROUND AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                                                 1996           1997
                                                              -----------    -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 2)........................  $    92,412    $ 2,925,547
  Accounts receivable --
     Trade, net of allowance for doubtful accounts of $8,682
       for 1996 and 1997 (Note 14)..........................      357,579        608,569
     Related party (Note 13)................................       87,079        272,244
  Prepaid expenses and other current assets.................       15,831         53,302
                                                              -----------    -----------
          Total current assets..............................      552,901      3,859,662
PROPERTY AND EQUIPMENT (Notes 2, 3 and 14)..................      431,892        925,641
  Less accumulated depreciation and amortization............      (89,000)      (296,248)
                                                              -----------    -----------
                                                                  342,892        629,393
GOODWILL, NET (Notes 2 and 14)..............................      633,225        577,558
OTHER ASSETS (Note 2).......................................      145,955        135,330
                                                              -----------    -----------
                                                              $ 1,674,973    $ 5,201,943
                                                              ===========    ===========

LIABILITIES, REDEEMABLE PREFERRED STOCK
  AND COMMON SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable -- trade.................................  $   222,332    $   201,013
  Accounts payable -- related party (Note 13)...............      139,459        231,499
  Accrued expenses and other current liabilities (Note 6)...      245,960        224,301
  Notes payable to shareholders (Notes 11 and 13)...........    1,310,000        152,000
                                                              -----------    -----------
          Total current liabilities.........................    1,917,751        808,813
COMMITMENTS (Note 5)
Series A redeemable and convertible cumulative preferred
  stock ($1 par value; authorized, 5,000,000 shares; issued
  and outstanding, -0- and 1,143,700, respectively;
  aggregate liquidation preference of $6,324,660) (Note
  11).......................................................           --      5,968,052
COMMON SHAREHOLDERS' DEFICIT: (Notes 2, 9, 10, 12 and 13)
  Common stock (no par value; authorized, 20,000,000 shares;
     issued and outstanding, 2,140,572 and 2,144,172,
     respectively)..........................................      962,071        966,571
  Retained deficit..........................................   (1,204,849)    (2,541,493)
                                                              -----------    -----------
          Common shareholders' deficit......................     (242,778)    (1,574,922)
                                                              -----------    -----------
                                                              $ 1,674,973    $ 5,201,943
                                                              ===========    ===========

                See notes to consolidated financial statements.

                            BACKGROUND AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                 1996           1997
                                                              -----------    -----------
REVENUES (Note 2)...........................................  $ 1,775,815    $ 4,221,059
COSTS OF SALES..............................................    1,624,319      3,447,569
                                                              -----------    -----------
     Gross operating profit.................................      151,496        773,490

OPERATING EXPENSES:
  Selling, general and administrative expenses..............    1,118,116      1,899,086
  Depreciation and amortization (Notes 2 and 3).............      118,624        279,214
                                                              -----------    -----------
     Operating loss.........................................   (1,085,244)    (1,404,810)

OTHER INCOME (EXPENSE):
  Interest expense (Notes 4 and 13).........................      (41,801)       (84,463)
  Interest income...........................................           --         93,106
  Other, net................................................       (1,874)        59,523
                                                              -----------    -----------
NET LOSS....................................................  $(1,128,919)   $(1,336,644)
                                                              ===========    ===========

                See notes to consolidated financial statements.

                            BACKGROUND AMERICA, INC.

            CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                COMMON STOCK                        COMMON
                                            --------------------    RETAINED     SHAREHOLDERS'
                                             SHARES      AMOUNT      DEFICIT        DEFICIT
                                            ---------   --------   -----------   -------------
BALANCE, DECEMBER 31, 1995................     10,000   $ 10,000   $   (75,930)   $   (65,930)
  Fifty-for-one stock split, effective
     January 30, 1996 (Note 12)...........    490,000         --            --             --
  Issuance of common stock in acquisitions
     (Note 14)............................    140,572    290,571            --        290,571
  Issuance of common stock................  1,500,000    661,500            --        661,500
  Net loss................................         --         --    (1,128,919)    (1,128,919)
                                            ---------   --------   -----------    -----------
BALANCE, DECEMBER 31, 1996................  2,140,572    962,071    (1,204,849)      (242,778)
  Exercise of stock options (Note 10).....      3,600      4,500            --          4,500
  Net loss................................         --         --    (1,336,644)    (1,336,644)
                                            ---------   --------   -----------    -----------
BALANCE, DECEMBER 31, 1997................  2,144,172   $966,571   $(2,541,493)   $(1,574,922)
                                            =========   ========   ===========    ===========

                See notes to consolidated financial statements.

                            BACKGROUND AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                 1996           1997
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(1,128,919)   $(1,336,644)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      118,624        279,214
  Changes in assets and liabilities, net of effects of
     acquisitions:
     Increase in accounts receivable........................     (188,524)      (436,155)
     Increase in prepaid expenses...........................      (10,129)       (37,471)
     Increase in other assets...............................       (4,705)        (4,375)
     Increase in accounts payable and accrued expenses......      442,162         53,112
                                                              -----------    -----------
       Net cash used in operating activities................     (771,491)    (1,482,319)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (317,986)      (495,488)
  Cash paid for acquisitions, net of cash received..........     (571,728)            --
  Cash paid for non-compete agreements......................     (150,000)            --
                                                              -----------    -----------
       Net cash used in investing activities................   (1,039,714)      (495,488)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of preferred stock, net of issuance
     costs..................................................           --      4,914,317
  Proceeds from issuance of common stock....................      661,500             --
  Proceeds from issuance of notes payable to shareholders...    1,240,000        761,000
  Repayment of notes payable to shareholders................           --       (868,875)
  Advances under line-of-credit facility....................           --        232,000
  Payments under line-of-credit facility....................           --       (232,000)
  Exercise of stock options.................................           --          4,500
                                                              -----------    -----------
       Net cash provided by financing activities............    1,901,500      4,810,942
                                                              -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       90,295      2,833,135
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............        2,117         92,412
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $    92,412    $ 2,925,547
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $        --    $   107,042
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
  Retirement of shareholders' notes payable and accrued
     interest...............................................  $        --    $ 1,053,735
                                                              ===========    ===========
  Issuance of preferred stock...............................  $        --    $ 1,053,735
                                                              ===========    ===========
  Common stock issued in acquisitions.......................  $   290,571    $        --
                                                              ===========    ===========
  Fair value of net assets acquired.........................  $   218,140    $        --
                                                              ===========    ===========
  Escrow liability from acquisitions........................  $    20,000    $        --
                                                              ===========    ===========

                See notes to consolidated financial statements.

                            BACKGROUND AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1997

1.  ORGANIZATION

     Background America, Inc. (the "Company") was formed in September of 1995 to deliver high-quality background investigation services to government, corporate and other professional clients. The consolidated financial statements include the amounts of the Company and its inactive subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS include highly liquid investments with original maturities of three months or less.

     PROPERTY AND EQUIPMENT is carried at cost and is depreciated using an accelerated method over the estimated useful lives of the assets. Asset lives are generally three to five years. Significant improvements are capitalized while maintenance and repairs are expensed as incurred.

     SOFTWARE POLICY. External direct costs of materials and services and payroll-related costs of employees working solely on development of the software system portion of the project are capitalized. Capitalized costs of the project will be amortized over the estimated useful life of the software, generally three to five years. Training costs and costs to reengineer business processes are expensed as incurred.

     GOODWILL arising from the accounting for acquired businesses is amortized using the straight-line method over twelve years which represents the estimated useful life. The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As of December 31, 1997, in the opinion of management, there has been no such impairment.

     At December 31, 1996 and 1997, cost in excess of net assets acquired totaled $666,112 and accumulated amortization totaled $32,887 and $88,554, respectively.

     OTHER ASSETS as of December 31, 1996 and 1997, include deposits of $4,075 and $9,080, respectively, and non-compete agreements in the amount of $150,000. The non-compete agreements are amortized using the straight-line method over the life of each agreement. Accumulated amortization of the non-compete agreements totaled $8,750 and $23,750 as of December 31, 1996 and 1997, respectively.

     INCOME TAXES. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under such statement, the tax benefits of tax operating loss carryforwards are recorded to the extent available less a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized.

     REVENUES from operations are recognized at the time that service is completed using the accrual method of accounting.

     STOCK-BASED COMPENSATION. SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to adopt the fair value method of accounting for stock-based compensation. The Company has chosen to continue to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. (See Note 10)

                            BACKGROUND AMERICA, INC.

     CONCENTRATIONS OF CREDIT RISK. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade receivables. The Company places its cash investments in high credit quality commercial paper, federal government agencies and FDIC insured financial institutions thus reducing potential risk. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many geographic areas.

3.  PROPERTY AND EQUIPMENT:

                                                              1996        1997
                                                            --------    ---------
Furniture and fixtures....................................  $ 21,188    $  36,471
Equipment.................................................    92,777      158,673
Computers, copiers and software...........................   317,259      717,574
Leasehold improvements....................................       668       12,923
                                                            --------    ---------
                                                             431,892      925,641
Less accumulated depreciation and amortization............   (89,000)    (296,248)
                                                            --------    ---------
                                                            $342,892    $ 629,393
                                                            ========    =========

4.  LINE OF CREDIT

     On April 4, 1997, the Company entered into a credit agreement with a bank which provides for a working capital line of $1,000,000 in maximum principal. There were no borrowings outstanding under the credit facility at December 31, 1997. The credit facility bears interest at the bank's index rate, is due and payable monthly, matures on April 4, 1999 and is guaranteed by certain shareholders of the Company.

5.  COMMITMENTS

     The Company leases certain office space under noncancelable operating lease agreements. Total rent expense under operating leases for the years ended December 31, 1996 and 1997 was $113,633 and $214,009, respectively. (See Note 13.)

     The following is a schedule of the future minimum rental payments required under noncancelable operating leases as of December 31, 1997:

                                                          1997
                                                        --------
1998..................................................  $158,957
1999..................................................   159,495
2000..................................................   125,288
2001..................................................    56,875
2002..................................................    28,875
                                                        --------
          Total.......................................  $529,490
                                                        ========

6.  SELF-INSURED RISK

     The Company maintains a self-insured health benefits program on behalf of its employees, covering major medical and hospitalization costs. The Company has limited its exposure to claims costs by securing an insurance policy on the plan. The insurance policy reimburses the Company for accumulated costs incurred and paid during a calendar year related to any covered individual which exceeds $10,000. Additionally, the insurance limits the maximum amount of costs the Company will be responsible for, based on the number of employees and families covered by the plan during the year.

                            BACKGROUND AMERICA, INC.

     As of December 31, 1996 and 1997, the Company accrued for claims which had occurred, but had not been paid of $19,980 and $27,306, respectively. Claims expense, net of insurance reimbursements relative to the health benefit program for the years ended December 31, 1996 and 1997 was $62,616 and $105,168, respectively.

7.  RETIREMENT PLAN

     The Company offers a retirement plan which is available to all full-time employees for the Company with one year of service. Participants in the plan can contribute up to 14% of annual earnings as defined by the plan and the Company will contribute a discretionary matching amount. The Company contributed $15,492 and $0 to the plan in 1996 and 1997, respectively.

8.  INCOME TAXES

     At December 31, 1996 and 1997, the Company has federal and state net operating loss carryforwards available to offset future taxable income. The differences between financial and tax losses are attributable to differences between reported amounts of assets and liabilities and their tax bases provided for in accordance with SFAS No. 109. At December 31, 1997, the Company has approximately $2,400,000 of net operating loss carryforwards for federal tax purposes which begin to expire in the years 2011 through 2012. The carryforwards represent a deferred tax asset of the Company which is offset fully by a valuation allowance due to the uncertainty as to the amount, if any, of the carryforwards which will ultimately be realized.

9.  STOCK WARRANTS

     As of December 31, 1996 and 1997, the Company had outstanding warrants to purchase 500 shares of common stock at $3.50 per share and 4,000 shares of common stock at $1.25 per share. These warrants were issued in June and July of 1996 with exercise prices equal to or greater than the fair value of the Company's common stock on those dates to certain consultants and other non-employees of the Company. Warrants totaling 4,000 and 500 vest and become exercisable on June 30, 1999 and July 15, 2001, respectively. Warrants totaling 4,000 expire on June 30, 2001 or earlier with the occurrence of a merger, sale or initial public offering of the Company unless exercised. The remaining warrants do not expire unless there is a breach of certain contractual terms as defined by the Stock Purchase Warrant Agreement.

10.  STOCK OPTION PLANS

     The Company has two stock option plans, the 1996 and 1997 stock option plans, which provide for the granting of either incentive stock options or nonqualified stock options to purchase shares of the Company's common stock to officers, directors and other key employees who have substantial responsibility for the direction and management of the Company. At December 31, 1997, 100,000 and 240,000 shares of common stock were reserved for issuance under the 1996 and 1997 plans, respectively. Approximately 45,000 and 52,000 of such reserved shares are available for future grants under the 1996 and 1997 plans, respectively.

     Substantially all outstanding options under such plans are incentive stock options with vesting periods of three years and maximum option terms of five years. Vesting is accelerated in the event of the Company's shares being sold in an initial public offering or ten days preceding the date on which the Company enters into a merger in which the Company is not the surviving corporation. No compensation expense related to stock option grants under the 1996 and 1997 plans was recorded in 1996 or 1997 as the option exercise prices were equal to fair market value on the date of grant. Fair market value is the per share value of the Company's common stock determined by the board of directors in their sole discretion, taking into consideration those factors affecting or reflecting value that they deem appropriate including but not limited to the Company's net worth, prospective earning power and dividend paying capacities, the goodwill of the business, the economic outlook in the industry, the values of securities of corporations engaged in the same or similar lines of business that are listed on a stock

                            BACKGROUND AMERICA, INC.

exchange or are traded in the over-the-counter market or for which there is other information regarding value, the importance and presence of nonoperating assets and the economic environment.

     A summary of the status of the Company's two fixed stock option plans for fiscal 1996 and 1997 and changes during those years are presented below:

                                                                         WEIGHTED
                                                              NUMBER     AVERAGE
                                                                OF       EXERCISE
                                                              SHARES      PRICE
                                                              -------    --------
Balance at December 31, 1995................................       --     $  --
Options granted.............................................   59,952      1.23
Options forfeited...........................................     (100)     1.25
                                                              -------
Balance at December 31, 1996................................   59,852      1.23
Options granted.............................................  189,125      2.68
Options forfeited...........................................   (2,350)     2.21
Options exercised...........................................   (3,600)     1.25
                                                              -------
Balance at December 31, 1997................................  243,027      2.34
                                                              =======

     Information relating to options under the Company's two fixed stock option plans at December 31, 1997 summarized by exercise price is as follows:

                               WEIGHTED
                                AVERAGE                    WEIGHTED
  RANGE OF                     REMAINING       VESTED      AVERAGE
  EXERCISE       OPTIONS      CONTRACTUAL      OPTIONS     EXERCISE
   PRICES      OUTSTANDING   LIFE IN YEARS   OUTSTANDING    PRICE
------------   -----------   -------------   -----------   --------
$ .75 - 1.25       58,452         3.49            --         $1.22
 2.70 - 5.00      184,575         4.46            --          2.70
                  -------
                  243,027         4.22            --          2.34
                  =======

     In accordance with accounting for such options utilizing the intrinsic value method, there is no related compensation expense recorded in the Company's financial statements for the years ended December 31, 1996 and 1997 related to the option activity summarized above.

     If compensation cost for stock-based compensation had been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, the Company's net loss for the years ended December 31, 1996 and 1997 would have been increased to the pro forma amounts presented below:

                                                           1996           1997
                                                        -----------    -----------
Net loss
  As reported.........................................  $(1,128,919)   $(1,336,644)
  Pro forma...........................................   (1,134,412)    (1,383,360)

     The fair value of each option grant is estimated as of the date of grant utilizing the minimum value option-pricing model with the following weighted average assumptions applied to the options granted:

                                                              1996      1997
                                                              ----      ----
Expected dividend yield.....................................  0.0%      0.0%
Expected volatility.........................................  0.0%      0.0%
Risk-free interest rate.....................................  5.7%      5.8%
Expected life of options (years)............................    5         5

                            BACKGROUND AMERICA, INC.

     The weighted average fair value at the date of grant for all options granted during 1996 and 1997 using the minimum value method approximated $.30 and $.66, respectively.

11.  REDEEMABLE PREFERRED STOCK

     On June 16, 1997, the Company's charter was amended and restated to authorize 5,000,000 shares of preferred stock having a par value of $1.00 per share. Concurrently, the Company issued 1,143,700 shares of Series A Preferred Stock ("Preferred Stock") for $5.25 per share. Cash proceeds from this investor financing totaled $4,914,317, net of issuance costs totaling $36,373, with the remaining proceeds received in the form of cancellation of the principal and accrued interest amounts due under certain notes payable previously issued by the Company to certain shareholders totaling $1,053,735.

     The holders of Preferred Stock shall be entitled to vote on an "as converted" basis with the common shares and have a right to elect a certain number of representatives to the Company's Board of Directors as defined by the amended and restated corporate charter. At the holders' option, the Preferred Stock may be converted into the Company's common stock on a share for share basis, subject to certain anti-dilution conversion adjustments. The holders of Preferred Stock will be entitled to accrued dividends beginning in June 2000 at a rate of $.2625 per share, which are payable quarterly in arrears. Beginning in March 2002, the dividend rate will be increased to $.5250 per outstanding share. Such dividends are cumulative and are paid in preference to any declared dividends on common stock. In the event of a sale, merger, liquidation, dissolution or winding up the Company, the holders of Preferred Stock are entitled to receive from the proceeds of such an event an amount not less than the initial issuance price of the stock, $5.25 per share, plus a ten percent (10%) per annum compounded return on investment, net of dividends paid in preference to holders of common stock or any other class or series of stock. Additionally, the holders of Preferred Stock, as a group, may elect to redeem their shares on or after March 2002 at the greater of the fair market value or the initial issuance price, plus a ten percent (10%) per annum compounded return on investment from the date of issuance, net of dividends paid. Preferred Stock redeemed will be retired in four quarterly installments beginning June 19, 2002. Should redemption as to any shares of Preferred Stock not occur when required based on the terms described above, interest will accrue on the unpaid redemption price at a bank's prime rate plus 1% per annum during the first year of such delay and at a bank's prime rate plus 3% per annum thereafter.

12.  COMMON STOCK

     On January 30, 1996, the Company, by action of its shareholders and directors, amended the corporate charter to increase the maximum number of authorized common stock shares from 10,000 to 2,000,000. Concurrently, the Board of Directors approved a fifty-for-one stock split which was effective January 30, 1996. In October 1996, the Company, by action of its shareholders and directors, amended the corporate charter to increase the maximum number of authorized common stock shares to 20,000,000.

     In connection with the common and preferred stock issuances, certain shareholders entered into shareholder agreements whereby the Company maintains the first right of refusal in future transfers of such stock.

13.  RELATED PARTIES

     LEASES -- In July 1996, the Company entered into a month to month lease agreement with a company controlled by the Chief Executive Officer of the Company. The lease involves the use of a 7,500 square foot office building located near the corporate offices and certain furniture and equipment. The lease calls for monthly rentals in the amount of $8,050 and may be terminated by either party with ninety days notice. The Company owed $48,300 and $64,400 under the lease agreements as of December 31, 1996 and 1997, respectively and reported rent expense of $48,300 and $96,600 for the years ended December 31, 1996 and 1997, respectively.

                            BACKGROUND AMERICA, INC.

     The Company subleases approximately 2,500 square feet of its corporate office space to a company with common ownership as that of the Company, including certain officers and directors of the Company. In May 1997, the affiliated company was sold to a publicly traded company, however, a portion of the sales price is contingent on the affiliate's results of operations for a period of three years following the date of sale. The lease continues on a month to month basis. Monthly rental charged by the Company is at cost, allocated based on the percentage of space used by the affiliate. The monthly rental amount has ranged from $2,775 to $4,450. This sublease income has been reflected as a reduction of rental expense totaling $30,800 and $53,300 for the years ended December 31, 1996 and 1997, respectively.

     ACCOUNTING AND OTHER SERVICES -- The Company has provided a company with common ownership as that of the Company with certain accounting services for a fee which totaled $152,800 and $127,000 for the years ended December 31, 1996 and 1997, respectively. The affiliated company also provided the Company with temporary personnel on a per hour basis and was paid a fee for employee recruiting services based on successful efforts. Total expense incurred for temporary employees and recruiting services were $91,450 and $36,525 for the years ended December 31, 1996 and 1997, respectively. Receivables from the affiliate were $21,100 and $17,000, and payables to the affiliate were $11,100 and $1,200 as of December 31, 1996 and 1997, respectively.

     The Company provided administrative payroll and personnel benefit services on behalf of certain companies controlled by certain shareholders, officers and directors of the Company. Charges for these services are based on cost plus an administrative fee. Total billings for these services were $631,000 and $1,146,800 for the years ended December 31, 1996 and 1997, respectively and receivables due to the Company resulting from such services were $53,700 and $216,700 as of December 31, 1996 and 1997, respectively.

     NOTES PAYABLE TO SHAREHOLDERS -- During 1996 and 1997 certain officers of the Company issued loans to the Company due on demand, bearing interest at annual rates ranging from 8.50% to 8.75%. Interest expense recognized by the Company on these loans totaled $39,600 and $78,950 for the years ended December 31, 1996 and 1997, respectively. In June 1997, $1,050,000 and $3,735 in principal and accrued interest amounts due, respectively, were canceled in part consideration for the purchase of Series A Preferred Stock shares (See Note 11). The outstanding balance due under these loans as of December 31, 1996 and 1997 was $1,310,000 and $152,000, respectively.

14.  ACQUISITIONS

     In February 1996, the Company acquired all of the outstanding stock of Quality Facts, Inc. ("Quality"), an Alabama corporation, in exchange for $300,000 plus 12,000 shares of common stock valued at $9,000. Quality was in the business of providing traditional background verification reports for its clients and maintained operations in Birmingham, Alabama and Goodlettsville, Tennessee.

     In conjunction with the acquisition of Quality, the Company entered into employment agreements with each of the three shareholders of Quality, guaranteeing employment to each shareholder for a period of two years at annual salary of $36,000. Additionally, the Company committed to issue to the Quality shareholders stock options to purchase a total of 10,200 shares at a weighted average exercise price of $1.55.

     In June 1996, the Company purchased all of the outstanding stock of Concord Security Services, Inc. ("Concord"), a Maryland corporation, in exchange for 128,572 shares of common stock valued at $281,571. Concord was in the business of providing traditional background verification services for its clients and operated in Hamstead, Maryland.

     As additional consideration to the shareholders of Concord, the Company granted the shareholders of Concord put options which were exercisable in May 1997 at an exercise price of $3.85 per share. None of the put options were exercised and therefore expired in May 1997.

                            BACKGROUND AMERICA, INC.

     Additionally, in June 1996, the Company purchased the assets and assumed certain liabilities of Background Source, Inc. ("Background"), a Tennessee corporation, for a total of $110,000. Background maintained a computerized database of criminal records which provided its clients direct inquiry for a fee. Additionally, Background provided traditional background verification services to its clients.

     In December 1996, the Company purchased the assets and assumed certain liabilities of Tennessee Criminal Investigation Center, a Tennessee general partnership, ("TCIC") for cash of $183,678. TCIC maintained a computerized database of criminal records which provided its clients direct inquiry for a fee.

     The above acquisitions were accounted for using the purchase method. Accordingly, the purchase prices have been allocated to the assets purchased and liabilities assumed of the acquired entities based upon their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of all net assets acquired ("goodwill") is being amortized on a straight-line basis over 12 years. The purchase prices have been allocated as follows:

                                                                   CONCORD
                                                    QUALITY        SECURITY       BACKGROUND
                                                  FACTS, INC.   SERVICES, INC.   SOURCE, INC.     TCIC
                                                  -----------   --------------   ------------   --------
Receivables and other current assets............   $ 40,807        $154,108        $ 26,104     $     --
Property, plant and equipment...................      7,540           3,398          16,801       45,315
Goodwill........................................    307,049         132,332          72,043      154,685
Liabilities assumed.............................    (46,396)         (8,267)         (4,948)     (16,322)
                                                   --------        --------        --------     --------
                                                   $309,000        $281,571        $110,000     $183,678
                                                   ========        ========        ========     ========

15.  SUBSEQUENT EVENTS

     The Company entered into an Agreement and Plan of Merger in March 1998 to acquire the outstanding stock of Profiles Plus, Inc. for 83,334 shares of common stock of the Company and the option to put such shares to the Company for cash of $6.00 per share any time during the period beginning June 1, 1998 and ending June 30, 1998. The put option relating to 27,778 shares issued in connection with this acquisition was exercised with the remaining put options expiring unexercised. Additionally, the Company entered into a non-compete agreement with a shareholder of Profiles Plus, Inc.

     In January 1999, the Company entered into an agreement to sell all of the Company's outstanding capital stock in exchange for approximately 989,000 shares of the acquiring company, Kroll-O'Gara Co., of Fairfield, Ohio. The Company will continue to operate as an independent subsidiary of Kroll-O'Gara Co.

                                  * * * * * *

                            BACKGROUND AMERICA, INC.

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                                                 1998
                                                              -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 1,058,328
  Accounts receivable-
     Trade, net of allowance for doubtful accounts of $8,682
      for 1998..............................................    1,377,340
     Related party..........................................      212,676
  Prepaid expenses and other current assets.................       90,079
                                                              -----------
          Total current assets..............................    2,738,423
PROPERTY AND EQUIPMENT......................................    1,450,329
  Less-accumulated depreciation and amortization............     (703,752)
                                                              -----------
                                                                  746,577
GOODWILL, NET...............................................    1,066,916
OTHER ASSETS................................................      248,769
                                                              -----------
                                                              $ 4,800,685
                                                              ===========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND COMMON
  SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable -- trade.................................  $   323,750
  Accounts payable -- related party.........................        9,622
  Accrued expenses and other current liabilities............      348,248
  Current portion of long-term debt.........................       33,824
                                                              -----------
          Total current liabilities.........................      715,444
  Long-term debt............................................       98,223
  Series A redeemable and convertible cumulative preferred
     stock ($1 par value; authorized, 5,000,000 shares;
     issued and outstanding, 1,143,700; aggregate
     liquidation preference of $6,324,660)..................    5,968,052
COMMON SHAREHOLDERS' DEFICIT:
  Common stock (no par value; authorized, 20,000,000 shares;
     issued and outstanding, 2,199,728).....................    1,243,783
  Common stock, 5,556 shares held in escrow for Profiles'
     acquisition............................................       33,324
  Retained deficit..........................................   (3,258,141)
                                                              -----------
          Common shareholders' deficit......................   (1,981,034)
                                                              -----------
                                                              $ 4,800,685
                                                              ===========

          The accompanying notes to the unaudited financial statements are an integral part of these financial statements.

                            BACKGROUND AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                                  (UNAUDITED)

                                                                 1997           1998
                                                              -----------    ----------
REVENUES....................................................  $ 3,075,604    $5,027,994
COSTS OF SALES..............................................    2,554,981     3,359,594
                                                              -----------    ----------
     Gross operating profit.................................      520,623     1,668,400
OPERATING EXPENSES:
  Selling, general and administrative expenses..............    1,362,891     2,150,348
  Depreciation and amortization.............................      204,810       318,947
                                                              -----------    ----------
     Operating loss.........................................   (1,047,078)     (800,895)
OTHER INCOME (EXPENSE):
  Interest expense..........................................      (79,189)       (9,139)
  Interest income...........................................       51,919        76,694
  Other, net................................................       14,307        16,692
                                                              -----------    ----------
NET LOSS....................................................  $(1,060,041)   $ (716,648)
                                                              ===========    ==========

          The accompanying notes to the unaudited financial statements are an integral part of these financial statements.

                            BACKGROUND AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                                  (UNAUDITED)

                                                                 1997           1998
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(1,060,041)   $  (716,648)
  Adjustments to reconcile net loss to net cash used in
     operating activities-
     Depreciation and amortization..........................      204,811        318,946
  Changes in assets and liabilities, net of effects of
     acquisitions-
     Increase in accounts receivable........................     (482,886)      (709,202)
     Increase in prepaid expenses...........................      (41,017)       (36,777)
     Increase in other assets...............................       (4,375)        (5,378)
     Increase in accounts payable and accrued expenses......       89,497          9,173
                                                              -----------    -----------
       Net cash used in operating activities................   (1,294,011)    (1,139,886)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (415,111)      (441,337)
  Cash paid for non-compete agreements......................           --       (133,996)
                                                              -----------    -----------
       Net cash used in investing activities................     (415,111)      (575,333)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of preferred stock, net........    4,914,317             --
  Proceeds from the issuance of notes payable to
     shareholders...........................................      761,000             --
  Repayment of notes payable to shareholders................     (868,875)      (152,000)
  Advances under line-of-credit facility....................      232,000             --
  Payments under line-of-credit facility....................     (232,000)            --
  Exercise of stock options and stock puts..................        4,500             --
                                                              -----------    -----------
       Net cash provided by (used in) financing
          activities........................................    4,810,942       (152,000)
                                                              -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    3,101,820     (1,867,219)
CASH AND CASH EQUIVALENTS, beginning of period..............       92,412      2,925,547
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS, end of period....................  $ 3,194,232    $ 1,058,328
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $   (79,189)   $    (9,139)
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  Retirement of shareholder notes payable and accrued
     interest...............................................  $ 1,053,735    $        --
                                                              ===========    ===========
  Issuance of preferred stock...............................  $ 1,053,735    $        --
                                                              ===========    ===========
  Common stock issued in acquisitions.......................  $        --    $   477,504
                                                              ===========    ===========
  Fair value of net assets acquired.........................  $        --    $    88,352
                                                              ===========    ===========
  Escrow liability from acquisitions........................  $        --    $    48,500
                                                              ===========    ===========

          The accompanying notes to the unaudited financial statements are an integral part of these financial statements.

                            BACKGROUND AMERICA, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                          SEPTEMBER 30, 1997 AND 1998

(1)  ORGANIZATION

     Background America, Inc. (the Company) was formed in September of 1995 to deliver high-quality background investigation services to government, corporate and other professional clients. The consolidated financial statements include the amounts of the Company and its inactive subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated.

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the accompanying interim audited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of September 30, 1998 and 1997.

(2)  REVENUE RECOGNITION

     Revenues from operations are recognized at the time the service is completed using the accrual method of accounting.

(3)  SOFTWARE POLICY

     External direct costs of materials and services and payroll-related costs of employees working solely on the development of the software system portion of the project are capitalized. Capitalized costs of the project will be amortized over the estimated useful life of the software, generally three to five years. Training costs and costs to reengineer business processes are expensed as incurred.

(4)  GOODWILL

     Goodwill arising from the accounting for acquired businesses is amortized using the straight-line method over twelve years which represents the estimated useful life. The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

(5)  BUSINESS COMBINATION

     The Company entered into an Agreement and Plan of Merger in March 1998 to acquire the outstanding stock of Profiles Plus, Inc. for 83,334 shares of common stock of the Company and the option to put such shares to the Company for cash of $6.00 per share any time during the period beginning June 1, 1998 and ending June 30, 1998. The put option relating to 27,778 shares issued in connection with this acquisition was exercised with the remaining put options expiring unexercised. Additionally, the Company entered into a non-compete agreement with a shareholder of Profiles Plus, Inc.

(6)  SUBSEQUENT EVENTS

     In January 1999, the Company entered into an agreement to sell all of the Company's outstanding capital stock in exchange for approximately 989,000 shares of the acquiring company, The Kroll-O'Gara Company of Fairfield, Ohio. The Company will continue to operate as an independent subsidiary of The Kroll-O'Gara Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Kroll-O'Gara Company:

     We have audited the consolidated balance sheets of THE KROLL-O'GARA COMPANY (Note 1) and subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 included elsewhere in this document. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1995 or 1996 financial statements of Kroll Holdings, Inc., a company acquired during 1997 in a transaction accounted for as a pooling of interests, as discussed in Note 1. Such statements are included in the consolidated financial statements of The Kroll-O'Gara Company and reflect total assets and total revenues of 46 percent and 46 percent, respectively, in 1996 and total revenues of 62 percent in 1995, of the consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the amounts included for Kroll Holdings, Inc. for those years, is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Kroll-O'Gara Company and subsidiaries as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     We have also made a similar audit of the accompanying supplemental consolidated balance sheets of The Kroll-O'Gara Company and subsidiaries as of December 31, 1996 and 1997, and the related supplemental consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. The supplemental consolidated statements give retroactive effect to the mergers with Laboratory Specialists of America, Inc. on December 7, 1998, Schiff & Associates, Inc. on December 31, 1998 and Securify Inc. on December 31, 1998 which have been accounted for as pooling of interests transactions as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We did not audit the 1995 or 1996 financial statements of Kroll Holdings, Inc. included in the supplemental consolidated financial statements of The Kroll-O'Gara Company, which statements reflect total assets and total revenues constituting 41 percent and 43 percent, respectively, in 1996 and total revenues of 56 percent in 1995 of the related supplemental consolidated totals. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Kroll Holdings, Inc., is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audit and the reports of other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Kroll-O'Gara

Company and its subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the mergers with Laboratory Specialists of America, Inc., Schiff & Associates, Inc. and Securify Inc. as described in Note 1, all in conformity with generally accepted accounting principles.

     As explained in Note 2(r) to the supplemental consolidated financial statements, effective in the fourth quarter of 1997, the Company changed its method of accounting for costs incurred in connection with business process reengineering activities.

                                          Arthur Andersen LLP

Cincinnati, Ohio
February 25, 1999

                            THE KROLL-O'GARA COMPANY

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1997

                                                                  1996            1997
                                                              ------------    ------------
ASSETS (NOTE 7)
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  5,491,944    $  9,765,422
  Marketable securities.....................................        47,500          22,969
  Trade accounts receivable, net of allowance for doubtful
     accounts of approximately $2,523,884 and $3,100,064 in
     1996 and 1997, respectively (Notes 2 and 4)............    25,422,774      40,796,471
  Unbilled revenues (Note 2)................................     4,150,307       3,081,481
  Related party receivables (Note 6)........................     1,071,661         939,894
  Costs and estimated earnings in excess of billings on
     uncompleted contracts (Note 4).........................    15,326,548      12,078,464
  Inventories (Note 4)......................................     8,833,394      19,562,899
  Prepaid expenses and other................................     3,340,465       6,786,288
  Deferred tax asset (Note 5)...............................       211,078         572,697
                                                              ------------    ------------
          Total current assets..............................    63,895,671      93,606,585
                                                              ------------    ------------
PROPERTY, PLANT AND EQUIPMENT, at cost (Notes 2 and 8):
  Land......................................................       955,182       1,831,042
  Buildings and improvements................................     5,059,512       8,100,454
  Leasehold improvements....................................     5,186,648       5,242,607
  Furniture and fixtures....................................     3,850,933       4,752,974
  Machinery and equipment...................................    10,418,786      13,500,247
  Construction-in-progress..................................            --       1,037,528
                                                              ------------    ------------
                                                                25,471,061      34,464,852
Less -- accumulated depreciation............................   (14,707,659)    (16,904,830)
                                                              ------------    ------------
                                                                10,763,402      17,560,022
                                                              ------------    ------------
DATABASES, net of accumulated amortization of $16,568,473
  and $19,505,625 in 1996 and 1997, respectively (Note 2)...     7,415,449       8,335,211
COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER INTANGIBLE
  ASSETS, net of accumulated amortization of $678,885 and
  $1,691,307 in 1996 and 1997, respectively (Notes 2 and
  3)........................................................     6,884,313      26,651,017
OTHER ASSETS (Note 4).......................................     3,104,953       4,331,645
                                                              ------------    ------------
                                                                17,404,715      39,317,873
                                                              ------------    ------------
                                                              $ 92,063,788    $150,484,480
                                                              ============    ============

    The accompanying notes to supplemental consolidated financial statements are an integral part of these supplemental consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1997

                                                                  1996            1997
                                                              ------------    ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving lines of credit (Note 7)........................  $  9,935,947    $    559,112
  Current portion of long-term debt (Note 8)................     5,327,641       4,038,080
  Related party payables (Note 6)...........................     2,532,998       1,184,439
  Obligations related to discontinued operation.............       784,272         126,813
  Trade accounts payable....................................    16,519,488      32,328,154
  Billings in excess of costs and estimated earnings on
     uncompleted contracts (Note 4).........................     1,330,402         320,662
  Accrued liabilities.......................................    10,072,388      15,085,447
  Income taxes currently payable............................       514,871         845,753
  Deferred income taxes (Note 5)............................     1,703,377              --
  Customer deposits.........................................     3,183,564       3,839,770
                                                              ------------    ------------
          Total current liabilities.........................    51,904,948      58,328,230
OTHER LONG-TERM LIABILITIES.................................     2,057,197       1,532,730
SHAREHOLDER PAYABLE.........................................     5,048,266              --
DEFERRED INCOME TAXES (Note 5)..............................     2,309,879       2,514,606
LONG-TERM DEBT, net of current portion (Note 8).............     7,626,821      49,641,484
                                                              ------------    ------------
          Total liabilities.................................    68,947,111     112,017,050
                                                              ------------    ------------
COMMITMENTS AND CONTINGENCIES (Notes 9 and 12)

SHAREHOLDERS' EQUITY (Note 1):
  Preferred stock, $.01 par value, 1,000,000 shares
     authorized;
     none issued............................................            --              --
  Common stock, $.01 par value, 50,000,000 shares
     authorized, 13,459,431 and 14,795,244 shares issued and
     outstanding in 1996 and 1997, respectively.............       134,594         147,952
  Additional paid-in-capital................................    43,187,110      58,912,209
  Retained deficit..........................................   (20,061,208)    (20,208,821)
  Accumulated other comprehensive income (loss).............      (143,819)       (383,910)
                                                              ------------    ------------
          Total shareholders' equity........................    23,116,677      38,467,430
                                                              ------------    ------------
                                                              $ 92,063,788    $150,484,480
                                                              ============    ============

    The accompanying notes to supplemental consolidated financial statements are an integral part of these supplemental consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                            1995            1996            1997
                                                         -----------    ------------    ------------
NET SALES..............................................  $94,998,407    $164,918,313    $206,102,605
COST OF SALES..........................................   66,763,734     117,298,266     139,765,613
                                                         -----------    ------------    ------------
    Gross profit (Note 14).............................   28,234,673      47,620,047      66,336,992
OPERATING EXPENSES:
  Selling and marketing................................   10,042,762      10,401,530      15,054,990
  General and administrative...........................   21,766,460      27,310,521      32,590,832
  Asset impairment (Note 2(h)).........................           --         124,531              --
  Merger related costs.................................           --              --       7,204,926
                                                         -----------    ------------    ------------
    Operating expenses.................................   31,809,222      37,836,582      54,850,748
                                                         -----------    ------------    ------------
    Operating income (loss)............................   (3,574,549)      9,783,465      11,486,244
OTHER INCOME (EXPENSES):
  Interest expense.....................................   (2,896,979)     (3,260,945)     (5,092,372)
  Interest income......................................      127,006          41,260          79,438
  Other, net...........................................     (108,701)        344,398        (411,576)
                                                         -----------    ------------    ------------
    Income (loss) from continuing operations before
       minority interest, provision (benefit) for
       income taxes, extraordinary item and cumulative
       effect of change in accounting principle........   (6,453,223)      6,908,178       6,061,734
Minority interest......................................           --              --        (156,223)
                                                         -----------    ------------    ------------
    Income (loss) from continuing operations before
       provision (benefit) for income taxes,
       extraordinary item and cumulative effect of
       change in accounting principle..................   (6,453,223)      6,908,178       5,905,511
Provision (benefit) for income taxes...................     (823,432)        365,547       3,304,993
                                                         -----------    ------------    ------------
    Income (loss) from continuing operations before
       extraordinary item and cumulative effect of
       change in accounting principle..................   (5,629,791)      6,542,631       2,600,518
Discontinued operations (Note 3(a)):
  Loss from operations of discontinued clinical
    business, net of tax benefit of $257,904...........           --        (500,636)             --
  Loss on disposal of clinical business, net of tax
    benefit of $489,420................................           --        (773,580)             --
                                                         -----------    ------------    ------------
    Income (loss) before extraordinary item and
       cumulative effect of change in accounting
       principle.......................................   (5,629,791)      5,268,415       2,600,518
Extraordinary loss, net of applicable tax benefit of
  $129,250 (Note 7)....................................           --              --        (193,875)
                                                         -----------    ------------    ------------
    Income (loss) before cumulative effect of change in
       accounting principle............................   (5,629,791)      5,268,415       2,406,643
Cumulative effect of change in accounting principle,
  net of applicable tax benefit of $240,000 (Note
  2(r))................................................           --              --        (360,000)
                                                         -----------    ------------    ------------
    Net income (loss)..................................   (5,629,791)      5,268,415       2,046,643
Dividends on preferred stock...........................       13,344              --              --
                                                         -----------    ------------    ------------
    Net income (loss) available to common
       shareholders....................................  $(5,643,135)   $  5,268,415    $  2,046,643
                                                         ===========    ============    ============
Earnings (loss) per share (Note 2(o)):
  Basic................................................  $     (0.52)   $       0.45    $       0.15
                                                         ===========    ============    ============
  Diluted..............................................  $     (0.52)   $       0.42    $       0.14
                                                         ===========    ============    ============
Weighted average shares outstanding (Note 2(o)):
  Basic................................................   10,883,123      11,607,329      14,006,638
                                                         ===========    ============    ============
  Diluted..............................................   10,883,123      12,160,974      14,799,322
                                                         ===========    ============    ============

    The accompanying notes to supplemental consolidated financial statements are an integral part of these supplemental consolidated statements.

                            THE KROLL-O'GARA COMPANY

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                                            ADDITIONAL
                                                     COMPREHENSIVE    COMMON    PREFERRED     PAID-IN       RETAINED
                                          SHARES        INCOME        STOCK       STOCK       CAPITAL       DEFICIT
                                        ----------   -------------   --------   ---------   -----------   ------------
BALANCE, December 31, 1994, as
  previously reported.................   9,097,902                   $ 69,371   $      --   $21,791,885   $(10,953,793)
Adjustment for pooling of interests...     862,846                      8,628     300,000     5,374,337        538,105
                                        ----------                   --------   ---------   -----------   ------------
BALANCE, December 31, 1994, as
  restated............................   9,960,748                     77,999     300,000    27,166,222    (10,415,688)
Incorporation of OSN..................     922,375                      1,163          --       248,837             --
Distributions to shareholders.........          --                         --          --            --       (162,800)
Redemption of preferred stock (Note
  6)..................................          --                         --    (300,000)           --             --
Comprehensive income:
  Net loss available to common
    shareholders......................          --    $(5,643,135)         --          --            --     (5,643,135)
                                                      -----------
  Other comprehensive income, net of
    tax:
    Foreign currency translation
      adjustment, net of $20,000 tax
      provision.......................          --         29,735          --          --            --             --
                                                      -----------
    Other comprehensive income........          --         29,735          --          --            --             --
                                                      -----------
      Comprehensive income (loss).....          --    $(5,613,400)         --          --            --             --
                                        ----------    -----------    --------   ---------   -----------   ------------
BALANCE, December 31, 1995............  10,883,123                     79,162          --    27,415,059    (16,221,623)
Distributions to shareholders, prior
  to the offering.....................          --                         --          --            --       (230,000)
Sale of common stock between
  shareholders prior to the
  offering............................          --                         --          --        39,780             --
Issuances of stock under employee
  benefit plans (Note 11).............     528,308                      4,073          --       911,813             --
Initial public offering of common
  stock, net of issuance costs of
  approximately $3,550,000 (Note 1)...   2,048,000                     51,359          --    14,820,458             --
Distribution of previously taxed S
  Corp earnings to S Corp shareholders
  (Note 1)............................          --                         --          --            --     (9,000,000)
Forgiveness of affiliate obligation
  (Note 6)............................          --                         --          --            --        122,000
Comprehensive income:
  Net income..........................          --    $ 5,268,415          --          --            --      5,268,415
                                                      -----------
  Other comprehensive income, net of
    tax:
    Foreign currency translation
      adjustment, net of $237,000 tax
      benefit.........................          --       (355,534)         --          --            --             --
    Unrealized appreciation of
      marketable securities, net of
      $9,000 tax provision............          --         14,167          --          --            --             --
                                                      -----------
    Other comprehensive income
      (loss)..........................          --       (341,367)         --          --            --             --
                                                      -----------
      Comprehensive income............          --    $ 4,927,048          --          --            --             --
                                        ----------    -----------    --------   ---------   -----------   ------------
BALANCE, December 31, 1996............  13,459,431                    134,594          --    43,187,110    (20,061,208)
Issuances of stock under employee
  benefit plans, including related tax
  benefit (Note 11)...................     749,757                      7,497          --     6,296,786             --
Issuance of stock in conjunction with
  the acquisition of businesses and
  minority interest (Note 3)..........     823,371                      8,234          --     9,695,009             --
Issuance of stock in conjunction with
  the settlement of a note payable....      21,721                        217          --       232,282             --
Purchase and retirement of common
  stock (Note 11(d))..................    (259,036)                    (2,590)         --      (498,978)    (2,194,256)
Comprehensive income:
  Net income..........................          --    $ 2,046,643          --          --            --      2,046,643
                                                      -----------
  Other comprehensive income, net of
    tax:
    Foreign currency translation
      adjustment, net of $157,000 tax
      benefit.........................                   (236,393)         --          --            --             --
    Unrealized depreciation of
      marketable securities, net of
      $2,400 tax benefit..............          --         (3,698)         --          --            --             --
                                                      -----------
    Other comprehensive income
      (loss)..........................          --       (240,091)         --          --            --             --
                                                      -----------
      Comprehensive income............          --    $ 1,806,552          --          --            --             --
                                        ----------    ===========    --------   ---------   -----------   ------------
BALANCE, December 31, 1997............  14,795,244                   $147,952   $      --   $58,912,209   $(20,208,821)
                                        ==========                   ========   =========   ===========   ============

                                         ACCUMULATED
                                            OTHER
                                        COMPREHENSIVE
                                        INCOME (LOSS)      TOTAL
                                        -------------   -----------
BALANCE, December 31, 1994, as
  previously reported.................    $ 167,813     $11,075,276
Adjustment for pooling of interests...           --       6,221,070
                                          ---------     -----------
BALANCE, December 31, 1994, as
  restated............................      167,813      17,296,346
Incorporation of OSN..................           --         250,000
Distributions to shareholders.........           --        (162,800)
Redemption of preferred stock (Note
  6)..................................           --        (300,000)
Comprehensive income:
  Net loss available to common
    shareholders......................           --      (5,643,135)
  Other comprehensive income, net of
    tax:
    Foreign currency translation
      adjustment, net of $20,000 tax
      provision.......................           --              --
    Other comprehensive income........       29,735          29,735
      Comprehensive income (loss).....           --              --
                                          ---------     -----------
BALANCE, December 31, 1995............      197,548      11,470,146
Distributions to shareholders, prior
  to the offering.....................           --        (230,000)
Sale of common stock between
  shareholders prior to the
  offering............................           --          39,780
Issuances of stock under employee
  benefit plans (Note 11).............           --         915,886
Initial public offering of common
  stock, net of issuance costs of
  approximately $3,550,000 (Note 1)...           --      14,871,817
Distribution of previously taxed S
  Corp earnings to S Corp shareholders
  (Note 1)............................           --      (9,000,000)
Forgiveness of affiliate obligation
  (Note 6)............................           --         122,000
Comprehensive income:
  Net income..........................           --       5,268,415
  Other comprehensive income, net of
    tax:
    Foreign currency translation
      adjustment, net of $237,000 tax
      benefit.........................           --              --
    Unrealized appreciation of
      marketable securities, net of
      $9,000 tax provision............           --              --
    Other comprehensive income
      (loss)..........................     (341,367)       (341,367)
      Comprehensive income............           --              --
                                          ---------     -----------
BALANCE, December 31, 1996............     (143,819)     23,116,677
Issuances of stock under employee
  benefit plans, including related tax
  benefit (Note 11)...................           --       6,304,283
Issuance of stock in conjunction with
  the acquisition of businesses and
  minority interest (Note 3)..........           --       9,703,243
Issuance of stock in conjunction with
  the settlement of a note payable....           --         232,499
Purchase and retirement of common
  stock (Note 11(d))..................           --      (2,695,824)
Comprehensive income:
  Net income..........................           --       2,046,643
  Other comprehensive income, net of
    tax:
    Foreign currency translation
      adjustment, net of $157,000 tax
      benefit.........................           --              --
    Unrealized depreciation of
      marketable securities, net of
      $2,400 tax benefit..............           --              --
    Other comprehensive income
      (loss)..........................     (240,091)       (240,091)
      Comprehensive income............           --              --
                                          ---------     -----------
BALANCE, December 31, 1997............    $(383,910)    $38,467,430
                                          =========     ===========

    The accompanying notes to supplemental consolidated financial statements are an integral part of these supplemental consolidated statements.

                            THE KROLL-O'GARA COMPANY

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 15)
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                 1995           1996            1997
                                                              -----------    -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $(5,629,791)   $ 5,268,415    $  2,046,643
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................    4,138,531      5,248,788       6,519,454
    Bad debt expense........................................    3,134,556      8,555,063       2,083,080
    Shareholder stock compensation..........................           --        930,846       1,356,280
    Loss on write-off of notes receivable...................       55,966             --          35,434
    Share in net (income) loss of joint ventures............      224,789        (19,224)       (121,650)
    Gain on sale of marketable securities...................           --       (108,646)        (14,503)
    Asset impairment........................................           --        174,531              --
    Disposal of clinical business...........................           --      1,263,000              --
  Change in assets and liabilities, net of effects of
    acquisitions:
    Receivables -- trade and unbilled.......................     (510,378)    (7,191,858)     (9,974,669)
    Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................   (3,957,287)    (7,626,473)      3,499,084
    Inventories, prepaid expenses and other assets..........   (4,619,118)    (3,274,443)     (7,184,407)
    Accounts payable and income taxes currently payable.....    5,747,515      1,539,236       8,101,505
    Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................      (43,150)      (375,640)     (1,009,740)
    Amounts due to/from employees...........................       19,820       (294,471)        443,290
    Deferred taxes..........................................     (894,006)    (1,150,316)       (156,892)
    Accrued liabilities, long-term liabilities and customer
      deposits..............................................      796,993      5,016,351         571,909
                                                              -----------    -----------    ------------
      Net cash provided by (used in) operating activities...   (1,535,560)     7,955,159       6,194,818
                                                              -----------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net...........   (1,699,685)    (3,473,979)     (5,521,131)
  Additions to databases....................................   (2,985,409)    (3,250,360)     (3,856,914)
  Decrease (increase) in notes receivable -- shareholder....     (233,253)       233,253              --
  Acquisitions, net of cash acquired (Note 3)...............     (101,826)    (2,139,123)    (10,710,128)
  Sale of marketable securities.............................           --        200,313          35,424
  Other.....................................................      (27,600)       (66,711)        266,004
                                                              -----------    -----------    ------------
      Net cash used in investing activities.................   (5,047,773)    (8,496,607)    (19,786,745)
                                                              -----------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan financing fees.......................................      (13,825)            --        (723,727)
  Net borrowings (repayments) under revolving lines of
    credit..................................................    4,551,025       (252,818)     (9,376,835)
  Proceeds from debt........................................      415,011        179,569      44,902,987
  Payments of long-term debt................................   (3,827,330)    (5,832,603)    (10,042,503)
  Proceeds from notes payable -- shareholder................    2,600,000      2,000,000         500,000
  Repayment of notes payable -- shareholder.................     (106,500)      (803,745)     (7,238,766)
  Net proceeds from issuance of common stock................      250,000     14,871,817              --
  Purchase and retirement of stock..........................           --             --      (2,695,824)
  Redemption of preferred stock.............................     (300,000)            --              --
  Warrant offering cost.....................................      (38,821)            --              --
  Foreign currency translation..............................          922        (46,187)       (160,462)
  Distributions to shareholders, including preferred
    dividends...............................................     (187,548)    (9,230,000)             --
  Proceeds from exercise of stock options and warrants......           --            445       2,776,466
                                                              -----------    -----------    ------------
      Net cash provided by financing activities.............    3,342,934        886,478      17,941,336
                                                              -----------    -----------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........   (3,240,399)       345,030       4,349,409
Effects of foreign currency exchange rates on cash and cash
  equivalents...............................................           --         34,032         (75,931)
                                                              -----------    -----------    ------------
CASH AND CASH EQUIVALENTS, beginning of year................    8,353,281      5,112,882       5,491,944
                                                              -----------    -----------    ------------
CASH AND CASH EQUIVALENTS, end of year......................  $ 5,112,882    $ 5,491,944    $  9,765,422
                                                              ===========    ===========    ============

    The accompanying notes to supplemental consolidated financial statements are an integral part of these supplemental consolidated statements.

                            THE KROLL-O'GARA COMPANY

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

(1)  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     (a) HISTORY AND NATURE OF OPERATIONS -- The Kroll-O'Gara Company, an Ohio corporation, together with its subsidiaries (collectively the "Company"), is a leading global provider of a broad range of specialized products and services that are designed to provide solutions to a variety of security needs. The Company's Security Products and Services Group markets ballistic and blast protected vehicles to businesses, individuals and governments. It also offers security services such as training, risk and crisis management services, and site security systems. The Investigations and Intelligence Group offers business intelligence and investigation services to clients worldwide. The Voice and Data Communications Group offers secure satellite communication equipment, satellite navigation systems and computer hardware and software security.

     The Company was originally formed in 1996 for the purposes of becoming a holding company, effecting a reorganization and a combination of certain affiliated entities and carrying out an initial public offering of common stock. On October 28, 1996, various O'Gara entities (primarily O'Gara-Hess & Eisenhardt Armoring Company (OHE)) and their related shareholders (primarily one shareholder who owned or controlled approximately 86% to 88% of each entity) entered into the reorganization plan. Accordingly, the accompanying supplemental consolidated financial statements present, as a combination of entities under common control as if using the pooling method of accounting, the financial position and related results of operations of the O'Gara entities on a consolidated basis for all periods presented.

     The Company completed its initial public offering of common stock in 1996. The $14.9 million in net proceeds from the sale of 2,048,000 shares of common stock were used by the Company for retirement of bank debt, payment of $9 million in undistributed previously taxed income of OHE as an S corporation, purchase of a manufacturing facility in Mexico, acquisition of Palmer net assets (Note 3) and transaction costs associated with the offering.

     (b) BASIS OF PRESENTATION -- In December 1997, a wholly owned subsidiary of The O'Gara Company (O'Gara) was merged into Kroll Holdings, Inc. (Kroll). At the time of the merger, the Company's name was changed from The O'Gara Company to The Kroll-O'Gara Company (see Note 3). The supplemental consolidated financial statements include the historical consolidated financial statements of the Company and the financial position, results of operations and cash flows of three entities which were merged with the Company in December 1998.

     In December 1998, a wholly owned subsidiary of the Company was merged with and into Laboratory Specialists of America, Inc. (LSAI). Effective upon the consummation of the merger, each then issued and outstanding share of LSAI common stock was converted into .2102 shares of common stock of the Company or 1,209,053 shares of the Company's common stock in total. Outstanding stock options and stock warrants of LSAI were converted at the same exchange factor into options to purchase 39,094 and 24,386 shares, respectively, of the Company's common stock (See Note 11). The financial position and results of operations of LSAI will be reported as part of the Company's Investigations and Intelligence Group.

     In December 1998, a wholly owned subsidiary of the Company was merged with and into Schiff & Associates, Inc. (Schiff). Effective upon the consummation of the merger, each then issued and outstanding share of Schiff common stock was converted into approximately 131.41 shares of common stock of the Company or 169,521 shares of the Company's common stock in total. The financial position and results of operations of Schiff will be reported as part of the Company's Investigations and Intelligence Group.

     In December 1998, a wholly-owned subsidiary of the Company was merged with and into Securify Inc. (Securify). Effective upon the consummation of the merger, all of the outstanding stock of Securify was converted to shares of the Company's common stock at a rate of .110793 for Series A Preferred, .118273 for Series B Preferred and .0955252 for Securify common stock. In total, the Company issued 1,430,936 shares of common stock. In addition, outstanding employee stock options of Securify were converted at the same exchange factor as

                            THE KROLL-O'GARA COMPANY

Securify common stock into options to purchase 179,877 shares of the Company's common stock. Effective with the consummation of the merger, the Company created the Information Security Group and Securify's results of operations and financial position will be reported in this group. The Information Security Group offers information and computer security services, including network and system security review and repair.

     The mergers with LSAI, Schiff and Securify constituted tax-free reorganizations and have been accounted for as pooling of interests transactions. Accordingly, all prior period consolidated financial statements presented have been restated on a supplemental basis to include the combined results of operations, financial position and cash flows of LSAI and Schiff as though they had always been a part of the Company. Securify was not formed until 1998 and therefore no results of operations, financial position or cash flows are included in the supplemental consolidated financial statements of the Company.

     There were no transactions between the Company and LSAI, Schiff and Securify prior to the combination and immaterial adjustments were recorded to conform LSAI's and Schiff's accounting policies. Certain reclassifications were made to both the Company's, LSAI's and Schiff's financial statements to conform presentation. The results of operations for the separate companies and the combined amounts presented in the supplemental consolidated financial statements follow:

                                  KROLL-O'GARA
                                   HISTORICAL        LSAI          SCHIFF        COMBINED
                                  ------------    -----------    ----------    ------------
Year ended December 31, 1997
  Revenue.......................  $190,413,349    $12,836,953    $2,852,303    $206,102,605
  Extraordinary item............      (193,875)            --            --        (193,875)
  Cumulative effect of change in
     accounting principle.......      (360,000)            --            --        (360,000)
     Net income.................       709,866      1,329,103         7,674       2,046,643
Year ended December 31, 1996
  Revenue.......................   153,660,749      8,726,799     2,530,765     164,918,313
  Discontinued operations.......            --     (1,274,216)           --      (1,274,216)
     Net income (loss)..........     5,857,222       (585,711)       (3,096)      5,268,415
Year ended December 31, 1995
  Revenue.......................    85,841,300      6,925,716     2,231,391      94,998,407
  Net income (loss).............    (6,535,739)       661,216       231,388      (5,643,135)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) CONSOLIDATION -- The supplemental consolidated financial statements include the accounts of all majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated. Investments in 20% to 50% owned entities are accounted for on the equity method and investments in less than 20% owned entities are accounted for on the cost method. Affiliated entities are not included in the accompanying supplemental consolidated financial statements, and include entities that are directly or indirectly owned by current shareholders or former shareholders.

     (b) REVENUE RECOGNITION -- Revenue related to contracts for security products (both government and commercial) results principally from long-term fixed price contracts and is recognized on the percentage-of-completion method calculated utilizing the cost-to-cost approach. The percent deemed to be complete is calculated by comparing the costs incurred to date to estimated total costs for each contract. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. However, adjustments to this measurement are made when management believes that costs incurred materially

                            THE KROLL-O'GARA COMPANY
exceed effort expended. Contract costs include all direct material and labor costs, along with certain direct overhead costs related to contract production.

     Provisions for any estimated total contract losses on uncompleted contracts are recorded in the period in which it becomes known that such losses will occur. Changes in estimated total contract costs will result in revisions to contract revenue. These revisions are recognized when determined.

     Revenue from intelligence and investigation services and security services is recognized as the services are performed. The Company records either billed or unbilled accounts receivable based on case-by-case invoicing determination.

     Revenue related to voice and data communications equipment and services is recognized as equipment is shipped or as services are provided. Revenue and related direct costs of brokered satellite time are recorded when payments are received from customers.

     (c) CASH AND CASH EQUIVALENTS -- Cash equivalents consist of all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase. The Company invests excess cash in overnight repurchase agreements, which are government collateralized securities. The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity.

     (d) MARKETABLE SECURITIES -- The Company adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," for the year ended December 31, 1996. Under SFAS 115, the Company must classify its debt and marketable securities as either trading, available-for-sale or held-to-maturity. The Company has classified marketable securities as available-for-sale.

     Unrealized holding gains and losses, net of the related income tax effect on the available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. The Company recorded an unrealized gain (loss) of $14,167 and $(3,698) as of December 31, 1996 and 1997, respectively.

     (e) CONCENTRATIONS OF CREDIT RISK -- Financial instruments that subject the Company to credit risk consist principally of trade receivables. Concentrations of credit risk with respect to accounts receivable are limited by the number of clients that comprise the Company's client base, along with the different industries and geographic regions in which the Company's clients operate. The Company does not generally require collateral or other security to support client receivables, although the Company does require retainers, up-front deposits or irrevocable letters-of-credit in many situations. The Company has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past history. Management does not anticipate incurring losses on its trade receivables in excess of established allowances.

     (f) PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and improvements..................................   5 - 40 years
Furniture and fixtures......................................   5 - 10 years
Machinery and equipment.....................................   5 - 12 years
Leasehold improvements......................................  Life of lease
Vehicles....................................................        5 years

     (g) DATABASES -- Databases are capitalized costs incurred to obtain information from third party providers. The Company relies on this information to create and maintain its proprietary and non-proprietary databases. Because of the continuing accessibility of the information and its usefulness to future investigative procedures, the cost of acquiring the information is capitalized and amortized over a five year period. Amortization of

                            THE KROLL-O'GARA COMPANY
databases for the years ended December 31, 1995, 1996 and 1997 was $2,470,696, $2,949,134 and $2,937,152, respectively.

     (h) IMPAIRMENT OF LONG-LIVED ASSETS -- Effective January 1, 1996, the Company adopted the provisions of SFAS No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard requires that long-lived assets, certain identifiable intangibles and goodwill related to those assets be reviewed for impairment by asset group for which the lowest level of independent cash flows can be identified. In accordance with this standard, the Company periodically reviews the carrying value of these assets and impairments are recognized when the expected undiscounted future cash flows are less than the carrying amount of the asset. Based on its most recent analysis, the Company believes no impairment exists at December 31, 1997. However, it is possible, due to a change in circumstances, that the carrying value could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

     The adoption of SFAS 121 in 1996 resulted in no adjustment to the supplemental consolidated financial statements of the Company. However, during the fourth quarter of 1996, LSAI made a decision to hold for sale a former laboratory building, which resulted in an impairment of approximately $111,000 being recorded, which reduced the net book value of the building to $225,000. This impairment, in addition to an approximate $13,000 laboratory equipment impairment, is included in "asset impairment" in the accompanying supplemental consolidated statements of operations.

     (i) COSTS IN EXCESS OF ASSETS ACQUIRED -- Costs in excess of assets acquired represents the excess of the purchase cost over the fair value of net assets acquired in a purchase business combination. Amortization is recorded on a straight-line basis over periods ranging from 15 to 40 years. Amortization of costs in excess of assets acquired for the years ended December 31, 1995, 1996 and 1997 was $26,939, $26,992 and $683,649, respectively.

     (j) OTHER INTANGIBLE ASSETS -- Other intangible assets, comprised mainly of customer lists and non-compete agreements, are amortized on a straight-line basis. Customer lists are amortized over a fifteen year period and the non-compete agreements are being amortized over the life of the agreement, which ranges from six months to five years.

     (k) FOREIGN CURRENCY TRANSLATION -- Assets and liabilities of foreign operations are translated using year-end exchange rates and revenues and expenses are translated using exchange rates prevailing during the year, with gains or losses resulting from translation included in a separate component of shareholders' equity.

     Gains or losses resulting from foreign currency transactions are translated to local currency at the rates of exchange prevailing at the dates of the transactions. Amounts receivable or payable in foreign currencies, other than the subsidiary's local currency, are translated at the rates of exchange prevailing at the balance sheet date. The effect of transactional gains or losses is included in other income (expense) in the accompanying supplemental consolidated statements of operations.

     (l) USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (m) RESEARCH AND DEVELOPMENT -- Research and development costs are expensed as incurred. The Company incurred approximately $91,000, $130,000 and $136,000 for the years ended December 31, 1995, 1996 and 1997, respectively, for research and development. These costs are included in general and administrative expenses in the accompanying supplemental consolidated statements of operations.

                            THE KROLL-O'GARA COMPANY

     (n) ADVERTISING -- The Company expenses the cost of advertising as incurred. Advertising expenses for the years ended December 31, 1995, 1996 and 1997 were $381,000, $782,000 and $1,534,000, respectively.

     (o) EARNINGS PER SHARE -- In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). In accordance with SFAS 128, basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Dilutive common stock equivalents represent shares issuable upon assumed exercise of stock options and warrants, assumed issuance of restricted stock and assumed conversion of the convertible note payable. The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the years ended December 31, 1995, 1996 and 1997:

     Since there were no dilutive securities, basic and diluted loss per share in 1995 are identical, thus a reconciliation of the numerator and denominator is not necessary.

                                                YEAR ENDED DECEMBER 31, 1996
                               --------------------------------------------------------------
                               INCOME (NUMERATOR)    SHARES (DENOMINATOR)    PER SHARE AMOUNT
                               ------------------    --------------------    ----------------
Basic earnings per share.....      $5,268,415             11,607,329              $0.45
                                                                                  -----
Effect of dilutive
  securities:
  Options....................              --                131,932
  Restricted stock...........        (162,443)               287,482
  Warrants...................              --                101,797
  Convertible note payable...              --                 32,434
                                   ----------             ----------
Diluted earnings per share...      $5,105,972             12,160,974              $0.42
                                   ==========             ==========              =====

                                                YEAR ENDED DECEMBER 31, 1997
                               --------------------------------------------------------------
                               INCOME (NUMERATOR)    SHARES (DENOMINATOR)    PER SHARE AMOUNT
                               ------------------    --------------------    ----------------
Basic earnings per share.....      $2,046,643             14,006,638              $0.15
                                                                                  -----
Effect of dilutive
  securities:
  Options....................              --                238,570
  Restricted stock...........              --                443,152
  Warrants...................              --                 96,740
  Convertible note payable...              --                 14,222
                                   ----------             ----------
Diluted earnings per share...      $2,046,643             14,799,322              $0.14
                                   ==========             ==========              =====

     Basic and diluted earnings per share based on income from continuing operations were $0.56 and $0.52, respectively, for the year ended December 31, 1996. The basic and diluted per share impact of the discontinued operations were $0.11 and $0.10, respectively.

     Basic and diluted earnings per share based on income from continuing operations before extraordinary item and cumulative effect of change in accounting principle were $0.19 and $0.18, respectively, for the year ended December 31, 1997. The basic and diluted per share impact of the extraordinary item was $0.01 and the basic and diluted per share impact of the change in accounting principle were $0.03 and $0.02, respectively.

     During 1997, 66,000 warrants to purchase a total of 27,746 shares of common stock of the Company at $7.20 per warrant were outstanding but were not included in the computation of diluted earnings per share because the warrants' exercise price was greater than the average market price of the common shares.

                            THE KROLL-O'GARA COMPANY

     (p) NEW ACCOUNTING PRONOUNCEMENTS -- In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The Company has chosen to disclose comprehensive income, which encompasses net income, foreign currency translation adjustments and unrealized holding gains of marketable securities, in the supplemental consolidated statement of shareholder's equity. Prior years have been restated to conform to the SFAS 130 requirements. The accumulated other comprehensive income (loss) balance of $0.2 million at December 31, 1995 consisted entirely of foreign currency translation adjustments. The accumulated other comprehensive income (loss) balance of ($0.1) million at December 31, 1996 consisted of ($0.2) million of foreign currency translation adjustments and $0.01 million of unrealized appreciation of marketable securities. The accumulated other comprehensive income (loss) balance of ($0.4) million at December 31, 1997 consisted of ($0.4) million of foreign currency translation adjustments and $0.01 million of unrealized appreciation of marketable securities.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), effective for fiscal years beginning after December 15, 1997. This statement requires disclosure for each segment into which a company is organized by the chief operating decision maker for the purposes of making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any manner in which management disaggregates a company. The Company adopted SFAS 131 during fiscal 1998. This statement, which requires expansion or modification to existing disclosures, has no impact on the Company's reported supplemental consolidated financial position, results of operations or cash flows.

     In April 1998, the American Institute of Certified Public Accountants released Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-Up Activities." The SOP requires costs of start-up activities, including preoperating costs, organization costs and other start-up costs, to be expensed as incurred. The Company's current practice is to capitalize certain of these expenses and amortize them over periods ranging from one to five years. The Company is required to adopt the provisions of this statement no later than the first quarter of fiscal 1999. Included in the accompanying December 31, 1997 supplemental consolidated balance sheet are approximately $1.0 million of preoperating, organization and start-up costs which would have been expensed had this statement already been implemented.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 15, 1999. The Company has several forward contracts in place in association with demand notes from certain subsidiaries. These instruments qualify for hedge accounting. The Company has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption of SFAS 133. However, SFAS 133 could increase volatility in earnings and other comprehensive income.

     (q) STOCK-BASED COMPENSATION -- The Company has elected to account for the cost of its employee stock options and other forms of employee stock-based compensation plans utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25) as allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123). APB 25 requires compensation cost for stock-based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of grant and the option exercise price. SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based

                            THE KROLL-O'GARA COMPANY
compensation plans. SFAS 123 allows an entity to continue to measure compensation cost using the principles of APB 25 if certain pro forma disclosures are made. The pro forma disclosures required by SFAS 123 are presented in Note 11(g).

     (r) CHANGE IN ACCOUNTING PRINCIPLE -- In the fourth quarter of 1997, the Company changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation. Consistent with a consensus reached by the Emerging Issues Task Force (EITF) under Issue 97-13, in late November 1997, the Company expensed costs previously capitalized in earlier quarters of 1997 (approximately $360,000, net of tax benefit of $240,000) as a cumulative effect of change in accounting principle.

     (s) DERIVATIVE FINANCIAL INSTRUMENTS -- Financial instruments in the form of foreign currency exchange contracts are utilized by the Company to hedge its exposure to movements in foreign currency exchange rates. The Company does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign exchange contracts are deferred and amortized as an adjustment to the cumulative foreign currency translation adjustment component of equity over the terms of the agreements in accordance with hedge accounting standards. The fair value of foreign currency exchange contracts is not recognized in the supplemental consolidated financial statements since they are accounted for as hedges.

     (t) RECLASSIFICATIONS -- Certain reclassifications have been reflected in 1995 and 1996 to conform with the current period presentation.

(3)  MERGER AND ACQUISITIONS

     The Company has completed the following transactions during 1996 and 1997. All were accounted for as purchase business combinations except for the merger with Kroll which was accounted for as a pooling of interests business combination.

     (a) NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC. -- On January 2, 1996, the Company acquired all of the shares of National Psychopharmacology Laboratory, Inc. (NPLI), a company engaged in forensic drug testing and clinical testing and analysis.

     The total purchase price of approximately $3,400,000, substantially all of which was recorded as intangible assets, consisted of $1,075,000 in cash, $650,000 in unsecured promissory notes and assumption of net liabilities of approximately $1,675,000, including $800,000 in deferred income taxes. For accounting purposes, the acquisition of NPLI was effective on January 1, 1996 and the results of operations of NPLI are included in the supplemental consolidated results of operations of the Company from that date forward.

     The forensic portion of NPLI's business was merged into the operations of a subsidiary of the Company effective February 1996. The Company intended to sell the clinical business during 1996, but after negotiations with three potential buyers failed, the Company shut down the clinical operations effective in the fourth quarter of 1996. The revenues related to the discontinued clinical operation for the year ended December 31, 1996, were approximately $3,413,000. The related operating loss and shut down expenses of the clinical business are included in the accompanying supplemental consolidated statements of operations as "discontinued operation" and "disposition of discontinued operation," respectively.

     (b) PALMER ASSOCIATES, S.C. -- In October 1996, the Company purchased substantially all of the assets and certain liabilities of Palmer Associates, S.C., (Palmer) a security services provider, for approximately $1,000,000, which resulted in goodwill (amortized over fifteen years) and intangible assets equal to the purchase price. The purchase was payable $500,000 at the closing of the Company's initial public offering and $250,000 each in November 1997 and 1998. The former owner also entered into a four year non-competition agreement, payable in annual installments of $50,000, and a two year employment agreement.

                            THE KROLL-O'GARA COMPANY

     (c) PATHOLOGY LABORATORIES, LTD. -- On January 31, 1997, the Company acquired certain intangible assets from Pathology Laboratories, Ltd. (PLL), a Company engaged in providing drug testing services. The total purchase price of approximately $2.6 million, which was allocated entirely to customer lists to be amortized over fifteen years, consisted of $1.6 million in cash and quarterly payments beginning on July 31, 1997 and ending on March 31, 1998 totaling approximately $1.0 million based on a prescribed level of revenues generated form the purchased customer list. In the accompanying supplemental consolidated balance sheet at December 31, 1997, the Company has approximately $250,000 accrued for the remainder of the total purchase price. For accounting purposes, the acquisition of PLL was effective on January 31, 1997 and the results of operations of PLL are included in the supplemental consolidated results of operations of the Company from that date forward.

     (d) NEXT DESTINATION LIMITED -- On February 5, 1997, the Company acquired all of the shares of Next Destination Limited (Next), consisting of approximately $1.9 million in shares of the Company's common stock (170,234 shares) and approximately $1.6 million in seller-provided financing in the form of secured three-year 6% notes. Next, headquartered in Salisbury, United Kingdom
(UK), is a distributor of high technology communication equipment for the consumer electronic, marine, aviation, professional and leisure markets in both the UK and Europe. The former managing director and founder of Next agreed to continue to manage the business and enter into a three year non-competition agreement. For accounting purposes, the acquisition was effective on February 1, 1997 and the results of operations of Next are included in the supplemental consolidated results of operations of the Company from that date forward. The resulting goodwill from this transaction is being amortized over fifteen years.

     (e) LABBE, S.A. -- On February 12, 1997, the Company acquired all shares of Labbe, S.A. (Labbe) for approximately $14.2 million, consisting of $10.7 million in cash and 376,597 shares of the Company's common stock valued at approximately $3.5 million. Labbe, headquartered in Lamballe, France, provides vehicle armoring systems for commercial customers located mainly in Western Europe. The former shareholders are subject to certain non-competition agreements upon their leaving the employment of the Company. For accounting purposes, the acquisition was effective on January 1, 1997 and the results of operations of Labbe are included in the supplemental consolidated results of operations of the Company from that date forward. The resulting goodwill from this transaction is being amortized over thirty years.

     The following unaudited proforma combined results of operations for the year ended December 31, 1996 assumes the Labbe acquisition occurred as of January 1, 1996 (in thousands, except per share data):

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
Sales.......................................................      $189,036
Net income..................................................      $  5,463
Earnings per share:
  Basic.....................................................      $   0.46
  Diluted...................................................      $   0.42

     (f) INTERNATIONAL TRAINING, INCORPORATED -- On March 24, 1997, the Company acquired all of the shares of International Training, Incorporated (ITI) for approximately $2.5 million, consisting of approximately $800,000 in shares of the Company's common stock (68,086 shares), $500,000 in cash and approximately $1.2 million in seller-provided financing in the form of unsecured two-year 10% notes. ITI, headquartered near Washington D.C., provides advanced security training. For accounting purposes, the acquisition was effective on March 1, 1997 and the results of operations of ITI are included in the supplemental consolidated results of operations of the Company from that date forward. The resulting goodwill from this transaction is being amortized over fifteen years.

     (g) ACCU-PATH MEDICAL LABORATORIES, INC. -- On December 1, 1997, the Company acquired certain intangible assets from Accu-Path Medical Laboratories, Inc. (Accu-Path) a Company engaged in providing drug

                            THE KROLL-O'GARA COMPANY
testing services. The total purchase price of approximately $360,000, which was allocated entirely to customer lists to be amortized over fifteen years, consisted of $100,000 in cash and quarterly payments beginning on approximately March 31, 1998 and ending on September 30, 1999 totaling $260,000 based on a prescribed level of revenues generated from the purchased customer list. In the accompanying supplemental consolidated balance sheet at December 31, 1997, the Company has $260,000 accrued for the remainder of the total purchase price. For accounting purposes, the acquisition of Accu-Path was effective on December 1, 1997 and the results of operations of Accu-Path are included in the supplemental consolidated results of operations of the Company from that date forward.

     (h) ZAO IMEA -- On December 2, 1997, the Company acquired all of the shares of ZAO IMEA, a Russian corporation, and certain assets, liabilities and a twenty year non-compete agreement in Russia from Acorn Communication Group, Inc. (Acorn) for approximately $3.1 million, consisting of $600,000 in cash and 138,889 shares of the Company's common stock valued at approximately $2.4 million. IMEA provides vehicle armoring systems and other equipment for commercial customers located in Russia. IMEA and Acorn had substantially common ownership prior to the acquisition. The former shareholders also entered into employment agreements, which include non-competition clauses, for periods of six months to three years. For accounting purposes, the acquisition was effective on December 1, 1997 and the results of operations of IMEA are included in the supplemental consolidated results of operations of the Company from that date forward. The resulting goodwill from this transaction is being amortized over fifteen years.

     In connection with the acquisitions in 1997 of PLL, Next, Labbe, ITI, Accu-Path and IMEA, assets were acquired and liabilities were assumed as follows (in thousands):

                                                                                  ACCU-
                                           PLL      NEXT      LABBE       ITI     PATH     IMEA
                                         -------   -------   --------   -------   -----   -------
FAIR VALUE OF ASSETS ACQUIRED
  INCLUDING:
  Cash.................................  $    --   $    --   $  3,501   $   123   $  --   $     2
  Accounts receivable..................       --     1,830      4,689       231      --        11
  Inventories..........................       --     1,276      3,392        --      --       553
  Prepaid expenses and other...........       --        --        316         4      --         7
  Property, plant & equipment..........       --        80      3,360       216      --        82
  Costs in excess of assets acquired
     and other intangible assets.......    2,560     3,459      7,802     2,061     360     3,287
  Other non-current assets.............       --        --      2,357        --      --         4
                                         -------   -------   --------   -------   -----   -------
                                           2,560     6,645     25,417     2,635     360     3,946
  Less: Cash paid for net assets.......   (1,600)       --    (10,730)     (500)   (100)     (500)
     Fair value of debt issued.........     (960)   (1,575)        --    (1,231)   (260)     (100)
     Fair value of stock issued........       --    (1,851)    (3,431)     (800)     --    (2,378)
                                         -------   -------   --------   -------   -----   -------
                                         $    --   $ 3,219   $ 11,256   $   104   $  --   $   968
                                         =======   =======   ========   =======   =====   =======
LIABILITIES ASSUMED INCLUDING:
  Liabilities assumed and acquisition
     costs.............................  $    --   $ 3,219   $  9,287   $    85   $  --   $   968
  Debt.................................       --        --      1,969        19      --        --
                                         -------   -------   --------   -------   -----   -------
                                         $    --   $ 3,219   $ 11,256   $   104   $  --   $   968
                                         =======   =======   ========   =======   =====   =======

     (i) MERGER WITH KROLL -- Effective upon the consummation of the merger with Kroll, each then issued and outstanding share of Kroll common stock, including shares subject to issuance under the Kroll restricted stock plan (See
Note 11), were converted into 62.52 shares of common stock of the Company or 6,098,561 shares of

                            THE KROLL-O'GARA COMPANY

Company common stock in total. Outstanding employee stock options of Kroll were converted at the same exchange factor into options to purchase 551,492 shares of Company common stock (See Note 11).

     The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Kroll as though it had always been a part of the Company.

     There were no transactions between O'Gara and Kroll prior to the combination, and immaterial adjustments were recorded to conform Kroll's accounting policies. Certain reclassifications were made to the Kroll financial statements to conform to the Company's presentations. The results of operations for the separate companies and the combined amounts presented in the supplemental consolidated financial statements follow:

                                          O'GARA          KROLL         COMBINED
                                        -----------    -----------    ------------
Nine months ended
  September 30, 1997 (unaudited)
  Revenue.............................  $82,567,200    $53,823,958    $136,391,158
  Extraordinary item..................     (193,875)            --        (193,875)
  Net income..........................    4,181,387      1,796,124       5,977,511
Year ended December 31, 1996
  Revenue.............................   82,777,691     70,883,058     153,660,749
  Net income (loss)...................    6,658,962       (801,740)      5,857,222
Year ended December 31, 1995
  Revenue.............................   32,816,996     53,024,304      85,841,300
  Net income (loss)...................   (1,122,052)    (5,413,687)     (6,535,739)

     In connection with the Kroll merger, the Company recorded, in the fourth quarter, a charge to operating expenses of approximately $7.2 million ($5.7 million after taxes, or $0.39 per diluted share) for direct and other merger-related costs pertaining to the merger transaction. Merger transaction costs are nonrecurring and include $0.8 million for stock based compensation costs triggered by the change in control of Kroll, $1.8 million for stay bonuses and severance and $4.6 million which consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges.

     (j) PURCHASE OF MINORITY INTEREST -- During 1997, the Company exercised their option to acquire the minority interest in its O'Gara Brazilian subsidiary for approximately 69,565 shares of common stock valued at approximately $1.2 million.

(4)  BALANCE SHEET ACCOUNTS

     (a) TRADE ACCOUNTS RECEIVABLE AND COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS -- The following summarizes the components of trade accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts:

                                                              DECEMBER 31,
                                                       --------------------------
                                                          1996           1997
                                                       -----------    -----------
United States Military:
  Billed receivables.................................  $ 1,461,491    $ 3,756,035
  Costs and estimated earnings in excess of billings
     on uncompleted contracts........................   10,189,891      9,253,872
                                                       -----------    -----------
     Total United States Military....................  $11,651,382    $13,009,907
                                                       ===========    ===========

                            THE KROLL-O'GARA COMPANY

                                                              DECEMBER 31,
                                                       --------------------------
                                                          1996           1997
                                                       -----------    -----------
Other contracts:
  Billed receivables.................................  $23,961,283    $37,040,436
  Costs and estimated earnings in excess of billings
     on uncompleted contracts........................    5,136,657      2,824,592
                                                       -----------    -----------
     Total other contracts...........................  $29,097,940    $39,865,028
                                                       ===========    ===========
     Total trade accounts receivable.................  $25,422,774    $40,796,471
                                                       ===========    ===========
     Total costs and estimated earnings in excess of
       billings on uncompleted contracts.............  $15,326,548    $12,078,464
                                                       ===========    ===========

     Costs and estimated earnings in excess of billings on uncompleted contracts are net of $66,180,434 and $89,875,813 of progress billings to the United States Military at December 31, 1996 and 1997, respectively.

     Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue recognized on long-term contracts in excess of billings because amounts were not billable at the balance sheet date. It is anticipated such unbilled amounts attributable to the United States Military will generally be billed over the next 180 days as the contract is substantially completed. Amounts receivable on other contracts are generally billed as shipments are made. It is estimated that substantially all of such amounts will be billed within one year, although contract extensions may delay certain collections beyond one year.

     The following summarizes activity in the allowance for doubtful accounts on trade accounts receivable:

                                               ADDITIONS
                                 BALANCE       CHARGED TO                    BALANCE
                               BEGINNING OF    COSTS AND                      END OF
                                  PERIOD        EXPENSES     DEDUCTIONS       PERIOD
                               ------------    ----------    -----------    ----------
Year ended December 31,
  1995.......................   $3,282,518     $3,149,467    $(3,731,814)   $2,700,171
Year ended December 31,
  1996.......................   $2,700,171     $3,778,583    $(3,954,870)   $2,523,884
Year ended December 31,
  1997.......................   $2,523,884     $2,097,342    $(1,521,162)   $3,100,064

     (b) INVENTORIES -- Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method and include the following:

                                                              DECEMBER 31,
                                                        -------------------------
                                                           1996          1997
                                                        ----------    -----------
Raw materials.........................................  $4,882,075    $ 9,551,152
Vehicle costs and work-in-process.....................   3,951,319     10,011,747
                                                        ----------    -----------
                                                        $8,833,394    $19,562,899
                                                        ==========    ===========

                            THE KROLL-O'GARA COMPANY

     The following summarizes activity in valuation reserves for inventory obsolescence:

                                                   ADDITIONS
                                       BALANCE     CHARGED TO                  BALANCE
                                      BEGINNING    COSTS AND                    END OF
                                      OF PERIOD     EXPENSES     DEDUCTIONS     PERIOD
                                      ---------    ----------    ----------    --------
Year ended December 31, 1995........  $     --      $     --      $     --     $     --
Year ended December 31, 1996........  $     --      $264,114      $     --     $264,114
Year ended December 31, 1997........  $264,114      $113,567      $(23,782)    $353,899

     (c) OTHER ASSETS -- Other assets are stated at cost less accumulated amortization and are being amortized on a straight line basis over their estimated useful lives, as applicable. Other assets consist of the following:

                                                                   DECEMBER 31,
                                              USEFUL LIFE    ------------------------
DESCRIPTION                                     (YEARS)         1996          1997
-----------                                   -----------    ----------    ----------
Advance to vendor...........................     --          $1,825,207    $1,275,437
Deferred costs..............................     --              80,818       642,971
Security deposits...........................     --             326,376       471,859
Long-term receivable........................     --                  --       380,000
Non-refundable deposit on an equipment lease
  with a related party......................     10             503,858       297,025
Deferred financing fees.....................   7 - 30           152,940       876,667
Long-term investments.......................     --             180,998       101,630
Other long-term assets......................     --             137,003       452,533
                                                             ----------    ----------
                                                              3,207,200     4,498,122
                                                               (102,247)     (166,477)
                                                             ----------    ----------
                                                             $3,104,953    $4,331,645
                                                             ==========    ==========

     Costs applicable to bids in process are deferred when management believes it is probable that future contracts will be obtained. These costs are transferred to contract costs when contracts are awarded or are expensed when the contract award is no longer considered probable.

     (d) ACCRUED LIABILITIES -- Accrued liabilities consist of the following at December 31, 1996 and 1997:

                                                              DECEMBER 31,
                                                       --------------------------
DESCRIPTION                                               1996           1997
-----------                                            -----------    -----------
Payroll and related benefits.........................  $ 5,874,724    $ 8,205,962
Property, sales and other taxes payable..............      590,648        773,846
Accrued interest.....................................      268,605        564,168
Accrued satellite time...............................      680,835      1,009,162
Accrued customer list installment payments...........           --        510,345
Other accruals.......................................    2,657,576      4,021,964
                                                       -----------    -----------
                                                       $10,072,388    $15,085,447
                                                       ===========    ===========

                            THE KROLL-O'GARA COMPANY

(5)  INCOME TAXES

     Prior to October 28, 1996, OHE was an S Corporation and generally was not responsible for payment of income taxes. Rather, the respective OHE shareholders were taxed on OHE's taxable income at the respective individual federal and state income tax rates. Therefore, the income generated by OHE has not been subject to federal, state or certain foreign income taxes prior to the date of OHE's reorganization on October 28, 1996. Schiff was also an S Corporation for all periods presented in the supplemental consolidated financial statements. Accordingly, the accompanying supplemental consolidated financial statements only reflect a provision (benefit) for income taxes for Kroll and LSAI, both of which were C Corporations, for all periods prior to October 28, 1996.

     The Company accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax liabilities and assets are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates.

     The Company's provision (benefit) for income taxes on income (loss) from continuing operations for all periods is summarized as follows:

                                               1995         1996          1997
                                             ---------    ---------    -----------
Currently payable:
  Federal..................................  $ 230,439    $ 470,479    $ 2,800,720
  State and local..........................   (169,824)     383,563        576,837
  Foreign..................................         --       83,000      1,364,873
                                             ---------    ---------    -----------
                                                60,615      937,042      4,742,430
                                             ---------    ---------    -----------
Deferred:
  Federal..................................   (585,645)    (425,558)    (1,213,147)
  State and local..........................   (298,402)    (145,937)      (224,290)
  Foreign..................................         --           --             --
                                             ---------    ---------    -----------
                                              (884,047)    (571,495)    (1,437,437)
                                             ---------    ---------    -----------
                                             $(823,432)   $ 365,547    $ 3,304,993
                                             =========    =========    ===========

                            THE KROLL-O'GARA COMPANY

     A reconciliation between the statutory federal income tax rate and the effective tax rate is summarized as follows:

                                        1995                   1996                   1997
                                 -------------------    -------------------    ------------------
                                   AMOUNT      RATE       AMOUNT      RATE       AMOUNT     RATE
                                 -----------   -----    -----------   -----    ----------   -----
Provision (benefit) for income
  taxes at the federal
  statutory rate...............  $(2,194,096)  (34.0)%  $ 2,349,834    34.0%   $2,005,265    34.0%
State and local income taxes,
  net of federal benefit.......     (308,682)   (4.8)       156,912     2.3       295,119     5.0
Impact of S Corp income/loss,
  prior to reorganization......      381,498     5.9     (2,087,529)  (30.2)           --      --
Impact of foreign income, prior
  to reorganization............           --      --       (199,095)   (2.9)           --      --
Nondeductible expenses.........       13,446     0.3         34,766     0.5     1,424,333    24.1
Change in valuation
  allowance....................    1,338,113    20.7        109,303     1.6      (755,044)  (12.8)
Effect of foreign
  income/loss..................      105,693     1.6         (8,768)   (0.1)      577,743     9.8
Other..........................     (159,404)   (2.5)        10,124     0.1      (242,423)   (4.1)
                                 -----------   -----    -----------   -----    ----------   -----
     Provision (benefit) for
       income taxes............  $  (823,432)  (12.8)%  $   365,547     5.3%   $3,304,993    56.0%
                                 ===========   =====    ===========   =====    ==========   =====

     The components of the Company's consolidated deferred income tax assets and liabilities as of December 31 are summarized below:

                                                                 1996           1997
                                                              -----------    -----------
Deferred tax assets:
  Allowance for doubtful accounts...........................  $   783,046    $   844,101
  Fixed assets, depreciation and amortization differences...      646,744        564,262
  Accrual for restricted stock plan.........................      164,794             --
  Net operating loss carryforwards..........................    1,423,336      1,839,743
  Payroll and other benefits................................      220,000        594,401
  Other accruals............................................      311,180        336,817
  Acquisition costs.........................................           --        440,000
  Other.....................................................      422,000        981,610
                                                              -----------    -----------
                                                                3,971,100      5,600,934
  Valuation allowance.......................................   (2,303,336)    (2,126,035)
                                                              -----------    -----------
     Net deferred tax assets................................    1,667,764      3,474,899
                                                              -----------    -----------
Deferred tax liabilities:
  Nonaccrual service fee receivable.........................     (219,560)      (212,079)
  Deferred revenue..........................................   (2,105,813)    (1,908,823)
  Database capitalization...................................   (2,738,824)    (2,779,790)
  S to C conversion.........................................       (5,745)        (5,223)
  Customer lists, net of amortization.......................     (400,000)      (344,000)
  Other.....................................................           --       (166,893)
                                                              -----------    -----------
                                                               (5,469,942)    (5,416,808)
                                                              -----------    -----------
Net deferred tax liability..................................  $(3,802,178)   $(1,941,909)
                                                              ===========    ===========

                            THE KROLL-O'GARA COMPANY

     The Company has certain foreign net operating loss carryforwards, primarily in the United Kingdom and France, which approximate $1.4 million and $1.8 million at December 31, 1996 and 1997, respectively. The carryforwards expire beginning in 2001. A valuation allowance for the full amount of all existing foreign carryforwards has been provided as it is not certain that the tax benefit will be realized in the foreseeable future. Adjustments to the valuation allowance, if any, will be recorded in the periods in which it is determined the asset is realizable.

(6)  RELATED PARTY TRANSACTIONS

     (a) SUMMARY OF RELATED PARTY TRANSACTIONS -- The following summarizes transactions with related parties:

                                                           YEARS ENDED DECEMBER 31,
                                                    --------------------------------------
                                                       1995          1996          1997
                                                    ----------    ----------    ----------
Sales
  to Shareholder..................................  $3,868,967    $5,325,559    $6,412,244
  to affiliated entities..........................     208,000       236,000        21,000
Purchases
  from Shareholder................................     485,807       824,348       814,154
  from affiliated entities........................     557,000     1,176,000       411,000
Lease expense to affiliated entities..............     431,000     1,179,000       813,000
Consulting, commission and legal services expense
  provided by affiliated entities.................     377,000       348,000            --
  provided by minority shareholders...............     284,000       118,000            --
  provided by LSAI Director.......................     130,000        30,000       170,000
Receivables sale to shareholder...................   4,507,800            --            --
Non-interest bearing advances to shareholders.....          --       288,829       525,996
Charter fee included in costs of the offering or
  merger costs....................................          --       327,000       576,000
Interest on shareholder notes payable.............      33,000        27,000            --
Forgiveness of note payable to affiliated
  entity..........................................          --       122,000            --

     (b) NOTES PAYABLE-SHAREHOLDERS -- OHE had certain notes payable to shareholders, which were repaid upon the completion of the Company's initial public offering in 1996. Interest expense associated with these obligations approximated $33,000 and $27,000 for the years ended December 31, 1995 and 1996, respectively.

     Kroll has certain amounts due to/from shareholders of the Company which include the following amounts at December 31:

                                                             1996          1997
                                                          -----------    ---------
Amounts due from a certain shareholder................    $ 1,345,499    $      --
                                                          -----------    ---------
Amounts due to certain shareholders...................     (8,393,765)    (309,500)
                                                          -----------    ---------
     Net due to shareholders..........................    $(7,048,266)   $(309,500)
                                                          ===========    =========

     Balances included in amounts due to/from shareholders are classified as open advance accounts or term loans. The net due to shareholders under the term loans was $2,309,500 at December 31, 1996. Substantially all amounts due to and due from shareholders were paid off in connection with the merger except for a loan payable of $309,500 which is due on demand and bears interest at prime less 0.5%.

                            THE KROLL-O'GARA COMPANY

     (c) SALES -- SHAREHOLDER -- During 1995, 1996 and 1997, the Company rendered services to a corporation which is also a shareholder of the Company. Total revenue recognized for the years ended December 31, 1995, 1996 and 1997 was $3,868,967, $5,325,559 and $6,412,244, respectively. Additionally, this corporation provided certain services to the Company which have been included in cost of sales and operating expenses in the accompanying supplemental consolidated statements of operations. These costs were approximately $485,807, $824,348 and $814,154 for the years ended December 31, 1995, 1996 and 1997, respectively. The year end accounts receivable balance for this customer was approximately $857,820 and $897,361 at December 31, 1996 and 1997, respectively.

     (d) BUILDING AND EQUIPMENT LEASES -- AFFILIATED ENTITIES -- The Company currently leases a corporate aircraft from an affiliated entity under a ten year lease agreement which began in February 1995. The lease stipulates minimum monthly payments of $35,200, with additional charges accruing for usage in excess of established base limits. The terms of the lease required a non-refundable deposit. The original deposit of approximately $504,000 is being amortized as rental expense over the existing lease period. Rental expense, including amortization recognized, approximated $414,000, $422,000 and $234,000 for the years ended December 31, 1995, 1996 and 1997, respectively. The Company also paid this affiliated entity $327,000 in fiscal 1996 for usage of the aircraft during the roadshow for the initial public stock offering and included such amount in issuance costs. Additionally, the Company paid $576,000 in fiscal 1997 for usage of the aircraft to consummate the merger with Kroll and included such amount in merger-related costs. Management is of the opinion that the hourly rate paid by the Company was equivalent to the rate charged by the affiliated entity to other unrelated companies for similar services and it was favorably comparable to rates charged by another unrelated charter service for similar aircraft. Also, the Company has recorded $152,000 in prepaid expenses related to payments for the future use of the aircraft at December 31, 1997.

     The Company is also currently leasing equipment and a manufacturing facility from two affiliated entities under various three year and month-to-month lease agreements which began in July 1995. Rental expense approximated $17,000, $757,000 and $579,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

     (e) NOTE PAYABLE -- In 1994, Laboratory Specialists, Inc. (LSI), a wholly-owned subsidiary of LSAI, issued a note payable in the amount of $353,123 to an affiliated entity in connection with LSI's then president and former owner's acquisition of LSI's common stock. This individual later exchanged all of the outstanding common stock of LSI for 1,000,000 shares of common stock and 300,000 shares of Series I Cumulative Redeemable Preferred Stock (the Series I Preferred Stock) of LSAI. LSAI redeemed the Series I Preferred Stock in July 1995 at $1.00 per share totaling $300,000.

(7)  REVOLVING LINES OF CREDIT

     The Company had a $12,000,000 revolving line of credit with a bank at December 31, 1996, which was replaced during 1997. Borrowings under this line of credit were $9,935,947 at December 31, 1996.

     On December 1, 1997 the Company amended and restated its credit agreement which provides for a revolving line of credit of $7.0 million maturing on May 31, 1999, a letter of credit facility of approximately $7.7 million and a term note of $7.0 million which matures on January 4, 1999. The revolving credit facility bears interest at rates ranging from prime less 0.5% to prime or, at the Company's option, at LIBOR plus 2.0% to LIBOR plus 2.5%, dependent upon amounts outstanding. Average borrowings under the revolving line of credit and its predecessors were $6,530,260, $9,915,663 and $4,568,994 during 1995, 1996 and 1997, respectively, at an approximate weighted average interest rate of 8.82%, 8.27% and 8.46%, respectively. The maximum borrowings outstanding during 1995, 1996 and 1997 were $8,216,000, $12,145,000 and $11,600,000, respectively.
Borrowings under this line of credit were $559,112 at December 31, 1997. On October 30, 1998 this credit

                            THE KROLL-O'GARA COMPANY
agreement was amended and restated to provide for a revolving line of credit of $7.0 million and a letter of credit facility of approximately $7.6 million which matures on May 31, 2000.

     In connection with a refinancing in 1997, the Company fully amortized the remaining deferred financing costs from a previous agreement, resulting in a one time extraordinary charge to the company's net income of $193,875, after income tax benefits of $129,250, or $0.01 per diluted share.

     This credit agreement includes certain financial covenants, which among other restrictions, requires the maintenance of certain financial ratios, including fixed charge coverage and net worth and imposes limitations on foreign investment, total intangible assets, additional indebtedness and capital expenditures. The Company was not in compliance with certain of these covenants as of December 31, 1997. These events of non compliance have been waived by the lender.

     In December 1995, LSI entered into a $1 million line of credit arrangement, which matured in December 1996. The line of credit was renewed for $250,000 in January 1997 with an interest rate equal to the CitiBank N.A. rate, which was 8.25% at the date of renewal. This line of credit matured in January 1998. This line of credit was collateralized by LSI's accounts receivable, intangibles, inventories, equipment and furniture and fixtures. No borrowings were made against the line of credit during 1997, and no balance was outstanding as of December 31, 1997.

                            THE KROLL-O'GARA COMPANY

(8)  LONG-TERM DEBT

     The components of long-term debt are as follows at:

                                                              DECEMBER 31,
                                                       --------------------------
                                                          1996           1997
                                                       -----------    -----------
Senior unsecured notes payable to various
  institutions, interest at 9.56% (amended to 8.56%
  in May 1998) payable semi-annually, principal
  payable at maturity in May 2004, subject to
  prepayment penalties...............................  $        --    $35,000,000
Development Bonds, variable interest rate
  approximating 85% of the bond equivalent yield of
  13 week U.S. Treasury bills (not to exceed 12%),
  which approximated 3.9% at December 31, 1997,
  payable in scheduled installments through September
  2016, subject to optional tender by the bondholders
  and a corresponding remarketing agreement, secured
  by the property, plant and equipment of OHE and a
  bank letter of credit (Note 12)....................    1,525,000      1,432,224
Notes payable to former shareholders of acquired
  companies, interest at fixed rates ranging from 6%
  to 10%, payable in scheduled installments through
  February 2000, certain notes secured by acquired
  assets.............................................      961,127      3,345,989
Notes payable to banks and insurance company,
  variable interest rates at prime to prime plus 0.5%
  or LIBOR plus 2.5%, fixed rates ranging from 8.65%
  to 10.95%, payable in scheduled installments
  through April 2003 with certain instruments subject
  to prepayment penalties, collateralized by certain
  real and personal property with certain notes
  collateralized by substantially all assets of
  LSI................................................    8,927,666      9,801,780
Note payable to former shareholder of Kroll, non
  interest bearing, paid in full in January 1998.....           --      1,255,402
Other notes payable, interest at 7% to 10.9%, payable
  in scheduled installments through September 2007,
  certain notes secured by various equipment or
  substantially all assets of LSI....................    1,540,669      2,844,169
                                                       -----------    -----------
                                                        12,954,462     53,679,564
Less-current portion.................................   (5,327,641)    (4,038,080)
                                                       -----------    -----------
                                                       $ 7,626,821    $49,641,484
                                                       ===========    ===========

     The Company's $35 million of senior unsecured notes payable also contains financial covenants, which among other restrictions, require the maintenance of net worth and fixed charge coverage ratios.

     Scheduled maturities of long-term debt at December 31, 1997 are as follows:

1998...............................................  $ 4,038,080
1999...............................................    9,108,484
2000...............................................    2,490,701
2001...............................................      603,093
2002...............................................      687,671
Thereafter.........................................   36,751,535
                                                     -----------
                                                     $53,679,564
                                                     ===========

                            THE KROLL-O'GARA COMPANY

(9)  OPERATING LEASES

     The Company leases office space and certain equipment and supplies under agreements with terms from one to ten years. The following is a schedule, by year, of approximate future minimum rental or usage payments required under operating leases that have initial or non-cancelable lease terms in excess of one year as of December 31, 1997:

                                               AFFILIATED
                                               COMPANIES        OTHER          TOTAL
                                               ----------    -----------    -----------
1998.........................................  $  703,265    $ 4,574,331    $ 5,277,596
1999.........................................     439,600      3,571,406      4,011,006
2000.........................................     422,400      2,711,017      3,133,417
2001.........................................     422,400      2,166,347      2,588,747
2002.........................................     422,400      1,834,362      2,256,762
Thereafter...................................   1,126,400      8,508,128      9,634,528
                                               ----------    -----------    -----------
                                               $3,536,465    $23,365,591    $26,902,056
                                               ==========    ===========    ===========

     Rental expense charged against current operations amounted to approximately $3,317,000, $4,595,000 and $4,115,000, for the years ended December 31, 1995,
1996 and 1997, respectively.

(10)  DEFINED CONTRIBUTION AND BONUS PLANS

     As of December 31, 1997, the Company had the following employee benefit plans in place:

     (a) DEFINED CONTRIBUTION PLANS -- The Company and its subsidiaries have established various non-contributory profit sharing/401(k) plans covering substantially all of the Company's employees. Contributions to the plans are discretionary and are determined annually by the Company's Board of Directors. Certain plans also offer a matching contribution whereby the Company will contribute a percentage of the amount a participant contributes, limited to certain maximum amounts. Plan contribution expense charged against current operations for all such plans amounted to approximately $1,083,000, $1,243,000 and $1,211,140 for the years ended December 31, 1995, 1996 and 1997, respectively.

     (b) PROFIT AND REVENUE SHARING PLANS -- In 1991, Kroll adopted a Profit and Revenue Sharing Plan to give Kroll employees an annual cash incentive bonus based on Kroll's performance. The plan made a portion of most employees' compensation (except administrative personnel, who have a guaranteed bonus) contingent upon the achievement of certain performance incentives. There were two plans under the Profit and Revenue Sharing Plan umbrella -- the Profit and Revenue Sharing Plan for Managing Directors and the Bonus Plan for Professionals and Senior Administrative Employees.

PROFIT AND REVENUE SHARING PLAN FOR MANAGING DIRECTORS

     The managing directors' bonus plan is based on a matrix of Kroll revenue and a percentage of operating profit. The maximum bonus opportunity for managing directors was 50%, 15% and 35% of salary in 1995, 1996 and 1997, respectively. The administrator may amend, modify or terminate the plan at any time.

BONUS PLAN FOR PROFESSIONAL AND SENIOR ADMINISTRATIVE STAFF

     Similar to the managing directors' bonus plan, the plan for the professional staff is based on a matrix of Kroll revenue and a percentage of operating profit. The maximum bonus opportunity for this group ranged from 18% to 26% of salary in 1995, from 15% of salary in 1996, and from 15% of salary in 1997, depending on the employee's level in Kroll. The administrator may amend, modify or terminate the plan at any time.

     The Company expensed approximately $314,000, $2,288,000 and $516,000 associated with the profit and revenue sharing plans in 1995, 1996 and 1997, respectively.

                            THE KROLL-O'GARA COMPANY

(11)  EQUITY ARRANGEMENTS

     (a) STOCK OPTION PLANS -- In 1996, the Company adopted a stock option plan (the 1996 Plan) for employees and non-employee directors. The Company may grant options for up to 1,757,000 shares under the 1996 Plan. Options for 180,000 and 482,050 shares were granted during 1996 and 1997, respectively. Options granted under the plan are generally granted at fair market value at the date of grant and are exercisable over periods not exceeding ten years.

     In January 1995, Kroll established the Kroll Holdings, Inc., Management Stock Option Plan (the "Management Stock Option Plan"). Options granted under the Management Stock Option Plan are nonqualified stock options. Options to purchase 380,747 and 33,448 shares of common stock of the Company were granted under the Management Stock Option Plan in 1995 and 1996, respectively. In addition, during 1996, options to purchase 137,294 shares of common stock of the Company were granted to two key employees with an exercise price above market price. There were no option grants under the Management Stock Option Plan during 1997.

     In May 1994, LSAI established the 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan provides for the issuance of both incentive stock options ("ISO Options") and nonqualified stock options with or without stock appreciation rights ("SARs") to directors, executive officers, key employees and independent contractors and consultants. ISO Options may be granted only to employees of LSAI and its subsidiaries. Options to purchase 26,275, 38,887 and 52,550 shares of common stock were granted under the 1994 Plan in 1995, 1996 and 1997, respectively.

     In October 1997, LSAI established the 1997 Non-Qualified Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the issuance of nonqualified stock options, with SARs attached, to directors, executive officers, key employees and independent contractors and consultants. Options to purchase 71,468 shares of common stock were granted under the 1997 Plan in 1997.

     Options granted under the 1994 and 1997 Plans are fixed-price options generally granted at the fair market value of the underlying common stock on the date of the grant. Generally, these options vest and become exercisable six months from the grant date and expire five to ten years after the grant date.

     (b) RESTRICTED STOCK PLAN -- Kroll adopted a long-term incentive plan designed to give managing directors and other key employees of the Kroll division a stake in the long-term success of Kroll through grants of phantom stock options. Each option gave the right to receive a payment equal to the appreciation in the price of the option at the payment determination date.

     Effective June 14, 1993, Kroll replaced the long-term incentive plan with a restricted stock plan. The restricted stock plan provided for cliff vesting after a five-year period from the date the stock is awarded. Under the provisions of the plan, a participant had the ability to put the stock back to Kroll and receive cash for the then fair value of the stock. In addition, the plan included a provision which resulted in accelerated vesting of all shares in the event of a change in control of Kroll. The Company has accounted for this plan as a fixed plan and accordingly compensation expense was based on the fair market value as determined by independent appraisal at the date of grant.

     During 1996, 259,271 shares of restricted stock fully vested and were issued. Based on a valuation of Kroll, the total value assigned to these shares was $572,286. As a result of the Kroll merger in December 1997, all remaining shares associated with the restricted stock plan vested and all restrictions lapsed on the merger date. In connection with this accelerated vesting the Company recognized compensation expense of approximately $800,000 in 1997, which is included with merger related costs in the accompanying supplemental consolidated statement of operations. In addition to the regular tax benefits based on compensation expense recognized, the Company will also realize a tax benefit for the fair market value of all restricted shares which became fully vested in 1997. This benefit of approximately $2.2 million has been recognized as an increase to additional paid in capital in the accompanying supplemental consolidated statement of shareholders' equity. This balance represents

                            THE KROLL-O'GARA COMPANY
the spread between cumulative compensation expense recognized by the Company for accounting purposes and the cumulative compensation expense recognized for tax purposes based on the fair market value of the shares. No shares are outstanding under the plan as of December 31, 1997 and effective January 2, 1998, further issuances under the plan were ceased by a board resolution.

     (c) KROLL SUPPLEMENTAL EXECUTIVE AWARD AGREEMENTS -- The Company entered into agreements with certain senior Kroll executives which provided additional benefits to the participants. During 1996, all 144,421 previously granted shares fully vested and were issued. Based on a valuation of the Company, the total value assigned to the shares on the vesting date equaled $318,780.

     (d) PURCHASE AND RETIREMENT OF COMMON STOCK -- In accordance with Kroll's historical bylaws, restricted stock and stock option agreements, Kroll acquired 259,036 shares (representing shares and shares under options) of a former director for approximately $2.7 million upon his leaving the employment of Kroll in January 1997.

     (e) OHE EXECUTIVE BONUS PLAN -- During 1993, OHE adopted an executive bonus plan, which covered four individuals. The plan awarded a bonus based on the attainment of goals stipulated in the five year business plan, ranging from 50% to 120% of the executives' base compensation. The bonus amounts were distributed 50% in cash and 50% in non-qualified stock options to purchase stock of OHE. Subject to the executives' ability to elect a decrease in the percentage of cash payments and to increase the percentage of stock options, 50% of the bonus amount was payable in cash, and the remainder in stock options. OHE issued 121,463 options in 1994 based on 1993's operating results. No options were issued in 1995 or 1996. In August 1996, the 121,463 options were exercised for 121,463 shares of common stock of the Company for $445 and the executive bonus plan was terminated.

     (f) COMMON STOCK WARRANTS -- In connection with LSAI's initial public offering on October 11, 1994, LSAI issued 660,000 warrants. No warrants had been exercised at December 31, 1996. Until April 15, 1997, each warrant could be exercised to purchase .4204 shares of common stock of the Company for $16.65 per share. After April 15, 1997, each warrant could be exercised to purchase .4204 shares of common stock for $9.51 per share. On September 3, 1997, LSAI gave notice to the holders of these warrants of LSAI's election to redeem the outstanding warrants at $0.01 each on October 14, 1997, unless extended, at the sole discretion of LSAI, to a date not later than November 7, 1997 (the "Warrant Redemption"). As a result, 658,290 of the warrants were exercised in September and October 1997, and the remaining 1,710 warrants were redeemed.

     As a portion of the public offering underwriting compensation, LSAI also issued warrants to purchase 66,000 units at $7.32 per unit, consisting of .4204 shares of common stock of the Company and one warrant for .4204 additional shares of common stock of the Company, exercisable during a four-year period commencing on October 11, 1995 (the "Underwriter Warrants"). The warrants included within each unit were exercisable under the same terms as the warrants issued in connection with the public offering as described above. As a result of the Warrant Redemption, 62,000 of these warrants were exercised for $0.12 per warrant plus $9.51 per share in September and October 1997, and the remaining 4,000 warrants were redeemed. After the Warrant Redemption, the holders of the Underwriter Warrants continue to have the right to exercise the Underwriter Warrants with respect to the .4204 shares of common stock of the Company comprising the unit for $7.20. In November 1997, 30,000 of the Underwriter Warrants were exercised with respect to the .4204 shares of common stock of the Company comprising the unit for $7.20. The remaining 36,000 of the Underwriter Warrants with respect to the .4204 shares of common stock had not been exercised and were outstanding at December 31, 1997. The proceeds from the exercise of all warrants during 1997 are included in net proceeds from exercise of stock options and warrants in the accompanying supplemental consolidated statement of cash flows and was approximately $2.7 million, net of commissions and other offering expenses.

     In connection with the Warrant Redemption, LSAI issued warrants to purchase 30,281 shares of common stock of the Company to various investment bankers as a portion of their compensation for serving as managers

                            THE KROLL-O'GARA COMPANY
of the Warrant Redemption and certain other services. These warrants have an exercise price per share of $10.47 and expire on October 14, 2000. Both the number of shares and the exercise price per share are subject to adjustment under certain circumstances. The value of these warrants, recognized as compensation paid to the investment bankers for services provided, was treated as a reduction in the recognized net proceeds to LSAI from the Warrant Redemption. The value of the outstanding warrants is included in paid in capital in excess of par and entirely offsets the recognized compensatory value of the warrants, resulting in no net effect on shareholders' equity.

     (g) STOCK BASED COMPENSATION DISCLOSURE -- SFAS 123 requires, at a minimum, pro forma disclosures of expense for stock-based awards based on their fair values. Had compensation cost for these plans been determined consistent with SFAS 123, the Company's net income (loss) and diluted earnings (loss) per share for the years ended December 31, 1995, 1996 and 1997 would have been as follows:

                                               1995           1996          1997
                                            -----------    ----------    ----------
Net income (loss):
  As reported.............................  $(5,643,135)   $5,268,415    $2,046,643
  Pro forma...............................  $(5,689,580)   $5,157,960    $  979,899
Diluted earnings (loss) per share:
  As reported.............................  $     (0.52)   $     0.42    $     0.14
  Pro forma...............................  $     (0.52)   $     0.42    $     0.07

     Had compensation cost for the Company's stock options issued in 1995 and 1996 under the Management Stock Option Plan been determined consistent with SFAS 123, there would have been no effect on the Company's net loss or diluted loss per share as these options were determined to have a fair value of $0.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1995, 1996 and 1997:

                                                  YEAR ENDED DECEMBER 31,
                                          ---------------------------------------
                                           1995         1996            1997
                                          -------    -----------    -------------
Dividend yield..........................       --             --               --
Expected volatility.....................      35%    35% - 39.3%      38% - 40.5%
Risk-free interest rate.................       6%      6% - 6.5%    5.96% - 6.76%
Expected lives..........................  5 years   5 - 7.5 years   5 - 7.5 years

     The 26,275 options granted by the Company during 1995 to employees and non-employee directors, excluding options issued under the Management Stock Option Plan, have a weighted average exercise price of $14.27 per option, a weighted-average fair value of $5.85 per option and remaining contractual lives, on a weighted average basis, of 2.9 years. The 218,887 options granted by the Company during 1996 to employee and non-employee directors, excluding options issued under the Management Stock Option Plan, have a weighted average exercise price of $9.72, a weighted-average fair value of $5.06 and remaining contractual lives, on a weighted-average basis, of 7.9 years. The 606,068 options granted by the Company during 1997 to employees and non-employee directors have a weighted-average exercise price of $14.95 per option, a weighted-average fair value of $7.68 per option and remaining contractual lives, on a weighted-average basis, of 9.9 years.

                            THE KROLL-O'GARA COMPANY

     A summary of the status of the Company's stock option plans at December 31, 1995, 1996 and 1997, and the change during the years then ended is presented in the table below:

                                   1995                   1996                    1997
                            -------------------    -------------------    ---------------------
                                       WEIGHTED               WEIGHTED                 WEIGHTED
                                       AVERAGE                AVERAGE                  AVERAGE
                                       EXERCISE               EXERCISE                 EXERCISE
                            SHARES      PRICE      SHARES      PRICE       SHARES       PRICE
                            -------    --------    -------    --------    ---------    --------
Outstanding, beginning of
  year....................       --     $  --      407,022     $6.91        796,651     $6.72
  Granted.................  407,022      6.91      389,629      6.52        606,068     14.95
  Exercised...............       --        --           --        --         (5,777)     9.14
  Forfeited/Expired/
     Cancelled............       --        --           --        --        (90,500)    11.76
                            -------     -----      -------     -----      ---------     -----
Outstanding, end of
  year....................  407,022     $6.91      796,651     $6.72      1,306,443     $9.47
                            =======     =====      =======     =====      =========     =====
Exercisable, end of
  year....................   97,320     $6.57      261,538     $6.14        761,825     $6.52
                            =======     =====      =======     =====      =========     =====

(12)  COMMITMENTS AND CONTINGENCIES

     (a) LETTERS OF CREDIT -- Under the terms of the Economic Development Revenue Bonds Agreement, OHE is required to maintain a letter of credit supporting the debt. As of December 31, 1997, the Company's lender was committed to providing this letter of credit through September 1, 1999. During 1998, this commitment was extended through May 31, 2000. As of December 31, 1997, the Company had an outstanding letter of credit in the amount of $1,681,750.

     At December 31, 1997, the Company had standby and purchase letters of credit, issued by two financial institutions, in the aggregate amount of $4,776,502.

     (b) PURCHASE AGREEMENTS -- In June 1995, the Company entered into a firm purchase agreement with Glocom, Inc. ("Glocom"). The agreement provided for an irrevocable purchase order for the purchase of 4,000 units of the Compact-M portable satellite telecommunication unit for approximately $12,000,000. In October 1997, the agreement was amended to provide certain pricing concessions to the Company and to provide a reduction in the quantity of units that must be purchased. The amendment also provided certain licensing rights to the Company. At December 31, 1997, the Company was committed to purchase approximately 250 units at a total cost of approximately $0.7 million. In accordance with the original agreement, the Company advanced a total of $3,000,000 to Glocom for the funding of the related production costs. As of December 31, 1996 and 1997, the Company had advances to the above vendor of $2,320,307 and $1,673,123, respectively.

     (c) EMPLOYMENT AGREEMENTS -- On December 1, 1997, the Company entered into employment agreements with seven key officers and five key employees with annual compensation ranging in value from $65,000 to $375,000, ending on November 30, 2000. Each of these officers is also eligible for an annual bonus plan. These agreements also granted options to five of the officers to purchase shares of the Company's common stock at the then existing market value with the number of shares ranging from 10,000 to 75,000 (see Note 11(g)). In the event of termination without cause, the terminated individual shall continue to receive his salary for the greater of the remainder of the agreement or one year. If the agreement is not renewed, the officer shall receive one year's salary. Each officer has also agreed to certain non-competition clauses.

     LSAI also has written employment agreements with a few of its key officers which provide, among other things, a term of four years from April 16, 1996, with automatic one year extensions after each year of service, annual compensation ranging from $112,500 to $125,000 and eligibility for an annual bonus. Subsequent to December 31, 1997, these agreements were verbally amended to increase the range of annual compensation. The

                            THE KROLL-O'GARA COMPANY
agreements also provide for certain non-competition clauses. Additionally, LSI has a written employment severance agreement with one of its key employees providing for salary continuation for a period of twelve months upon termination for any reason other than cause.

     As of December 31, 1997, the remaining aggregate commitment under these employment agreements if all individuals were terminated without cause was approximately $8.0 million.

     (d) LEGAL MATTERS -- The Company is party to various legal proceedings arising from its operations. Management of the Company believes that the outcome of these proceedings, individually and in the aggregate, will have no material adverse effect on the Company's financial position, results of operations or its cash flows.

(13)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of significant current assets, current liabilities and long-term debt approximate their respective historical carrying amounts.

     The Company has entered into four foreign currency exchange contracts to effectively hedge its exposure to certain foreign currency rate fluctuations on a demand loan to a subsidiary which is denominated in the foreign currency. By virtue of these contracts, the Company has fixed the total dollar amount which they will receive under the aforementioned subsidiary loan through the maturity dates of the contracts regardless of the fluctuations in the exchange rate. The total notional amount of the contracts, which mature between January 1998 and July 1999, is $15.5 million. The Company's cumulative foreign currency translation adjustment component of shareholders' equity was increased by $346,000 in 1997 as a result of these agreements.

     The Company has estimated the fair value of their foreign exchange contracts based on information obtained from the counterparty of the amount the Company would receive at December 31, 1997 in order to terminate the agreements. As of December 31, 1997, the Company would have received approximately $534,000 upon cancellation of all contracts.

(14)  CUSTOMER AND SEGMENT DATA

     SEGMENT DATA -- During 1995, 1996 and 1997, the Company operated in three business segments, the Security Products and Services Group, the Investigations and Intelligence Group and the Voice and Data Communications Group. In addition, as was discussed in Note 1, in 1998 the Company created the Information Security Group in connection with the merger with Securify.

     The following summarizes information about the Company's business segments:

                                       SECURITY
                                       PRODUCTS    INVESTIGATIONS      VOICE AND
                                         AND            AND               DATA
                                       SERVICES     INTELLIGENCE     COMMUNICATIONS
                                        GROUP          GROUP             GROUP         CONSOLIDATED
                                       --------    --------------    --------------    ------------
                                                          (DOLLARS IN THOUSANDS)
1995
Net sales to unaffiliated
  customers..........................  $ 34,883       $58,071           $ 2,044          $ 94,998
                                       ========       =======           =======          ========
Gross profit.........................  $  8,113       $19,713           $   409          $ 28,235
                                       ========       =======           =======          ========
Operating income (loss)..............  $   (430)      $(2,556)          $  (589)         $ (3,575)
                                       ========       =======           =======          ========
Identifiable assets at year-end......  $ 26,490       $44,351           $ 3,324          $ 74,165
                                       --------       -------           -------
Corporate assets.....................                                                       1,275
                                                                                         --------
          Total assets at year end...                                                    $ 75,440
                                                                                         ========

                            THE KROLL-O'GARA COMPANY

                                       SECURITY
                                       PRODUCTS    INVESTIGATIONS      VOICE AND
                                         AND            AND               DATA
                                       SERVICES     INTELLIGENCE     COMMUNICATIONS
                                        GROUP          GROUP             GROUP         CONSOLIDATED
                                       --------    --------------    --------------    ------------
                                                          (DOLLARS IN THOUSANDS)
1996
Net sales to unaffiliated
  customers..........................  $ 79,156       $77,992           $ 7,770          $164,918
                                       ========       =======           =======          ========
Gross profit.........................  $ 20,438       $25,036           $ 2,146          $ 47,620
                                       ========       =======           =======          ========
Operating income.....................  $  6,953       $ 2,292           $   538          $  9,783
                                       ========       =======           =======          ========
Identifiable assets at year-end......  $ 38,380       $45,511           $ 6,816          $ 90,707
                                       ========       =======           =======
Corporate assets.....................                                                       1,357
                                                                                         --------
          Total assets at year-end...                                                    $ 92,064
                                                                                         ========
1997
Net sales to unaffiliated
  customers..........................  $105,557       $83,109           $17,437          $206,103
                                       ========       =======           =======          ========
Gross profit.........................  $ 30,017       $33,206           $ 3,114          $ 66,337
                                       ========       =======           =======          ========
Operating income.....................  $  8,014       $ 3,180           $   292          $ 11,486
                                       ========       =======           =======          ========
Identifiable assets at year-end......  $ 74,283       $53,468           $13,449          $141,200
                                       ========       =======           =======
Corporate assets.....................                                                       9,284
                                                                                         --------
          Total assets at year-end...                                                    $150,484
                                                                                         ========

     Total net sales by segment includes sales to unaffiliated customers. Intersegment sales are nominal. Operating income (loss) is total net sales less operating expenses. Operating income (loss) does not include the following items: interest expense, other expenses and income taxes. Depreciation expense and capital expenditures for each of the Company's business segments for the years ended December 31, 1995, 1996 and 1997 are as follows:

                                        SECURITY
                                        PRODUCTS    INVESTIGATIONS
                                          AND            AND          VOICE AND DATA
                                        SERVICES     INTELLIGENCE     COMMUNICATIONS
                                         GROUP          GROUP             GROUP         CONSOLIDATED
                                        --------    --------------    --------------    ------------
                                                           (DOLLARS IN THOUSANDS)
1995
Depreciation expense..................  $   462        $   985            $   --          $ 1,447
                                        =======        =======            ======          =======
Capital expenditures..................  $   755        $   956            $   --          $ 1,711
                                        =======        =======            ======          =======
1996
Depreciation expense..................  $   841        $ 1,071            $   --          $ 1,912
                                        =======        =======            ======          =======
Capital expenditures..................  $ 2,627        $   858            $   --          $ 3,485
                                        =======        =======            ======          =======
1997
Depreciation expense..................  $ 1,427        $ 1,164            $   16          $ 2,607
                                        =======        =======            ======          =======
Capital expenditures..................  $ 3,149        $ 2,767            $   43          $ 5,959
                                        =======        =======            ======          =======

                            THE KROLL-O'GARA COMPANY

     Identifiable assets by segment are those assets that are used in the Company's operations in each segment. Corporate assets are principally cash, certain intangible assets and certain prepaid expenses.

     The following summarizes information about the Company's different geographic areas:

                                     UNITED                 OTHER      ELIMI-     CONSOLI-
                                     STATES     FRANCE     FOREIGN    NATIONS      DATED
                                    --------    -------    -------    --------    --------
                                                    (DOLLARS IN THOUSANDS)
1995
Net sales to unaffiliated
  customers.......................  $ 79,666    $ 1,708    $13,624    $     --    $ 94,998
Intercompany......................       908        276      1,542      (2,726)         --
                                    --------    -------    -------    --------    --------
          Total net sales.........  $ 80,574    $ 1,984    $15,166    $ (2,726)   $ 94,998
                                    ========    =======    =======    ========    ========
Operating income (loss)...........  $ (2,367)   $  (860)   $  (348)   $     --    $ (3,575)
                                    ========    =======    =======    ========    ========
Identifiable assets...............  $ 66,123    $ 1,338    $ 6,704    $     --    $ 74,165
                                    ========    =======    =======    ========
Corporate assets..................                                                   1,275
                                                                                  --------
          Total assets at
             year-end.............                                                $ 75,440
                                                                                  ========
1996
Net sales to unaffiliated
  customers.......................  $140,547    $ 2,142    $22,229    $     --    $164,918
Intercompany......................     3,584        316      2,804      (6,704)         --
                                    --------    -------    -------    --------    --------
          Total net sales.........  $144,131    $ 2,458    $25,033    $ (6,704)   $164,918
                                    ========    =======    =======    ========    ========
Operating income (loss)...........  $  7,735    $  (118)   $ 2,166    $     --    $  9,783
                                    ========    =======    =======    ========    ========
Identifiable assets...............  $ 75,569    $ 1,205    $13,933    $     --    $ 90,707
                                    ========    =======    =======    ========
Corporate assets..................                                                   1,357
                                                                                  --------
          Total assets at
             year-end.............                                                $ 92,064
                                                                                  ========
1997
Net sales to unaffiliated
  customers.......................  $134,802    $24,004    $47,297    $     --    $206,103
Intercompany......................     7,413        208      5,624     (13,245)         --
                                    --------    -------    -------    --------    --------
          Total net sales.........  $142,215    $24,212    $52,921    $(13,245)   $206,103
                                    ========    =======    =======    ========    ========
Operating income..................  $  6,325    $ 1,382    $ 3,779    $     --    $ 11,486
                                    ========    =======    =======    ========    ========
Identifiable assets...............  $ 86,123    $23,706    $31,371    $     --    $141,200
                                    ========    =======    =======    ========
Corporate assets..................                                                   9,284
                                                                                  --------
          Total assets at
             year-end.............                                                $150,484
                                                                                  ========

     The Company accounts for transfers between geographic areas at cost plus a proportionate share of operating profit.

                            THE KROLL-O'GARA COMPANY

     The following summarizes the Company's sales in the United States and foreign locations:

                                                     YEARS ENDED DECEMBER 31,
                                                  -------------------------------
                                                   1995        1996        1997
                                                  -------    --------    --------
                                                      (DOLLARS IN THOUSANDS)
Sales to unaffiliated customers:
  U.S. Government...............................  $11,514    $ 51,505    $ 43,719
  Other United States...........................   54,281      72,337      73,848
  Middle East...................................    8,582       7,598       5,887
  Europe........................................    8,831      11,798      44,022
  Asia..........................................    6,729       8,946      10,697
  Central & South America.......................    1,050       5,807      20,123
  Other Foreign.................................    4,011       6,927       7,807
                                                  -------    --------    --------
                                                  $94,998    $164,918    $206,103
                                                  =======    ========    ========

     Export sales by the Company's domestic operations were approximately 10%, 14% and 15% of net sales for the years ended December 31, 1995, 1996 and 1997, respectively.

     The Company is subject to audit and investigation by various agencies which oversee contract performance in connection with the Company's contracts with the U.S. Government. Additionally, the Company's laboratory testing operations are certified and subject to frequent inspections and proficiency tests by certain federal, state or local jurisdictions. Management believes that potential claims from such audits and investigations will not have a material adverse effect on the supplemental consolidated financial statements. In addition, contracts with the U.S. Government may contain cost or performance incentives or both based on stated targets or other criteria. Cost or performance incentives are recorded at the time there is sufficient information to relate actual performance to targets or other criteria.

     The Company has foreign operations and assets in France, The United Kingdom, China, Brazil, Mexico, The Philippines, Russia, India, Australia, Japan, Saudi Arabia, Singapore, Switzerland, Canada, Colombia and Italy. In addition, the Company sells its products and services in other foreign countries and continues to increase its level of international activity. Accordingly, the Company is subject to various risks including, among others, foreign currency restrictions, exchange rate fluctuations, government instability and complexities of local laws and regulations.

(b) MAJOR CUSTOMERS -- During the years ended December 31, 1995, 1996 and 1997 sales to the U.S. Government approximated 12%, 31% and 21% of the Company's net sales, respectively. In addition, the year-end accounts receivable balance of the U.S. Government approximated 6% and 9% of the Company's accounts receivable balance as of December 31, 1996 and 1997, respectively.

                            THE KROLL-O'GARA COMPANY

(15)  SUPPLEMENTAL CASH FLOWS DISCLOSURES

     The following is a summary of cash paid related to certain items:

                                                       1995          1996          1997
                                                    ----------    ----------    ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest..........................  $2,720,585    $4,460,514    $4,853,462
                                                    ----------    ----------    ----------
  Cash paid for taxes.............................  $  604,091    $  729,193    $3,468,474
                                                    ----------    ----------    ----------
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
  Issuance of restricted stock....................  $       --    $  891,066    $1,356,280
                                                    ----------    ----------    ----------
  Affiliate obligation forgiven in connection with
     the reorganization...........................  $       --    $  122,000    $       --
                                                    ----------    ----------    ----------
  Exchange of note receivable for trade
     receivables..................................  $   60,000    $       --    $       --
                                                    ----------    ----------    ----------
  Exchange of stock in an unaffiliated company for
     trade receivables............................  $  125,000    $       --    $       --
                                                    ----------    ----------    ----------
  Fair value of stock issued in connection with
     acquisition of businesses....................  $       --    $       --    $8,459,769
                                                    ----------    ----------    ----------
  Fair value of stock issued in connection with
     acquisition of minority interest.............  $       --    $       --    $1,243,474
                                                    ----------    ----------    ----------
  Notes issued in connection with acquisition of
     businesses...................................  $       --    $  505,834    $2,906,513
                                                    ----------    ----------    ----------
  Tax benefit of restricted stock vesting.........  $       --    $       --    $2,160,341
                                                    ----------    ----------    ----------

(16)  QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                  FIRST     SECOND      THIRD     FOURTH
                                                 QUARTER    QUARTER    QUARTER    QUARTER
                                                 -------    -------    -------    -------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1997
  Net sales....................................  $44,369    $51,441    $52,071    $58,222
  Gross profit.................................   14,818     17,623     16,633     17,263
  Net income (loss)............................    1,665      2,640      2,701     (4,959)
  Earnings (loss) per share:
     Basic.....................................  $  0.12    $  0.19    $  0.19    $ (0.35)
     Diluted...................................  $  0.09    $  0.16    $  0.17    $ (0.35)
1996
  Net sales....................................  $38,764    $41,629    $39,880    $44,645
  Gross profit.................................   12,450     11,129     15,690      8,351
  Net income (loss)............................    3,449      1,157      4,300     (3,638)
  Earnings (loss) per share:
     Basic.....................................  $  0.31    $  0.10    $  0.38    $ (0.29)
     Diluted...................................  $  0.27    $  0.08    $  0.35    $ (0.29)

                            THE KROLL-O'GARA COMPANY

(17)  SUBSEQUENT EVENTS

     (a) ACQUISITIONS -- In addition to the mergers with LSAI, Schiff and Securify during 1998 discussed in Note 1, the Company completed eight acquisitions which were accounted for as purchases. Seven of the 1998 acquisitions will be included in the Company's Investigations and Intelligence Group. The eighth acquisition will be included in the Company's Security Products and Services Group. The aggregate purchase price of these eight acquisitions amounted to approximately $36.4 million and consisted of $19.3 million in cash and 745,003 shares of common stock (valued at approximately $17.1 million or an average of $22.95 per share). In addition, in connection with the acquisitions discussed above and the mergers discussed in Note 1, the Company entered into various employment agreements with officers and key employees of the acquired companies with varying terms and conditions with an aggregate future commitment of approximately $33.2 million as of December 31, 1998.

     (b) STOCK OFFERINGS -- On May 5, 1998, the Company completed a public stock offering of 3,200,000 shares of its common stock at $20.50 per share which resulted in net proceeds to the Company of $60.4 million. A portion of the net proceeds was used to pay off $14.8 million of indebtedness of the Company, with the balance invested in short-term instruments and available for potential acquisitions, working capital and other general corporate purposes. In addition to the shares sold by the Company, certain shareholders sold 1,860,000 shares of common stock in conjunction with the Offering.

     In addition, on June 4, 1998, LSAI completed a private stock offering of 116,708 shares of its common stock which resulted in net proceeds of approximately $2.3 million. In addition to underwriting fees, LSAI also issued to a certain securities corporation and its designees 55,522 warrants. The net proceeds were used to pay a portion of the purchase price for a customer list acquired by LSAI in June 1998.

                            THE KROLL-O'GARA COMPANY

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                                     ASSETS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                SEPTEMBER 30,
                                                                    1998
                                                                -------------
CURRENT ASSETS:
  Cash and equivalents......................................      $ 40,208
  Marketable securities.....................................            --
  Trade accounts receivable, net of allowance for doubtful
     accounts of $3,295 at September 30, 1998...............        59,527
  Unbilled revenues.........................................         7,753
  Related party receivables.................................         1,065
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................        21,625
  Inventories...............................................        19,158
  Prepaid expenses and other................................         5,687
  Deferred tax asset........................................           754
                                                                  --------
          Total current assets..............................       155,777
                                                                  --------
PROPERTY, PLANT, AND EQUIPMENT, at cost
  Land......................................................         1,831
  Buildings and improvements................................         8,291
  Leasehold improvements....................................         5,832
  Furniture and fixtures....................................         6,422
  Machinery and equipment...................................        19,754
  Construction-in-progress..................................         1,936
                                                                  --------
                                                                    44,066
  Less: accumulated depreciation............................       (22,352)
                                                                  --------
                                                                    21,714
                                                                  --------
DATABASES, net of accumulated amortization of $21,987 at
  September 30, 1998........................................         9,012
COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER INTANGIBLE
  ASSETS, net of accumulated amortization of $3,057 at
  September 30, 1998........................................        49,375
OTHER ASSETS................................................         7,995
                                                                  --------
                                                                    66,382
                                                                  --------
                                                                  $243,873
                                                                  ========

 The accompanying notes are an integral part of this supplemental consolidated balance sheet.

                            THE KROLL-O'GARA COMPANY

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                SEPTEMBER 30,
                                                                    1998
                                                                -------------
CURRENT LIABILITIES:
  Revolving lines of credit.................................      $     --
  Current portion of long-term debt.........................         1,445
  Shareholder payable.......................................           263
  Accounts payable --
     Trade..................................................        27,975
     Affiliates.............................................           131
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................           155
  Accrued liabilities.......................................        20,352
  Income taxes currently payable............................         4,359
  Customer deposits.........................................         3,949
                                                                  --------
          Total current liabilities.........................        58,629
OTHER LONG-TERM LIABILITIES.................................         4,553
DEFERRED INCOME TAXES.......................................         2,637
LONG-TERM DEBT, net of current portion......................        39,735
                                                                  --------
          Total liabilities.................................       105,554
SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par value, 1,000,000 shares
     authorized, none issued................................            --
  Common stock, $.01 par value, 50,000,000 shares
     authorized, 20,525,395 shares issued and outstanding in
     1998...................................................         6,261
  Additional paid-in-capital................................       140,261
  Retained deficit..........................................        (7,571)
  Deferred compensation.....................................          (365)
  Accumulated other comprehensive income (loss).............          (267)
                                                                  --------
          Total shareholders' equity........................       138,319
                                                                  --------
                                                                  $243,873
                                                                  ========

 The accompanying notes are an integral part of this supplemental consolidated balance sheet.

                            THE KROLL-O'GARA COMPANY

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE
                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
NET SALES
  Security Products & Services..............................  $ 72,970    $100,808
  Investigations & Intelligence.............................    61,711      78,909
  Information Security......................................        --          48
  Voice & Data Communications...............................    13,199      14,797
                                                              --------    --------
                                                               147,880     194,562
COST OF SALES
  Security Products & Services..............................    51,434      72,457
  Investigations & Intelligence.............................    36,501      43,285
  Information Security......................................        --         268
  Voice & Data Communications...............................    10,868      12,113
                                                              --------    --------
                                                                98,803     128,123
GROSS PROFIT
  Security Products & Services..............................    21,536      28,351
  Investigations & Intelligence.............................    25,210      35,624
  Information Security......................................        --        (220)
  Voice & Data Communications...............................     2,331       2,684
                                                              --------    --------
                                                                49,077      66,439
OPERATING EXPENSES
  Selling and marketing.....................................    10,217      12,849
  General and administrative................................    23,242      29,585
                                                              --------    --------
       Operating income.....................................    15,618      24,005
OTHER INCOME (EXPENSE):
  Interest expense..........................................    (3,563)     (3,512)
  Interest income...........................................       297         930
  Other, net................................................      (225)       (133)
                                                              --------    --------
       Income before minority interest, provision for income
        taxes and extraordinary item........................    12,127      21,290
Minority interest...........................................      (118)         --
                                                              --------    --------
       Income before provision for income taxes and
        extraordinary item..................................    12,009      21,290
Provision for income taxes..................................     4,809       8,652
                                                              --------    --------
       Income before extraordinary item, net................     7,200      12,638
Extraordinary item, net.....................................      (194)         --
                                                              --------    --------
       Net income...........................................  $  7,006    $ 12,638
                                                              ========    ========
Basic earnings per share....................................  $   0.50    $   0.71
                                                              ========    ========
Basic weighted average shares outstanding...................    13,929      17,845
                                                              ========    ========
Diluted earnings per share..................................  $   0.46    $   0.69
                                                              ========    ========
Diluted weighted average shares outstanding.................    14,808      18,371
                                                              ========    ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            THE KROLL-O'GARA COMPANY

          SUPPLEMENTAL CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                          ACCUMULATED
                                                                  ADDITIONAL                                 OTHER
                                         COMPREHENSIVE   COMMON    PAID-IN     RETAINED     DEFERRED     COMPREHENSIVE
                                SHARES      INCOME       STOCK     CAPITAL     DEFICIT    COMPENSATION   INCOME (LOSS)    TOTAL
                                ------   -------------   ------   ----------   --------   ------------   -------------   --------
BALANCE, December 31, 1997....  14,795                  $  148     $ 58,912    $(20,209)     $  --           $(384)      $ 38,467
Issuance of stock in
  conjunction with the
  acquisition of businesses...     699                       7       15,625          --         --              --         15,632
Public offering of common
  stock, net of issuance costs
  of approximately $1,325.....   3,316                      38       62,502          --         --              --         62,540
Issuance of Securify common
  stock.......................   1,400                   6,063           --          --         --              --          6,063
Issuance of stock bonus to
  certain employees...........       2                      --           48          --         --              --             48
Exercise of stock options, and
  related income tax
  benefit.....................     287                       4        3,219          --         --              --          3,223
Redemption of warrants........      28                       1           --          --         --              --              1
Purchase and retirement of
  treasury stock..............      (2)                     --          (45)         --         --              --            (45)
Deferred compensation related
  to stock options............                              --           --          --       (365)             --           (365)
Comprehensive income:
    Net income................              $12,638         --           --      12,638         --              --         12,638
                                            -------
  Other comprehensive income,
    net of tax:
      Foreign currency
         translation
         adjustments, net of
         $85 tax provision....      --          127         --           --          --         --              --             --
  Reclassification adjustment
    for gain on securities
    included in net income,
    net of $4 tax benefit.....      --          (10)        --           --          --         --              --             --
                                            -------
Other comprehensive income....      --          117         --           --          --         --             117            117
                                            -------
Comprehensive income..........              $12,755         --           --          --         --              --             --
                                            =======      ------    --------    --------      -----           -----       --------
BALANCE, September 30, 1998...  20,525                   $6,261    $140,261    $ (7,571)     $(365)          $(267)      $138,319
                                ======                   ======    ========    ========      =====           =====       ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            THE KROLL O'GARA COMPANY

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  7,006    $ 12,638
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities --
     Depreciation and amortization..........................     2,087       2,513
     Amortization of databases..............................     2,245       2,397
     Amortization of costs in excess of assets acquired.....       667       1,112
     Bad debt expense.......................................       965       1,210
     Gain from extinguishment of long-term debt.............        --         (38)
     Gain on sale of marketable securities..................        --          (7)
     Minority Interest......................................        44          --
     Non-cash compensation expense..........................        --          33
     Share in net income of joint ventures..................      (149)         --
  Change in assets and liabilities, net of effects of
     acquisitions --
     Receivables............................................    (7,591)    (17,997)
     Related party receivables..............................       477         473
     Unbilled revenues......................................      (118)     (4,264)
     Costs in excess of billings on uncompleted contracts...       794      (9,546)
     Inventories............................................    (4,046)        749
     Prepaid expenses and other assets......................    (2,844)       (382)
     Accounts payable and income and other taxes currently
      payable...............................................    (1,719)     (1,724)
     Affiliate payable......................................        --        (744)
     Notes payable -- shareholders..........................       107         (58)
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................      (199)       (165)
     Customer deposits......................................      (788)        110
     Deferred income taxes payable..........................       811         (45)
     Accrued liabilities....................................      (857)      1,704
     Long term liabilities..................................       106       1,427
                                                              --------    --------
       Net cash used in operating activities................    (3,002)    (10,604)
                                                              --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net...........    (6,462)     (4,198)
  Additions to databases....................................    (3,036)     (3,074)
  Acquisitions, net of cash acquired........................    (7,606)    (11,414)
  Sale (purchase) of marketable securities..................    (3,768)         20
  Other.....................................................       (15)          9
                                                              --------    --------
     Net cash used in investing activities..................   (20,887)    (18,657)
                                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under revolving lines of
     credit.................................................    (8,220)     (1,101)
  Proceeds from long-term debt..............................    37,067          --
  Payments of long-term debt................................        --     (10,706)
  Repayment of shareholder notes............................      (186)         --
  Net proceeds from public offering of common stock.........        --      62,850
  Issuance of preferred stock...............................        --       5,508
  Warrant offering costs....................................      (110)         --
  Proceeds from exercise of stock options including related
     tax benefits...........................................       140       3,071
  Purchase and retirement of common stock...................    (2,693)        (45)
  Foreign currency translation..............................      (529)         50
                                                              --------    --------
     Net cash provided by financing activities..............    25,469      59,627
                                                              --------    --------
NET INCREASE IN CASH AND EQUIVALENTS........................     1,580      30,366
Effects of foreign currency exchange rates on cash..........       (64)         77
                                                              --------    --------
CASH AND EQUIVALENTS, beginning of period...................     5,491       9,765
                                                              --------    --------
CASH AND EQUIVALENTS, end of period.........................  $  7,007    $ 40,208
                                                              ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $  2,171    $  2,626
                                                              ========    ========
  Cash paid for taxes.......................................  $  2,907    $  2,252
                                                              ========    ========

 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                            THE KROLL-O'GARA COMPANY

       NOTES TO SUPPLEMENTAL CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

     The Kroll-O'Gara Company, an Ohio corporation, together with its subsidiaries (collectively the "Company"), is a leading global provider of a broad range of specialized products and services that are designed to provide solutions to a variety of security needs. The Company's Security Products and Services Group markets ballistic and blast protected vehicles to businesses, individuals and governments. It also offers security services such as training, risk and crisis management services, and site security systems. The Investigations and Intelligence Group offers business intelligence and investigation services to clients worldwide. The Voice and Data Communications Group offers secure satellite communication equipment, satellite navigation systems and computer hardware and software security.

     In December 1997, a wholly owned subsidiary of The O'Gara Company ("O'Gara") was merged (the "Merger") into Kroll Holdings, Inc. ("Kroll"). At the time of the Merger, the Company's name was changed from The O'Gara Company to The Kroll-O'Gara Company.

     Effective upon the consummation of the Merger, each then issued and outstanding share of Kroll common stock (including those issued under the Kroll restricted stock plan) was converted into 62.52 shares of Common Stock of the Company or 6,098,561 shares of Company Common Stock in total. Outstanding employee stock options were converted at the same exchange factor into options to purchase 551,492 shares of Company Common Stock.

     In December 1998, a wholly owned subsidiary of the Company was merged with and into Laboratory Specialists of America, Inc. ("LSAI"). Effective upon the consummation of the merger, each then issued and outstanding share of LSAI common stock was converted into .2102 shares of the Company or 1,209,053 shares of the Company's common stock in total. Outstanding stock option and stock warrants of LSAI were converted at the same exchange factor into options to purchase 39,094 and 24,386 shares, respectively, of the Company's common stock. The financial position and results of operations of LSAI will be reported as part of the Company's Investigations and Intelligence Group.

     In December 1998, a wholly owned subsidiary of the Company was merged with and into Schiff & Associates, Inc. ("Schiff"). Effective upon the consummation of the merger, each then issued and outstanding share of Schiff common stock was converted into approximately 131.41 shares of common stock of the Company or 169,521 shares of the Company's common stock in total. The financial position and results of operations of Schiff will be reported as part of the Company's Investigations and Intelligence Group.

     In December 1998, a wholly owned subsidiary of the Company was merged with and into Securify Inc. ("Securify"). Effective upon the consummation of the merger, all of the outstanding stock of Securify was converted into shares of the Company's common stock at a rate of .110793 for Series A Preferred, .118273 for Series B Preferred, and .0955252 for Securify common stock. In total, the Company issued 1,430,936 shares of common stock. In addition, outstanding employee stock options of Securify were converted at the same exchange factor as Securify common stock into options to purchase 179,877 shares of the Company's common stock. Effective with the consummation of the merger, the Company created the Information Security Group and Securify's results of operations and financial position will be reported in this group. The Information Security Group offers information and computer security services, including network and system review and repair.

     The Mergers constitute tax-free reorganizations and have been accounted for as pooling of interests. Accordingly, all prior period supplemental consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Kroll, LSAI, Schiff, and Securify as though they had always been a part of the Company.

     On May 5, 1998, the Company completed a public offering of 3,200,000 shares of its Common Stock at $20.50 per share (the "Offering"), resulting in net proceeds to the Company of $60.4 million. A portion of the net proceeds was used to pay off $14.8 million of indebtedness of the Company, with the balance invested in short-term instruments and available for potential acquisitions, working capital and other general corporate

                            THE KROLL-O'GARA COMPANY

                  NOTES TO SUPPLEMENTAL CONSOLIDATED UNAUDITED
                      FINANCIAL STATEMENTS -- (CONTINUED)

purposes. In addition to the shares sold by the Company, certain shareholders sold 1,860,000 shares of Common Stock in conjunction with the Offering. The Offering followed the Company's initial public offering, which was completed on November 15, 1996 and resulted in the issuance of 2,048,000 shares of Common Stock.

     In addition, on June 4, 1998, LSAI completed a private stock offering of 116,708 shares of its common stock which resulted in net proceeds of approximately $2.3 million. In addition to the underwriting fees, LSAI also issued to a certain securities corporation and its designees 55,522 warrants. The net proceeds were used to pay a portion of the purchase price for a customer list acquired by LSAI in June 1998.

     The supplemental consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All material intercompany accounts and transactions have been eliminated. Investments in 20% to 50% owned entities are accounted for on the cost method. Affiliated entities are not included in the accompanying supplemental consolidated financial statements.

     The accompanying unaudited supplemental consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three and nine month periods ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The accompanying supplemental consolidated financial statements should be read in conjunction with the supplemental consolidated financial statements and notes thereto included elsewhere in this document for the year ended December 31, 1997.

(2) REVENUE RECOGNITION

     Revenue related to contracts for security products (both government and commercial) results principally from long-term, fixed price contracts and is recognized using the percentage-of-completion method calculated utilizing the cost-to-cost approach. The percent deemed to be complete is determined by comparing the costs incurred to date with estimated total costs for each contract. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. However, adjustments to this measurement are made when management believes that costs incurred materially exceed effort expended. Contract costs include all direct material and labor costs, along with certain direct overhead costs related to contract production.

     Provisions for any estimated total contract losses on uncompleted contracts are recorded in the period in which it becomes known that such losses will occur. Changes in estimated total contract costs will result in revisions to contract revenue. These revisions are recognized when determined.

     Revenue from investigations, intelligence and security services is recognized as the services are performed. The Company records either billed or unbilled accounts receivable based on a case-by-case invoice determination.

     Revenue related to voice and data security equipment are recognized as equipment is shipped. Revenue and related direct costs of brokered satellite time are recorded when payments are received from customers.

(3) ACQUISITIONS

     The Company completed the following acquisitions during the first nine months of 1998, all of which were accounted for as purchases. The allocation of purchase price was based on estimates and may be revised at a later date pending the completion of certain appraisals and other analyses.

                            THE KROLL-O'GARA COMPANY

                  NOTES TO SUPPLEMENTAL CONSOLIDATED UNAUDITED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          (a) On March 16, 1998, the Company acquired all of the shares of Corplex, Inc. ("Corplex"), a provider of investigative and executive protection services based in New York, New York. The purchase price consisted of 29,207 shares of Common Stock (valued at approximately $0.5 million or $17.98 per share). For accounting purposes, the acquisition was effective March 1, 1998, and the results of operations of Corplex are included in the consolidated results of the Company from that date forward. The former shareholder of Corplex, who was employed by Corplex prior to the acquisition, continues in his formerly held capacity. Cost in excess of assets acquired is expected to be $0.4 million and will be amortized over 15 years.

          (b) On May 1, 1998, the Company acquired from Harrison Laboratories, Inc. (HLI) a customer list pursuant to an Asset Purchase Agreement, dated April 13, 1998 (the HLI Asset Purchase). In connection with the HLI Asset Purchase, the Company paid $500,000 at closing and agreed to pay on or before May 30, 1999, an amount equal to the revenues attributable to the customer list, during the one-year period ending April 30, 1999, in excess of $500,000. In addition, the Company assumed HLI's obligations under a five-year lease and acquired the related equipment and entered into a three-year employment agreement with the principal shareholder of HLI which provides for a base salary of $50,000 per year, monthly bonuses and other benefits. The purchase price of the customer list was recorded as an intangible asset and is being amortized over 15 years.

          (c) On June 15, 1998, the Company completed the acquisition of Lindquist Avey MacDonald Baskerville Inc. ("Lindquist Avey"), a provider of forensic and investigative accounting services headquartered in Toronto, Canada. The purchase price for the acquisition was $10.7 million consisting of $4.7 million in cash and 278,340 shares of Common Stock (valued at approximately $6.0 million or $21.52 per share). For accounting purposes, the acquisition was effective June 1, 1998, and the results of operations of Lindquist Avey are included in the consolidated results of the Company from that date forward. Cost in excess of assets acquired is expected to be $10.7 million and will be amortized over 25 years.

          (d) On July 1, 1998, the Company acquired from Toxworx Laboratories, Inc. (TLI), a California corporation, a customer list pursuant to an Asset Purchase Agreement, dated June 8, 1998 (TLI Asset Purchase). In connection with the TLI Asset Purchase Agreement, the Company paid $2,400,000 at closing. The purchase price of the customer list was recorded as an intangible asset which is being amortized over 15 years.

          (e) On September 1, 1998, the Company completed the acquisition of all of the capital stock of Kizorek, Inc., now renamed InPhoto Surveillance, Inc. ("InPhoto"). InPhoto, headquartered in Naperville, Illinois, is a leading claims investigation agency which primarily provides video surveillance services to insurance companies, corporations and government agencies in connection with investigating exaggerated disability claims and other fraud. The purchase price consisted of $0.8 million in cash and 352,381 shares of Common Stock (valued at approximately $8.2 million or $23.35 per share). For accounting purposes, the acquisition was effective July 1, 1998, and the results of operations of InPhoto are included in the consolidated results of the Company from that date forward. Cost in excess of assets is expected to be $8.1 million and will be amortized over 25 years.

          (f) On September 22, 1998, the Company completed, through its wholly owned subsidiary, O'Gara-Hess & Eisenhardt de Colombia, Inc. ("OHE Colombia"), the acquisition of the assets and technology of Protec S.A. ("Protec") of Bogota, Colombia. Protec was a leading manufacturer of armored vehicles and bullet-and smash- resistant glass for the Colombian market. The purchase price consisted of $3.2 million in cash and 38,788 shares of Common Stock (valued at approximately $0.9 million or $22.95 per share). For accounting purposes, the acquisition was effective September 30, 1998, and the results of operations of OHE

                            THE KROLL-O'GARA COMPANY

                  NOTES TO SUPPLEMENTAL CONSOLIDATED UNAUDITED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     Colombia are included in the consolidated results of the Company from that date forward. Cost in excess of assets acquired is expected to be $3.6 million and will be amortized over 20 years.

     In connection with the 1998 acquisitions, assets were acquired and liabilities were assumed as follows (dollars in thousands):

                                                                  LINDQUIST
                                              PROTEC    INPHOTO     AVEY      CORPLEX    HLI      TLI
                                              -------   -------   ---------   -------   -----   -------
FAIR VALUE OF ASSETS ACQUIRED INCLUDING:
  Cash......................................  $    --   $   192    $   257     $  16    $  --   $    --
  Accounts receivable.......................       --     1,743         --        96       --        --
  Unbilled revenue..........................       --       269        339        69       --        --
  Other current assets......................       75       448        577        --       --        --
  Property, plant and equipment.............      311       955        628         4       --        --
  Other non-current assets..................       --        --        116        15       --        --
  Intangible assets.........................      200       700         --        --      500     2,400
  Goodwill..................................    3,602     8,076     10,716       384       --        --
                                              -------   -------    -------     -----    -----   -------
                                              $ 4,188   $12,383    $12,633     $ 584    $ 500   $ 2,400
  Less:  Cash paid for net assets...........   (3,200)     (800)    (4,727)       --     (500)   (2,400)
         Fair value of stock issued.........     (890)   (8,228)    (5,989)     (525)      --        --
                                              -------   -------    -------     -----    -----   -------
                                              $    98   $ 3,355    $ 1,917     $  59    $  --   $    --
                                              =======   =======    =======     =====    =====   =======
LIABILITIES ASSUMED INCLUDING:
  Liabilities assumed and acquisition
     costs..................................  $    98   $ 3,155    $ 1,917     $  46    $  --   $    --
  Debt......................................       --       200         --        13       --        --
                                              -------   -------    -------     -----    -----   -------
                                              $    98   $ 3,355    $ 1,917     $  59    $  --   $    --
                                              =======   =======    =======     =====    =====   =======

(4) EARNINGS PER SHARE

     In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). In accordance with SFAS No. 128, basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and equivalents outstanding during the year. Dilutive common stock equivalents represent shares issuable upon assumed exercise of stock options and upon assumed issuance of restricted stock. The following is a

                            THE KROLL-O'GARA COMPANY

                  NOTES TO SUPPLEMENTAL CONSOLIDATED UNAUDITED
                      FINANCIAL STATEMENTS -- (CONTINUED)

reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1997 and 1998 (in thousands except per share data):

                                                            NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                           --------------------------------------
                                                                                            PER
                                                             INCOME          SHARES        SHARE
                                                           (NUMERATOR)    (DENOMINATOR)    AMOUNT
                                                           -----------    -------------    ------
Basic EPS................................................    $7,006          13,929        $0.50
                                                                                           =====
Effect of dilutive securities:
  Options................................................        --             197
  Restricted stock.......................................      (227)            585
  Warrants...............................................        --              78
  Convertible note taxable...............................        --              19
                                                             ------          ------
Diluted EPS..............................................    $6,779          14,808        $0.46
                                                             ======          ======        =====

                                                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                    --------------------------------------
                                                                                     PER
                                                      INCOME          SHARES        SHARE
                                                    (NUMERATOR)    (DENOMINATOR)    AMOUNT
                                                    -----------    -------------    ------
Basic EPS.........................................    $12,638         17,845        $0.71
                                                                                    =====
Effect of dilutive securities:
  Options.........................................         --            510
  Warrants........................................         --             16
                                                      -------         ------
Diluted EPS.......................................    $12,638         18,371        $0.69
                                                      =======         ======        =====

(5) NEW PRONOUNCEMENTS

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The Company has chosen to disclose comprehensive income, which encompasses net income, foreign currency translation adjustments and unrealized holding gains of marketable securities, in the Consolidated Statement of Shareholder's Equity. Prior years have been restated to conform to the SFAS No. 130 requirements. The Accumulated Other Comprehensive Income balance of $0.1 million at September 30, 1998 consists entirely of foreign currency translation adjustments.

     Total comprehensive income for the nine-month period ended September 30, 1997 is as follows (in thousands):

Net income..................................................    $7,006
                                                                ------
Other comprehensive income, net of tax:
  Foreign currency translation adjustments, net of $390 tax
     benefit................................................      (585)
                                                                ------
Other comprehensive income..................................      (585)
                                                                ------
  Comprehensive income......................................    $6,421
                                                                ======

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"), effective for fiscal years beginning after

                            THE KROLL-O'GARA COMPANY

                  NOTES TO SUPPLEMENTAL CONSOLIDATED UNAUDITED
                      FINANCIAL STATEMENTS -- (CONTINUED)

December 15, 1997. This statement requires disclosure for each segment into which a company is organized by the chief operating decision maker for the purposes of making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any manner in which management disaggregates a company. The Company intends to adopt SFAS No. 131 during fiscal 1998. This statement, which requires expansion or modification to existing disclosures, will have no impact on the Company's reported financial position, results of operations or cash flows.

     In April 1998, the American Institute of Certified Public Accountants released Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-Up Activities." The SOP requires costs of start-up activities, including preoperating costs, organization costs and other start-up costs, to be expensed as incurred. The Company's current practice is to capitalize these expenses and amortize them over periods ranging from one to five years. The Company is required to adopt the provisions of this statement no later than the first quarter of fiscal 1999. Included in the accompanying September 30, 1998 Consolidated Balance Sheet are approximately $0.7 million of preoperating, organization and start-up costs which would have been expensed had this statement already been implemented.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company currently has several forward contracts in place in association with demand notes from certain subsidiaries. These instruments qualify for hedge accounting. The Company has not yet quantified the impact of adopting SFAS No. 133 on its financial statements and has not determined the timing of or method of adoption of SFAS No. 133. However, SFAS No. 133 could increase volatility in earnings and other comprehensive income.

(6) SUPPLEMENTAL CASH FLOW DISCLOSURE

     Cash and equivalents consist of all operating cash accounts and investments with an original maturity of three months or less. Marketable securities consist of available-for-sale commercial paper obligations which mature in 1998. These securities are valued at current market value, which approximates cost. Non-cash activity for the nine months ended September 30, 1998 is as follows (dollars in thousands):

                                                               1998
                                                              ------
Fair value of stock issued in connection with acquisition of
  ITI.......................................................      --
Notes issued in connection with acquisition of ITI..........      --
Fair value of stock issued in connection with acquisition of
  Next Destination..........................................      --
Notes issued in connection with acquisition of Next
  Destination...............................................      --
Fair value of stock issued in connection with acquisition of
  Labbe.....................................................      --
Fair value of stock issued in connection with acquisition of
  Corplex...................................................  $  525
Fair value of stock issued in connection with acquisition of
  Lindquist Avey............................................  $5,989
Fair value of stock issued in connection with acquisition of
  InPhoto...................................................  $8,228
Fair value of stock issued in connection with acquisition of
  Protec....................................................  $  890
Fair value of stock issued in connection with employee stock
  bonus paid................................................  $   48

                            THE KROLL-O'GARA COMPANY

                  NOTES TO SUPPLEMENTAL CONSOLIDATED UNAUDITED
                      FINANCIAL STATEMENTS -- (CONTINUED)

(7) INVENTORIES

     Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method and include the following (dollars in thousands):

                                                          SEPTEMBER 30,
                                                              1998
                                                          -------------
                                                           (UNAUDITED)
Raw materials.........................................       $10,792
Vehicle costs and work-in-process.....................         8,366
                                                             -------
                                                             $19,158
                                                             =======

(8) DERIVATIVE FINANCIAL INSTRUMENTS

     Financial instruments in the form of foreign currency exchange contracts are utilized by the Company to hedge its exposure to movements in foreign currency exchange rates. The Company does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign exchange contracts are deferred and amortized as an adjustment to the cumulative foreign currency translation adjustment component of equity over the terms of the agreements in accordance with hedge accounting standards. The fair value of foreign currency exchange contracts is not recognized in the consolidated financial statements since they are accounted for as hedges.

     The Company has entered into five foreign currency exchange contracts to effectively hedge its exposure to certain foreign currency rate fluctuations on demand loans to subsidiaries which are denominated in the foreign currency. By virtue of these contracts, the Company has fixed the total dollar amount which it will receive under the aforementioned subsidiary loans through the maturity dates of the contracts regardless of the fluctuations in the exchange rate. The total notional amount and fair market value of the contracts, which mature between January 1999 and September 2000, are $17.9 million and $0.5 million, respectively. The Company's foreign currency translation adjustment component of accumulated other comprehensive income (loss) was increased by $0.1 million in the first three quarters of 1998 as a result of these agreements.

                      KROLL-O'GARA AND BACKGROUND AMERICA

               UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

     The unaudited pro forma combining financial statements give effect to the merger as a pooling of interests, and should be read in conjunction with, and is qualified by reference to, the audited consolidated financial statements of Kroll-O'Gara and Background America and the notes thereto and the audited supplemental consolidated financial statements of Kroll-O'Gara and notes thereto included elsewhere in this Proxy Statement / Prospectus. For purposes of the unaudited pro forma operating data, Kroll-O'Gara's historical and supplemental consolidated financial statements for the three fiscal years ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 have been combined with the consolidated financial statements of Background America for the three fiscal years ended December 31, 1997 and the nine months ended September 30, 1997 and 1998, respectively. For purposes of the unaudited pro forma combined condensed balance sheets, Kroll-O'Gara's consolidated financial statements and supplemental consolidated financial statements at September 30, 1998 have been combined with Background America's consolidated financial statements at September 30, 1998.

     The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been consummated as of the beginning of the periods indicated, nor are they indicative of future financial position or results of operations.

                      KROLL-O'GARA AND BACKGROUND AMERICA

             UNAUDITED PRO FORMA COMBINING CONDENSED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                           BACKGROUND
                                                          KROLL-O'GARA      AMERICA      PRO FORMA
                                                          -------------    ----------    ---------
Current Assets:
  Cash and cash equivalents...........................      $ 32,859         $1,058      $ 33,917
  Accounts receivable billed and unbilled, net........        63,624          1,590        65,214
  Costs and estimated earnings in excess of billings
     on uncompleted contracts.........................        21,625             --        21,625
  Inventories.........................................        19,094             --        19,094
  Other current assets................................         6,083             90         6,173
                                                            --------         ------      --------
     Total current assets.............................       143,285          2,738       146,023
Property, plant and equipment, net....................        18,389            747        19,136
Databases, net........................................         9,012             --         9,012
Costs in excess of assets acquired and other
  intangible assets, net..............................        39,629          1,067        40,696
Other assets, net.....................................         7,947            249         8,196
                                                            --------         ------      --------
     Total assets.....................................      $218,262         $4,801      $223,063
                                                            ========         ======      ========
Current liabilities:
  Accounts payable....................................      $ 27,022         $  334      $ 27,356
  Accrued liabilities.................................        18,111            348        18,459
  Other current liabilities...........................         9,631             34         9,665
                                                            --------         ------      --------
     Total current liabilities........................        54,764            716        55,480
Long-term debt, net of current portion................        39,339             98        39,437
Other long-term liabilities...........................         5,235             --         5,235
Shareholders' equity..................................       118,924          3,987(1)    122,911
                                                            --------         ------      --------
     Total liabilities and shareholders' equity.......      $218,262         $4,801      $223,063
                                                            ========         ======      ========

(1) This amount includes a reclass of approximately $6.0 million for mandatorily redeemable preferred stock that was historically reflected as a long-term liability but is treated as essentially the same as common stock in the merger transaction.

                      KROLL-O'GARA AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            YEAR ENDED DECEMBER 31, 1995
                                                ----------------------------------------------------
                                                                BACKGROUND    PRO FORMA
                                                KROLL-O'GARA     AMERICA     ADJUSTMENTS   PRO FORMA
                                                -------------   ----------   -----------   ---------
Net sales.....................................     $85,841         $ --                     $85,841
Cost of sales.................................      62,114           --                      62,114
                                                   -------         ----                     -------
     Gross profit.............................      23,727           --                      23,727
Selling, general and administrative expenses,
  including amortization......................      28,364           76                      28,440
                                                   -------         ----                     -------
     Operating loss...........................      (4,637)         (76)                     (4,713)
Interest expense..............................      (2,813)          --                      (2,813)
Other expense, net............................        (384)          --                        (384)
                                                   -------         ----                     -------
     Loss before benefit for income taxes.....      (7,834)         (76)                     (7,910)
Benefit for income taxes......................      (1,298)          --                      (1,298)
                                                   -------         ----                     -------
     Net loss.................................     $(6,536)        $(76)                    $(6,612)
                                                   =======         ====                     =======
Basic loss per share from continuing
  operations..................................     $ (0.65)                                 $ (0.66)(2)
                                                   =======                                  =======
Basic weighted average shares outstanding.....      10,021                        29(1)      10,050(2)
                                                   =======                                  =======
Diluted loss per share from continuing
  operations..................................     $ (0.65)                                 $ (0.66)(2)
                                                   =======                                  =======
Diluted weighted average shares outstanding...      10,021                        29(1)      10,050(2)
                                                   =======                                  =======

---------------
(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) On a pro forma basis for the year ended December 31, 1995, Kroll-O'Gara and Background America had a combined net loss. As such, there is no further dilution of earnings per share by the common stock equivalents of Kroll-O'Gara and Background America and basic and diluted earnings per share are the same.

                      KROLL-O'GARA AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          YEAR ENDED DECEMBER 31, 1996
                                             ------------------------------------------------------
                                                             BACKGROUND     PRO FORMA
                                             KROLL-O'GARA     AMERICA      ADJUSTMENTS    PRO FORMA
                                             ------------    ----------    -----------    ---------
Net sales................................      $153,661       $ 1,776                     $155,437
Cost of sales............................       111,459         1,624                      113,083
                                               --------       -------                     --------
     Gross profit........................        42,202           152                       42,354
Selling, general and administrative
  expenses, including amortization.......        33,703         1,237                       34,940
                                               --------       -------                     --------
     Operating income (loss).............         8,499        (1,085)                       7,414
Interest expense.........................        (3,140)          (42)                      (3,182)
Other income, net........................           336            (2)                         334
                                               --------       -------                     --------
     Income (loss) before benefit for
       income taxes......................         5,695        (1,129)                       4,566
Benefit for income taxes.................          (162)           --                         (162)
                                               --------       -------                     --------
     Net income (loss)...................      $  5,857       $(1,129)                    $  4,728
                                               ========       =======                     ========
Basic earnings per share from continuing
  operations.............................      $   0.55                                   $   0.42
                                               ========                                   ========
Basic weighted average shares
  outstanding............................        10,742                        505(1)       11,247(2)
                                               ========                                   ========
Diluted earnings per share from
  continuing operations..................      $   0.51                                   $   0.39
                                               ========                                   ========
Diluted weighted average shares
  outstanding............................        11,160                        510(1)       11,670(2)
                                               ========                                   ========

---------------
(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1996:

                                                                INCOME    SHARES
                                                                ------    -------
Basic earnings per share....................................    $4,728     11,247
Effect of dilutive securities:
  Options...................................................        --        135
  Restricted stock..........................................      (162)       287
  Warrants..................................................        --          1
                                                                ------    -------
Diluted earnings per share..................................    $4,566     11,670
                                                                ======    =======

                      KROLL-O'GARA AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          YEAR ENDED DECEMBER 31, 1997
                                             -------------------------------------------------------
                                                              BACKGROUND     PRO FORMA
                                             KROLL-O'GARA      AMERICA      ADJUSTMENTS    PRO FORMA
                                             -------------    ----------    -----------    ---------
Net sales................................      $190,413        $ 4,221                     $194,634
Cost of sales............................       131,644          3,448                      135,092
                                               --------        -------                     --------
     Gross profit........................        58,769            773                       59,542
Selling, general and administrative
  expenses, including amortization.......        42,593          2,178                       44,771
Merger related costs.....................         7,205             --                        7,205
                                               --------        -------                     --------
     Operating income (loss).............         8,971         (1,405)                       7,566
Interest expense.........................        (4,806)           (84)                      (4,890)
Interest income..........................            --             93                           93
Other income (expense), net..............          (393)            59                         (334)
                                               --------        -------                     --------
  Income (loss) before minority interest,
     provision for income taxes,
     extraordinary item and cumulative
     effect of change in accounting
     principle...........................         3,772         (1,337)                       2,435
Minority interest........................          (156)            --                         (156)
                                               --------        -------                     --------
  Income (loss) before provision for
     income taxes, extraordinary item and
     cumulative effect of change in
     accounting principle................         3,616         (1,337)                       2,279
Provision for income taxes...............         2,352             --                        2,352
                                               --------        -------                     --------
     Income (loss) from continuing
       operations(3).....................      $  1,264        $(1,337)                    $    (73)
                                               ========        =======                     ========
Basic earnings per share from continuing
  operations(3)..........................      $   0.10                                    $  (0.01)(2)
                                               ========                                    ========
Basic weighted average shares
  outstanding............................        13,061                         744(1)       13,805(2)
                                               ========                                    ========
Diluted earnings per share from
  continuing operations(3)...............      $   0.09                                    $  (0.01)(2)
                                               ========                                    ========
Diluted weighted average shares
  outstanding............................        13,721                          84(1)       13,805(2)
                                               ========                                    ========

---------------

(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) On a pro forma basis for the year ended December 31, 1997, Kroll-O'Gara and Background America had a combined net loss. As such, there is no further dilution of earnings per share by the common stock equivalents of Kroll-O'Gara and Background America and basic and diluted earnings per share are the same.

(3) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. In addition, during the fourth quarter of 1997, Kroll-O'Gara changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation and recorded a cumulative effect of change in accounting principle of $360, net of a benefit for income taxes of $240. The pro forma basic and diluted earnings per share impact of the extraordinary item was $0.01 and the pro forma basic and diluted earnings per share impact of the cumulative effect of change in accounting principle was $0.03 for the year ended December 31, 1997.

                      KROLL-O'GARA AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                             -------------------------------------------------------
                                                              BACKGROUND     PRO FORMA
                                             KROLL-O'GARA      AMERICA      ADJUSTMENTS    PRO FORMA
                                             -------------    ----------    -----------    ---------
Net sales................................      $136,390        $ 3,076                     $139,466
Cost of sales............................        92,919          2,555                       95,474
                                               --------        -------                     --------
     Gross profit........................        43,471            521                       43,992
Selling, general and administrative
  expenses, including amortization.......        29,793          1,568                       31,361
                                               --------        -------                     --------
     Operating income (loss).............        13,678         (1,047)                      12,631
Interest expense.........................        (3,387)           (79)                      (3,466)
Interest income..........................           259             52                          311
Other expense, net.......................          (226)            14                         (212)
                                               --------        -------                     --------
  Income (loss) before minority interest,
     provision for income taxes and
     extraordinary item..................        10,324         (1,060)                       9,264
Minority interest........................          (118)            --                         (118)
                                               --------        -------                     --------
     Income (loss) before provision for
       income taxes and extraordinary
       item..............................        10,206         (1,060)                       9,146
Provision for income taxes...............         4,035             --                        4,035
                                               --------        -------                     --------
     Income (loss) from continuing
       operations(3).....................      $  6,171        $(1,060)                    $  5,111
                                               ========        =======                     ========
Basic earnings per share from continuing
  operations (3).........................      $   0.47                                    $   0.37
                                               ========                                    ========
Basic weighted average shares
  outstanding............................        13,058                         697(1)       13,755(2)
                                               ========                                    ========
Diluted earnings per share from
  continuing operations (3)..............      $   0.43                                    $   0.34
                                               ========                                    ========
Diluted weighted average shares
  outstanding............................        13,825                         708(1)       14,533(2)
                                               ========                                    ========

---------------

(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1997:

                                                                INCOME    SHARES
                                                                ------    ------
Basic earnings per share....................................    $5,111    13,755
Effect of dilutive securities:
  Options...................................................        --       192
  Restricted stock..........................................      (227)      585
  Warrants..................................................        --         1
                                                                ------    ------
Diluted earnings per share..................................    $4,884    14,533
                                                                ======    ======

(3) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. The pro forma basic and diluted earnings per share impact of the extraordinary item was $0.01 for the nine months ended September 30, 1997.

                      KROLL-O'GARA AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                ----------------------------------------------------
                                                                BACKGROUND    PRO FORMA
                                                KROLL-O'GARA     AMERICA     ADJUSTMENTS   PRO FORMA
                                                -------------   ----------   -----------   ---------
Net sales.....................................    $178,943        $5,028                   $183,971
Cost of sales.................................     120,100         3,360                    123,460
                                                  --------        ------                   --------
     Gross profit.............................      58,843         1,668                     60,511
Selling, general and administrative expenses,
  including amortization......................      36,860         2,469                     39,329
                                                  --------        ------                   --------
     Operating income (loss)..................      21,983          (801)                    21,182
Interest expense..............................      (3,322)           (9)                    (3,331)
Interest income...............................         759            76                        835
Other expense, net............................        (219)           17                       (202)
                                                  --------        ------                   --------
     Income (loss) before provision for income
       taxes..................................      19,201          (717)                    18,484
Provision for income taxes....................       7,641            --                      7,641
                                                  --------        ------                   --------
     Net income (loss) from continuing
       operations.............................    $ 11,560        $ (717)                  $ 10,843
                                                  ========        ======                   ========
Basic earnings per share from continuing
  operations..................................    $   0.74                                 $   0.66
                                                  ========                                 ========
Basic weighted average shares outstanding.....      15,580                       898(1)      16,478(2)
                                                  ========                                 ========
Diluted earnings per share from continuing
  operations..................................    $   0.72                                 $   0.64
                                                  ========                                 ========
Diluted weighted average shares outstanding...      15,955                       940(1)      16,895(2)
                                                  ========                                 ========

---------------
(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1998:

                                                              INCOME     SHARES
                                                              -------    -------
Basic earnings per share....................................  $10,843     16,478
Effect of dilutive securities:
  Options...................................................       --        416
  Warrants..................................................       --          1
                                                              -------    -------
Diluted earnings per share..................................  $10,843     16,895
                                                              =======    =======

      KROLL-O'GARA AND KIZOREK UNAUDITED PRO FORMA AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              PRO FORMA      KROLL-O'GARA    BACKGROUND    PRO FORMA
                               KROLL-O'GARA    KIZOREK(1)   ADJUSTMENTS(2)     PRO FORMA      AMERICA     ADJUSTMENTS   PRO FORMA
                               -------------   ----------   --------------   -------------   ----------   -----------   ---------
Net sales....................    $190,413       $14,476                        $204,889       $ 4,221                   $209,110
Cost of sales................     131,644         8,113                         139,757         3,448                    143,205
                                 --------       -------         -----          --------       -------                   --------
    Gross profit.............      58,769         6,363                          65,132           773                     65,905
Selling, general and
  administrative expenses,
  including amortization.....      42,593         5,111           340(3)         48,044         2,178                     50,222
Merger related costs.........       7,205            --                           7,205            --                      7,205
                                 --------       -------         -----          --------       -------                   --------
    Operating income
      (loss).................       8,971         1,252          (340)            9,883        (1,405)                     8,478
Interest expense.............      (4,806)          (20)          (69)(4)        (4,895)          (84)                    (4,979)
Interest income..............          --            --                              --            93                         93
Other income (expense),
  net........................        (393)           --                            (393)           59                       (334)
                                 --------       -------         -----          --------       -------                   --------
  Income (loss) before
    minority interest,
    provision for income
    taxes, extraordinary item
    and cumulative effect of
    change in accounting
    principle................       3,772         1,232          (409)            4,595        (1,337)                     3,258
Minority Interest............        (156)           --                            (156)           --                       (156)
                                 --------       -------         -----          --------       -------                   --------
  Income (loss) before
    provision for income
    taxes, extraordinary item
    and cumulative effect of
    change in accounting
    principle................       3,616         1,232          (409)            4,439        (1,337)                     3,102
Provision for income taxes...       2,352            --           329(5)          2,681            --                      2,681
                                 --------       -------         -----          --------       -------                   --------
  Income (loss) from
    continuing
    operations(9)............    $  1,264       $ 1,232         $(738)         $  1,758       $(1,337)                  $    421
                                 ========       =======         =====          ========       =======                   ========
Basic earnings per share from
  continuing operations(9)...    $   0.10                                      $   0.13                                 $   0.03
                                 ========                                      ========                                 ========
Basic weighted average shares
  outstanding................      13,061                         352(6)         13,413                       744(7)      14,157(8)
                                 ========                                      ========                                 ========
Diluted earnings per share
  from continuing
  operations(9)..............    $   0.09                                      $   0.12                                 $   0.03
                                 ========                                      ========                                 ========
Diluted weighted average
  shares outstanding.........      13,721                         352(6)         14,073                       761(7)      14,834(8)
                                 ========                                      ========                                 ========

---------------

(1) To include historical results of operations for Kizorek for the year ended October 31, 1997. Kizorek's operating costs have been allocated into categories consistent with the Company's statement of operations presentation policies.

(2) Pro forma adjustments exclude the impact of compensation expense for a non-recurring charge under the Kizorek deferred compensation plan associated with the accelerated vesting of benefits resulting from a change in control of the company.

(3) Pro forma adjustments are comprised of the following components: amortization of goodwill resulting from the acquisition of Kizorek (gross cost of $6,772 over 25 years), amortization of capitalized acquisition costs associated with Kizorek ($545 over 25 years) and amortization of customer lists and detective licenses identified in conjunction with the acquisition ($700 over 15 years).

(4) To record interest expense under Kizorek deferred compensation plan ($1,350 at 5.125%).

(5) To recognize the benefit for income taxes on pro forma adjustments and the provision for income taxes on the historical results of Kizorek, which had been previously treated as an S Corporation for income tax purposes. An effective rate of 40% was used to determine the pro forma income tax impact.

(6) These amounts represent the number of Kroll-O'Gara common shares issued to Kizorek shareholders for the purchase of Kizorek. Kizorek does not have any common stock equivalents which would cause further dilution to earnings per share.

(7) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(8) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31,1997:

                                                                INCOME    SHARES
                                                                ------    ------
Basic earnings per share....................................     $421     14,157
Effect of dilutive securities:
  Options...................................................       --        233
  Restricted stock..........................................       --        443
  Warrants..................................................       --          1
                                                                 ----     ------
Diluted earnings per share..................................     $421     14,834
                                                                 ====     ======

(9) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. The pro forma basic and diluted earnings per share impact of the extraordinary item was $0.01 for the year ended December 31, 1997.

      KROLL-O'GARA AND KIZOREK UNAUDITED PRO FORMA AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              PRO FORMA      KROLL-O'GARA    BACKGROUND    PRO FORMA
                             KROLL-O'GARA    KIZOREK (1)   ADJUSTMENTS (2)     PRO FORMA      AMERICA     ADJUSTMENTS   PRO FORMA
                             -------------   -----------   ---------------   -------------   ----------   -----------   ---------
Net sales..................    $178,943        $6,385                          $185,328        $5,028                   $190,356
Cost of sales..............     120,100         3,911                           124,011         3,360                    127,371
                               --------        ------         --------         --------        ------                   --------
    Gross profit...........      58,843         2,474                            61,317         1,668                     62,985
Selling, general and
  administrative expenses,
  including amortization...      36,860         2,411              169(3)        39,440         2,469                     41,909
                               --------        ------         --------         --------        ------                   --------
    Operating income
      (loss)...............      21,983            63             (169)          21,877          (801)                    21,076
Interest expense...........      (3,322)           --              (35)(4)       (3,357)           (9)                    (3,366)
Interest income............         759            --                               759            76                        835
Other income (expense),
  net......................        (219)           --                              (219)           17                       (202)
                               --------        ------         --------         --------        ------                   --------
  Income (loss) before
    provision for income
    taxes..................      19,201            63             (204)          19,060          (717)                    18,343
Provision (benefit) for
  income taxes.............       7,641            --              (57)(5)        7,584            --                      7,584
                               --------        ------         --------         --------        ------                   --------
    Net income (loss) from
      continuing
      operations...........    $ 11,560        $   63         $   (147)        $ 11,476        $ (717)                  $ 10,759
                               ========        ======         ========         ========        ======                   ========
Basic earnings per share
  from continuing
  operations...............    $   0.74                                        $   0.74                                 $   0.65
                               ========                                        ========                                 ========
Basic weighted average
  shares outstanding.......      15,580                                          15,580                       898(6)      16,478(7)
                               ========                                        ========                                 ========
Diluted earnings per share
  from continuing
  operations...............    $   0.72                                        $   0.72                                 $   0.64
                               ========                                        ========                                 ========
Diluted weighted average
  shares outstanding.......      15,955                                          15,955                       940(6)      16,895(7)
                               ========                                        ========                                 ========

---------------
(1) To include historical results of operations for Kizorek for the six months ended April 30, 1998. Kizorek's operating costs have been allocated into categories consistent with the Company's statement of operations presentation policies. Kizorek's results of operations from July 1, 1998 through September 30, 1998 are included in the consolidated results of operations of Kroll-O'Gara.

(2) Pro forma adjustments exclude the impact of compensation expense for a non-recurring charge under the Kizorek deferred compensation plan associated with the accelerated vesting of benefits resulting from a change in control of the company.

(3) Pro forma adjustments are comprised of the following components: amortization of goodwill resulting from the acquisition of Kizorek (gross cost of $6,772 over 25 years), amortization of capitalized acquisition costs associated with Kizorek ($545 over 25 years) and amortization of customer lists and detective licenses identified in conjunction with the acquisition ($700 over 15 years).

(4) To record interest expense under Kizorek deferred compensation plan ($1,350 at 5.125%).

(5) To recognize the benefit for income taxes on pro forma adjustments and the provision for income taxes on the historical results of Kizorek, which had been previously treated as an S Corporation for income tax purposes. An effective rate of 40% was used to determine the pro forma income tax impact.

(6) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(7) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1998:

                                                                INCOME     SHARES
                                                                -------    ------
Basic earnings per share....................................    $10,759    16,478
Effect of dilutive securities:
  Options...................................................         --       416
  Warrants..................................................         --         1
                                                                -------    ------
Diluted earnings per share..................................    $10,759    16,895
                                                                =======    ======

                KROLL-O'GARA SUPPLEMENTAL AND BACKGROUND AMERICA

             UNAUDITED PRO FORMA COMBINING CONDENSED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                          SUPPLEMENTAL    BACKGROUND
                                                          KROLL-O'GARA     AMERICA      PRO FORMA
                                                          ------------    ----------    ---------
Current Assets:
  Cash and equivalents................................      $ 40,208        $1,058      $ 41,266
  Accounts receivable, net............................        68,345         1,590        69,935
  Costs and estimated earnings in excess of billings
     on uncompleted contracts.........................        21,625            --        21,625
  Inventories.........................................        19,158            --        19,158
  Other current assets................................         6,441            90         6,531
                                                            --------        ------      --------
     Total current assets.............................       155,777         2,738       158,515
Property, plant and equipment, net....................        21,714           747        22,461
Databases, net........................................         9,012            --         9,012
Costs in excess of assets acquired and other
  intangible assets, net..............................        49,387         1,067        50,454
Other assets, net.....................................         7,983           249         8,232
                                                            --------        ------      --------
     Total assets.....................................      $243,873        $4,801      $248,674
                                                            ========        ======      ========
Current liabilities:
  Accounts payable....................................      $ 28,106        $  334      $ 28,440
  Accrued liabilities.................................        19,809           348        20,157
  Other current liabilities...........................        10,714            34        10,748
                                                            --------        ------      --------
     Total current liabilities........................        58,629           716        59,345
Long-term debt, net of current portion................        41,330            98        41,428
Other long-term liabilities...........................         5,595            --         5,595
Shareholders' equity..................................       138,319         3,987(1)    142,306
                                                            --------        ------      --------
     Total liabilities and shareholders' equity.......      $243,873        $4,801      $248,674
                                                            ========        ======      ========

(1) This amount includes a reclass of approximately $6.0 million for mandatorily redeemable preferred stock that was historically reflected as a long-term liability but is treated as essentially the same as common stock in the merger transaction.

                KROLL-O'GARA SUPPLEMENTAL AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           YEAR ENDED DECEMBER 31, 1995
                                              ------------------------------------------------------
                                              SUPPLEMENTAL    BACKGROUND     PRO FORMA
                                              KROLL-O'GARA     AMERICA      ADJUSTMENTS    PRO FORMA
                                              ------------    ----------    -----------    ---------
Net sales.................................      $94,998          $ --                       $94,998
Cost of sales.............................       66,764            --                        66,764
                                                -------          ----                       -------
     Gross profit.........................       28,234            --                        28,234
Selling, general and administrative
  expenses, including amortization........       31,809            76                        31,885
                                                -------          ----                       -------
  Operating loss..........................       (3,575)          (76)                       (3,651)
Interest expense..........................       (2,897)           --                        (2,897)
Interest income...........................          127            --                           127
Other expense, net........................         (109)           --                          (109)
                                                -------          ----                       -------
  Loss before benefit for income taxes....       (6,454)          (76)                       (6,530)
Benefit for income taxes..................         (824)           --                          (824)
                                                -------          ----                       -------
     Net loss.............................       (5,630)          (76)                       (5,706)
Dividends on preferred stock..............           13            --                            13
                                                -------          ----                       -------
     Net loss available to common
       shareholders.......................      $(5,643)         $(76)                      $(5,719)
                                                =======          ====                       =======
Basic loss per share from continuing
  operations..............................      $ (0.52)                                    $ (0.52)(2)
                                                =======                                     =======
Basic weighted average shares
  outstanding.............................       10,884                         29(1)        10,913(2)
                                                =======                                     =======
Diluted loss per share from continuing
  operations..............................      $ (0.52)                                    $ (0.52)(2)
                                                =======                                     =======
Diluted weighted average shares
  outstanding.............................       10,884                         29(1)        10,913(2)
                                                =======                                     =======

---------------
(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) On a pro forma basis for the year ended December 31, 1995, Kroll-O'Gara supplemental and Background America had a combined net loss. As such, there is no further dilution of earnings per share by the common stock equivalents of Kroll-O'Gara and Background America and basic and diluted earnings per share are the same.

                KROLL-O'GARA SUPPLEMENTAL AND BACKGROUND AMERICA
        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          YEAR ENDED DECEMBER 31, 1996
                                            --------------------------------------------------------
                                             SUPPLEMENTAL     BACKGROUND     PRO FORMA
                                             KROLL-O'GARA      AMERICA      ADJUSTMENTS    PRO FORMA
                                            --------------    ----------    -----------    ---------
Net sales...............................       $164,918        $ 1,776                     $166,694
Cost of sales...........................        117,298          1,624                      118,922
                                               --------        -------                     --------
     Gross profit.......................         47,620            152                       47,772
Selling, general and administrative
  expenses, including amortization......         37,712          1,237                       38,949
Asset impairment........................            125             --                          125
                                               --------        -------                     --------
     Operating income (loss)............          9,783         (1,085)                       8,698
Interest expense........................         (3,261)           (42)                      (3,303)
Interest income.........................             41             --                           41
Other income (loss), net................            345             (2)                         343
                                               --------        -------                     --------
  Income (loss) from continuing
     operations before provision for
     income taxes.......................          6,908         (1,129)                       5,779
Provision for income taxes..............            365             --                          365
                                               --------        -------                     --------
  Income (loss) from continuing
     operations (3).....................       $  6,543        $(1,129)                    $  5,414
                                               ========        =======                     ========
Basic earnings per share from continuing
  operations (3)........................       $   0.56                                    $   0.45
                                               ========                                    ========
Basic weighted average shares
  outstanding...........................         11,607                         505(1)       12,112(2)
                                               ========                                    ========
Diluted earnings per share from
  continuing operations (3).............       $   0.52                                    $   0.41
                                               ========                                    ========
Diluted weighted average shares
  outstanding...........................         12,161                         510(1)       12,671(2)
                                               ========                                    ========

---------------
(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1996:

                                                                INCOME    SHARES
                                                                ------    ------
Basic earnings per share....................................    $5,414    12,112
Effect of dilutive securities:
  Options...................................................        --       137
  Restricted stock..........................................      (162)      288
  Warrants..................................................        --       102
  Convertible note payable..................................        --        32
                                                                ------    ------
Diluted earnings per share..................................    $5,252    12,671
                                                                ======    ======

(3) During the fourth quarter of 1996, a subsidiary of Kroll-O'Gara discontinued its clinical operations. The related operating loss and shut down expenses of $1,274, net of a benefit for income taxes of $747, were reported as discontinued operations by Kroll-O'Gara in its supplemental statement of operations for the year ended December 31, 1996. The pro forma basic and diluted earnings per share impact of the discontinued operations for the year ended December 31, 1996 were $0.11 and $0.10, respectively.

                KROLL-O'GARA SUPPLEMENTAL AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           YEAR ENDED DECEMBER 31, 1997
                                              ------------------------------------------------------
                                              SUPPLEMENTAL    BACKGROUND     PRO FORMA
                                              KROLL-O'GARA     AMERICA      ADJUSTMENTS    PRO FORMA
                                              ------------    ----------    -----------    ---------
Net sales.................................      $206,103       $ 4,221                     $210,324
Cost of sales.............................       139,766         3,448                      143,214
                                                --------       -------                     --------
     Gross profit.........................        66,337           773                       67,110
Selling, general and administrative
  expenses, including amortization........        47,646         2,178                       49,824
Merger related costs......................         7,205            --                        7,205
                                                --------       -------                     --------
     Operating income (loss)..............        11,486        (1,405)                      10,081
Interest expense..........................        (5,092)          (84)                      (5,176)
Interest income...........................            79            93                          172
Other income (expense), net...............          (411)           59                         (352)
                                                --------       -------                     --------
  Income (loss) before minority interest,
     provision for income taxes,
     extraordinary item and cumulative
     effect of change in accounting
     principle............................         6,062        (1,337)                       4,725
Minority interest.........................          (156)           --                         (156)
                                                --------       -------                     --------
  Income (loss) before provision for
     income taxes, extraordinary item and
     cumulative effect of change in
     accounting principle.................         5,906        (1,337)                       4,569
Provision for income taxes................         3,305            --                        3,305
                                                --------       -------                     --------
  Income (loss) from continuing
     operations(3)........................      $  2,601       $(1,337)                    $  1,264
                                                ========       =======                     ========
Basic earnings per share from continuing
  operations(3)...........................      $   0.19                                   $   0.09
                                                ========                                   ========
Basic weighted average shares
  outstanding.............................        14,007                        744(1)       14,751(2)
                                                ========                                   ========
Diluted earnings per share from continuing
  operations(3)...........................      $   0.18                                   $   0.08
                                                ========                                   ========
Diluted weighted average shares
  outstanding.............................        14,799                        761(1)       15,560(2)
                                                ========                                   ========

---------------
(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1997:

                                                                INCOME    SHARES
                                                                ------    -------
Basic earnings per share....................................    $1,264     14,751
Effect of dilutive securities:
  Options...................................................        --        255
  Restricted stock..........................................        --        443
  Warrants..................................................        --         97
  Convertible note payable..................................        --         14
                                                                ------    -------
Diluted earnings per share..................................    $1,264     15,560
                                                                ======    =======

(3) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. In addition, during the fourth quarter of 1997, Kroll-O'Gara changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation and recorded a cumulative effect of change in accounting principle of $360, net of a benefit for income taxes of $240. The pro forma basic and diluted earnings per share impact of the extraordinary item was $0.01 and the pro forma basic and diluted earnings per share impact of the cumulative effect of change in accounting principle was $0.02 for the year ended December 31, 1997.

                KROLL-O'GARA SUPPLEMENTAL AND BACKGROUND AMERICA
        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                             -------------------------------------------------------
                                             SUPPLEMENTAL     BACKGROUND     PRO FORMA
                                             KROLL-O'GARA      AMERICA      ADJUSTMENTS    PRO FORMA
                                             -------------    ----------    -----------    ---------
Net sales................................      $147,880       $   3,076                    $150,956
Cost of sales............................        98,803           2,555                     101,358
                                               --------       ---------                    --------
     Gross profit........................        49,077             521                      49,598
Selling, general and administrative
  expenses, including amortization.......        33,459           1,568                      35,027
                                               --------       ---------                    --------
     Operating income (loss).............        15,618          (1,047)                     14,571
Interest expense.........................        (3,563)            (79)                     (3,642)
Interest income..........................           297              52                         349
Other income (expense), net..............          (225)             14                        (211)
                                               --------       ---------                    --------
  Income (loss) before minority interest,
     provision for income taxes and
     extraordinary item..................        12,127          (1,060)                     11,067
Minority interest........................          (118)             --                        (118)
                                               --------       ---------                    --------
  Income (loss) before provision for
     income taxes and extraordinary
     item................................        12,009          (1,060)                     10,949
Provision for income taxes...............         4,809              --                       4,809
                                               --------       ---------                    --------
  Income (loss) from continuing
     operations(3).......................      $  7,200       $  (1,060)                   $  6,140
                                               ========       =========                    ========
Basic earnings per share from continuing
  operations(3)..........................      $   0.52                                    $   0.42
                                               ========                                    ========
Basic weighted average shares
  outstanding............................        13,929                           697(1)     14,626(2)
                                               ========                                    ========
Diluted earnings per share from
  continuing operations(3)...............      $   0.47                                    $   0.38
                                               ========                                    ========
Diluted weighted average shares
  outstanding............................        14,808                           708(1)     15,516(2)
                                               ========                                    ========

---------------
(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1997:

                                                                INCOME    SHARES
                                                                ------    ------
Basic earnings per share....................................    $6,140    14,626
Effect of dilutive securities:
  Options...................................................        --       207
  Restricted stock..........................................      (227)      585
  Warrants..................................................        --        79
  Convertible note payable..................................        --        19
                                                                ------    ------
  Diluted earnings per share................................    $5,913    15,516
                                                                ======    ======

(3) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. The pro forma basic and diluted earnings per share impact of the extraordinary item was $0.01 for the nine months ended September 30, 1997.

                KROLL-O'GARA SUPPLEMENTAL AND BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                             -------------------------------------------------------
                                             SUPPLEMENTAL     BACKGROUND     PRO FORMA
                                             KROLL-O'GARA      AMERICA      ADJUSTMENTS    PRO FORMA
                                             -------------    ----------    -----------    ---------
Net sales................................      $194,562         $5,028                     $199,590
Cost of sales............................       128,123          3,360                      131,483
                                               --------         ------                     --------
     Gross profit........................        66,439          1,668                       68,107
Selling, general and administrative
  expenses, including amortization.......        42,434          2,469                       44,903
                                               --------         ------                     --------
     Operating income (loss).............        24,005           (801)                      23,204
Interest expense.........................        (3,512)            (9)                      (3,521)
Interest income..........................           930             76                        1,006
Other income (expense), net..............          (133)            17                         (116)
                                               --------         ------                     --------
  Income (loss) before provision for
     income taxes........................        21,290           (717)                      20,573
Provision for income taxes...............         8,652             --                        8,652
                                               --------         ------                     --------
  Net income (loss) from continuing
     operations..........................      $ 12,638         $ (717)                    $ 11,921
                                               ========         ======                     ========
Basic earnings per share from continuing
  operations.............................      $   0.71                                    $   0.64
                                               ========                                    ========
Basic weighted average shares
  outstanding............................        17,845                         898(1)       18,743(2)
                                               ========                                    ========
Diluted earnings per share from
  continuing operations..................      $   0.69                                    $   0.62
                                               ========                                    ========
Diluted weighted average shares
  outstanding............................        18,371                         940(1)       19,311(2)
                                               ========                                    ========

---------------

(1) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(2) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1998:

                                                                INCOME     SHARES
                                                                -------    ------
Basic earnings per share....................................    $11,921    18,743
Effect of dilutive securities:
  Options...................................................         --       551
  Warrants..................................................         --        17
  Convertible note payable..................................         --        --
                                                                -------    ------
Diluted earnings per share..................................    $11,921    19,311
                                                                =======    ======

         KROLL-O'GARA SUPPLEMENTAL AND KIZOREK UNAUDITED PRO FORMA AND
                               BACKGROUND AMERICA

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             SUPPLEMENTAL
                               SUPPLEMENTAL                   PRO FORMA      KROLL-O'GARA    BACKGROUND    PRO FORMA
                               KROLL-O'GARA    KIZOREK(1)   ADJUSTMENTS(2)     PRO FORMA      AMERICA     ADJUSTMENTS   PRO FORMA
                               -------------   ----------   --------------   -------------   ----------   -----------   ---------
Net sales....................    $206,103       $14,476                        $220,579       $ 4,221                   $224,800
Cost of sales................     139,766         8,113                         147,879         3,448                    151,327
                                 --------       -------         ------         --------       -------                   --------
    Gross profit.............      66,337         6,363                          72,700           773                     73,473
Selling, general and
  administrative expenses,
  including amortization.....      47,646         5,111            340(3)        53,097         2,178                     55,275
Merger related costs.........       7,205            --                           7,205            --                      7,205
                                 --------       -------         ------         --------       -------                   --------
    Operating income
      (loss).................      11,486         1,252           (340)          12,398        (1,405)                    10,993
Interest expense.............      (5,092)          (20)           (69)(4)       (5,181)          (84)                    (5,265)
Interest income..............          79            --                              79            93                        172
Other income (expense),
  net........................        (411)           --                            (411)           59                       (352)
                                 --------       -------         ------         --------       -------                   --------
  Income (loss) before
    minority interest,
    provision for income
    taxes, extraordinary item
    and cumulative effect of
    change in accounting
    principle................       6,062         1,232           (409)           6,885        (1,337)                     5,548
Minority interest............        (156)           --                            (156)           --                       (156)
                                 --------       -------         ------         --------       -------                   --------
  Income (loss) before
    provision for income
    taxes, extraordinary item
    and cumulative effect of
    change in accounting
    principle................       5,906         1,232           (409)           6,729        (1,337)                     5,392
Provision for income taxes...       3,305            --            329(5)         3,634            --                      3,634
                                 --------       -------         ------         --------       -------                   --------
  Income (loss) from
    continuing
    operations(9)............    $  2,601       $ 1,232         $ (738)        $  3,095       $(1,337)                  $  1,758
                                 ========       =======         ======         ========       =======                   ========
Basic earnings per share from
  continuing operations(9)...    $   0.19                                      $   0.22                                 $   0.12
                                 ========                                      ========                                 ========
Basic weighted average shares
  outstanding................      14,007                          352(6)        14,359                       744(7)      15,103(8)
                                 ========                                      ========                                 ========
Diluted earnings per share
  from continuing
  operations(9)..............    $   0.18                                      $   0.20                                 $   0.11
                                 ========                                      ========                                 ========
Diluted weighted average
  shares outstanding.........      14,799                          352(6)        15,151                       761(7)      15,912(8)
                                 ========                                      ========                                 ========

---------------
(1) To include historical results of operations for Kizorek for the year ended October 31, 1997. Kizorek's operating costs have been allocated into categories consistent with the Company's statement of operations presentation policies.

(2) Pro forma adjustments exclude the impact of compensation expense for a non-recurring charge under the Kizorek deferred compensation plan associated with the accelerated vesting of benefits resulting from a change in control of the company.

(3) Pro forma adjustments are comprised of the following components: amortization of goodwill resulting from the acquisition of Kizorek (gross cost of $6,772 over 25 years), amortization of capitalized acquisition costs associated with Kizorek ($545 over 25 years) and amortization of customer lists and detective licenses identified in conjunction with the acquisition ($700 over 15 years).

(4) To record interest expense under Kizorek deferred compensation plan ($1,350 at 5.125%).

(5) To recognize the benefit for income taxes on pro forma adjustments and the provision for income taxes on the historical results of Kizorek, which had been previously treated as an S Corporation for income tax purposes. An effective rate of 40% was used to determine the pro forma income tax impact.

(6) These amounts represent the number of Kroll-O'Gara common shares issued to Kizorek shareholders for the purchase of Kizorek. Kizorek does not have any common stock equivalents which would cause further dilution to earnings per share.

(7) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(8) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1997:

                                                                INCOME    SHARES
                                                                ------    ------
Basic earnings per share....................................    $1,758    15,103
Effect of dilutive securities:
  Options...................................................        --       255
  Restricted stock..........................................        --       443
  Warrants..................................................        --        97
  Convertible note payable..................................        --        14
                                                                ------    ------
Diluted earnings per share..................................    $1,758    15,912
                                                                ======    ======

(9) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. In addition, during the fourth quarter of 1997, Kroll-O'Gara changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation and recorded a cumulative effect of change in accounting principle of $360, net of a benefit for income taxes of $240. The pro forma basic and diluted earnings per share impact of the extraordinary item was $0.01 and the pro forma basic and diluted earnings per share impact of the cumulative effect of change in accounting principle was $0.02 for the year ended December 31, 1997.

         KROLL-O'GARA SUPPLEMENTAL AND KIZOREK UNAUDITED PRO FORMA AND
                               BACKGROUND AMERICA
        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          SUPPLEMENTAL
                            SUPPLEMENTAL                   PRO FORMA      KROLL-O'GARA    BACKGROUND    PRO FORMA
                            KROLL-O'GARA    KIZOREK(1)   ADJUSTMENTS(2)     PRO FORMA      AMERICA     ADJUSTMENTS   PRO FORMA
                            -------------   ----------   --------------   -------------   ----------   -----------   ---------
Net sales................     $194,562      $   6,385                       $200,947        $5,028                   $205,975
Cost of sales............      128,123          3,911                        132,034         3,360                    135,394
                              --------      ---------       --------        --------        ------                   --------
    Gross profit.........       66,439          2,474                         68,913         1,668                     70,581
Selling, general and
  administrative
  expenses, including
  amortization...........       42,434          2,411            169(3)       45,014         2,469                     47,483
                              --------      ---------       --------        --------        ------                   --------
    Operating income
      (loss).............       24,005             63           (169)         23,899          (801)                    23,098
Interest expense.........       (3,512)            --            (35)(4)      (3,547)           (9)                    (3,556)
Interest income..........          930             --                            930            76                      1,006
Other income (expense),
  net....................         (133)            --                           (133)           17                       (116)
                              --------      ---------       --------        --------        ------                   --------
  Income (loss) before
    provision (benefit)
    for income taxes.....       21,290             63           (204)         21,149          (717)                    20,432
Provision (benefit) for
  income taxes...........        8,652             --            (57)(5)       8,595            --                      8,595
                              --------      ---------       --------        --------        ------                   --------
    Net income (loss)
      from continuing
      operations.........     $ 12,638      $      63       $   (147)       $ 12,554        $ (717)                  $ 11,837
                              ========      =========       ========        ========        ======                   ========
Basic earnings per share
  from continuing
  operations.............     $   0.71                                      $   0.70                                 $   0.63
                              ========                                      ========                                 ========
Basic weighted average
  shares outstanding.....       17,845                                        17,845                         898(6)    18,743(7)
                              ========                                      ========                                 ========
Diluted earnings per
  share from continuing
  operations.............     $   0.69                                      $   0.68                                 $   0.61
                              ========                                      ========                                 ========
Diluted weighted average
  shares outstanding.....       18,371                                        18,371                         940(6)    19,311(7)
                              ========                                      ========                                 ========

---------------

(1) To include historical results of operations for Kizorek for the six months ended April 30, 1998. Kizorek's operating costs have been allocated into categories consistent with the Company's statement of operations presentation policies. Kizorek's results of operations from July 1, 1998 through September 30, 1998 are included in the consolidated results of operations of Kroll-O'Gara.

(2) Pro forma adjustments exclude the impact of compensation expense for a non-recurring charge under the Kizorek deferred compensation plan associated with the accelerated vesting of benefits resulting from a change in control of the company.

(3) Pro forma adjustments are comprised of the following components: amortization of goodwill resulting from the acquisition of Kizorek (gross cost of $6,772 over 25 years), amortization of capitalized acquisition costs associated with Kizorek ($545 over 25 years) and amortization of customer lists and detective licenses identified in conjunction with the acquisition ($700 over 15 years).

(4) To record interest expense under Kizorek deferred compensation plan ($1,350 at 5.125%).

(5) To recognize the benefit for income taxes on pro forma adjustments and the provision for income taxes on the historical results of Kizorek, which had been previously treated as an S Corporation for income tax purposes. An effective rate of 40% was used to determine the pro forma income tax impact.

(6) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Background America common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the fixed exchange ratio of .2689628 Kroll-O'Gara shares for every outstanding share of Background America common and preferred stock on a weighted average basis.

(7) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1998:

                                                                INCOME     SHARES
                                                                -------    ------
Basic earnings per share....................................    $11,837    18,743
Effect of dilutive securities:
  Options...................................................         --       550
  Warrants..................................................         --        18
                                                                -------    ------
Diluted earnings per share..................................    $11,837    19,311
                                                                =======    ======